Filed pursuant to 424(b)(3)
Registration No. 333-141853

PROSPECTUS SUPPLEMENT NO. 6
TO PROSPECTUS DATED JULY 31, 2007
(as supplemented by Prospectus Supplement No. 1 dated August 21, 2007 and
Prospectus Supplement No. 2 dated September 17, 2007, and
Prospectus Supplement No. 3 dated September 24, 2007,
Prospectus Supplement No. 4 dated October 3, 2007, and
Prospectus Supplement No. 5 dated October 22, 2007)

SMART ONLINE, INC.
8,707,051
SHARES OF COMMON STOCK

This prospectus supplement supplements our prospectus dated July 31, 2007 as previously supplemented, which we generally refer to as the prospectus, relating to the resale of up to 8,707,051 shares of our common stock by the selling security holders named in this prospectus and the person(s) to whom such security holders may transfer their shares. These shares consist of:

·	7,051,136 currently outstanding shares; and

·	1,655,915 shares issuable upon exercise of outstanding warrants held by the selling security holders.

The selling security holders named in this prospectus are offering all of the shares of common stock offered through this prospectus. No shares are being offered by us.

This prospectus supplement should be read in conjunction with, and may not be delivered or utilized without, the prospectus. This prospectus supplement is qualified in its entirety by reference to the prospectus, except to the extent that the information in this prospectus supplement supersedes the information contained in the prospectus.

This prospectus supplement includes the attached Quarterly Report on Form 10-Q for the third quarter of 2007, filed with the Securities and Exchange Commission, or the SEC, on November 14, 2007.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus supplement is November 14, 2007.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-Q

(Mark One)
☒    Quarterly report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the quarterly period ended September 30, 2007

OR

☐    Transition report pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

Commission File Number: 001-32634

SMART ONLINE, INC.
(Exact name of registrant as specified in its charter)

Delaware	95-4439334
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2530 Meridian Parkway, 2nd Floor Durham, North Carolina	27713
(Address of principal executive offices)	(Zip Code)

(919) 765-5000
(Registrant's telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days: Yes☒ No☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-accelerated Filer ☒

Indicate by check mark whether the registrant is a shell company (as defined in rule 12b-2 of the Exchange Act). Yes ☐ No ☒

As of November 12, 2007, there were approximately 18,010,000 shares of the registrant's common stock outstanding.

Smart Online, Inc.

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PART I. FINANCIAL INFORMATION
1. Financial Statements

SMART ONLINE, INC.
CONSOLIDATED BALANCE SHEETS

	September 30, 2007 (unaudited)	December 31, 2006
Assets
CURRENT ASSETS:
Cash and Cash Equivalents	$2,228,027	$326,905
Restricted Cash (See Note 5)	250,000	250,000
Accounts Receivable, Net	964,264	247,618
Current Portion of Note Receivable	50,000	-
Prepaid Expenses	119,109	100,967
Deferred Financing Costs (See Note 5)	414,220	-
Total Current Assets	$4,025,620	$925,490
PROPERTY AND EQUIPMENT, Net	$187,195	$180,360
LONG TERM PORTION OF NOTE RECEIVABLE	230,000	-
INTANGIBLE ASSETS, Net	3,036,419	3,617,477
GOODWILL	2,696,642	2,696,642
OTHER ASSETS	75,311	13,040
TOTAL ASSETS	$10,251,187	$7,433,009
Liabilities and Stockholders' Equity
CURRENT LIABILITIES:
Accounts Payable	$720,845	$850,730
Accrued Registration Rights Penalty	-	465,358
Current Portion of Notes Payable (See Note 6)	3,187,346	2,839,631
Deferred Revenue (See Note 5)	475,099	313,774
Accrued Liabilities (See Note 5)	629,997	301,266
Total Current Liabilities	$5,013,287	$4,770,759

LONG-TERM LIABILITIES:
Long-Term Portion of Notes Payable (See Note 6)	$165,863	$825,000
Deferred Revenue	259,534	11,252
Total Long-Term Liabilities	425,397	836,252
Total Liabilities	$5,438,684	$5,607,011
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Common Stock, $.001 Par Value, 45,000,000 Shares Authorized, Shares Issued and Outstanding:
September 30, 2007 - 18,009,564; December 31, 2006 - 15,379,030	18,009	15,379
Additional Paid-in Capital	66,231,024	59,159,919
Accumulated Deficit	(61,436,530)	(57,349,300)
Total Stockholders' Equity	4,812,503	1,825,998
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$10,251,187	$7,433,009

The accompanying notes are an integral part of these financial statements.

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SMART ONLINE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended		Nine Months Ended
	September	September	September	September
	30, 2007	30, 2006	30, 2007	30, 2006
REVENUES:
Integration Fees	$-	$6,250	$5,000	$182,660
Syndication Fees	15,000	57,352	45,000	183,619
Subscription Fees (See Note 3)	830,660	429,426	2,040,243	1,476,194
Professional Services Fees	378,068	242,177	984,548	601,200
License Fees	200,000	-	480,000	450,000
Other Revenues	5,467	14,001	20,720	54,312
Total Revenues	$1,429,195	$749,206	$3,575,511	$2,947,985

COST OF REVENUES	$168,035	$31,311	$355,942	$212,515

GROSS PROFIT	$1,261,160	$717,895	$3,219,569	$2,735,470

OPERATING EXPENSES:
General and Administrative	1,398,170	1,208,044	3,567,385	4,844,464
Sales and Marketing	635,201	135,027	1,563,653	666,940
Research and Development	636,780	455,997	1,908,644	1,279,198

Total Operating Expenses	$2,670,151	$1,799,068	$7,039,682	$6,790,602

LOSS FROM CONTINUING OPERATIONS	(1,408,991)	(1,081,173)	(3,820,113)	(4,055,132)

OTHER INCOME (EXPENSE):
Interest Expense, Net	(139,124)	(51,746)	(400,910)	(190,802)
Takeback of Investor Relations Shares	-	1,562,500	-	3,125,000
Legal Reserve and Debt Forgiveness, Net	(39,477)	-	(34,877)	144,351
Writeoff of Investment	-	-	-	(25,000)
Other Income	24,866	-	168,672	-

Total Other Income (Expense)	$(153,735)	$1,510,754	(267,115)	3,053,549

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	(1,562,726)	429,581	(4,087,228)	(1,001,583)
DISCONTINUED OPERATIONS
Loss of Operations of Smart CRM, net of tax	-	(2,329,429)	-	(2,525,563)
NET LOSS attributed to common stockholders	$(1,562,726)	(1,899,848)	$(4,087,228)	$(3,527,146)
NET LOSS PER SHARE:
Continuing Operations
Basic and Fully Diluted	$(0.09)	$0.03	$(0.24)	$(0.07)
Discontinued Operations
Basic and Fully Diluted	$-	$(0.15)	$-	$(0.17)
Net Loss Attributed to Common Stockholders
Basic	$(0.09)	(0.13)	(0.24)	(0.23)
Fully Diluted	(0.09)	(0.12)	(0.24)	(0.23)
SHARES USED IN COMPUTING NET LOSS PER SHARE
Basic	17,292,639	15,127,510	17,002,827	15,077,583
Fully Diluted	17,292,639	15,387,110	17,002,827	15,077,583

The accompanying notes are an integral part of these financial statements.

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SMART ONLINE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Nine Months Ended September 30, 2007	Nine Months Ended September 30, 2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(4,087,228)		$(1,001,583)
Adjustments to reconcile Net Loss to Net Cash used in Operating Activities:
Depreciation and Amortization	631,267		530,969
Amortization of Deferred Financing Costs	320,083		-
Takeback of Investor Relation Shares	-		(3,125,000)
Stock Option Related Compensation Expense	574,343		622,442
Writeoff of Investment	-		25,000
Registration Rights Penalty	(320,632)		345,870
Gain on Debt Forgiveness	(215,123)		(144,351)
Changes in Assets and Liabilities:
Accounts Receivable	(716,154)		215,569
Prepaid Expenses	(18,634)		97,074
Other Assets	(32,271)		129
Deferred Revenue	410,179		(309,460)
Accounts Payable	85,290		379,431
Accrued and Other Expenses	329,643		102,402
Net cash from operations of discontinued operations	-		212,199
Net Cash used in Operating Activities	$(3,039,237)		$(2,049,309)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of Furniture and Equipment	(86,549)		(7,362)
Purchase of Tradename	(2,033)		-
Net cash from investing activities of discontinued operations	-		431,076
Net Cash provided by (used in) Investing Activities	$(88,582)		$423,714
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments on Notes Payable	(1,784,272)		(1,460,333)
Debt Borrowings	1,472,850		-
Notes Receivable	(280,000)		-
Advances to Smart CRM	-		(744,918)
Advances from Smart CRM	-		1,308,340
Restricted Cash	-		(102,409)
Issuance of Common Stock	5,748,607		2,522,100
Expenses Related to Form S-1 Filing	(128,244)		-
Net cash from financing activities of discontinued operations	-		(651,364)
Net Cash provided by Financing Activities	$5,028,941		$871,416
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	$1,901,122		$(754,179)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$326,905		$1,427,489
CASH AND CASH EQUIVALENTS OF DISCONTINUED OPERATIONS, BEGINNING OF PERIOD	-		7,477
CASH AND CASH EQUIVALENTS, END OF PERIOD	$2,228,027		$680,787
Supplemental Disclosures:
Cash Paid During the Period for Interest:	$247,400	$	` 154,288
Cash Payment for Interest by Discontinued Operations	-		41,875
Cash Paid for Taxes	-		-
Shares Issued in Settlement of Registration Rights Penalties	144,351		-

The accompanying notes are an integral part of these financial statements.

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Smart Online, Inc.
Consolidated Financial Statements - Unaudited

1.  Summary of Business and Significant Accounting Policies

Description of Business - Smart Online, Inc. (the “Company”) was incorporated in the State of Delaware in 1993. The Company develops and markets Internet-delivered Software-as-a-Service (“SaaS”) software applications and data resources to help start and run small businesses. Subscribers access the Company’s products through the websites of its private label syndication partners, and its portal at www.onebiz.com. Corporate information on the Company can be found at www.smartonline.com.

Basis of Presentation- The accompanying balance sheet as of September 30, 2007 and the statements of operations for the three months and nine months ended September 30, 2007 and 2006 and the statements of cash flows for the nine months ended September 30, 2007 and 2006 are unaudited. The balance sheet as of December 31, 2006 is obtained from the audited financial statements as of that date. The accompanying statements should be read in conjunction with the audited financial statements and related notes, together with management's discussion and analysis of financial position and results of operations, contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2007 (the “2006 Annual Report”).

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). In the opinion of the Company's management, the unaudited statements in this Quarterly Report on Form 10-Q include all normal and recurring adjustments necessary for the fair presentation of the Company's statement of financial position as of September 30, 2007, and its results of operations for the three months and nine months ended September 30, 2007 and September 30, 2006 and the statements of cash flows for the nine months ended September 30, 2007 and 2006. The results for the three months and nine months ended September 30, 2007 are not necessarily indicative of the results to be expected for the fiscal year ending December 31, 2007.

The Company continues to incur development expenses to enhance and expand its products by focusing on establishing its Internet-delivered SaaS applications and data resources. All allocable expenses to establish the technical feasibility of the software have been recorded as research and development expense. The ability of the Company to successfully develop and market its products is dependent upon certain factors, including the timing and success of any new services and products, the progress of research and development efforts, results of operations, the status of competitive services and products, and the timing and success of potential strategic alliances or potential opportunities to acquire technologies or assets.

Significant Accounting Policies - In the opinion of the Company's management, the significant accounting policies used for the three months and nine months ended September 30, 2007 are consistent with those used for the years ended December 31, 2006, 2005 and 2004. Accordingly, please refer to the 2006 Annual Report for our significant accounting policies.

Reclassifications - Certain prior year amounts have been reclassified to conform to current year presentation. These reclassifications had no effect on previously reported net income or shareholders’ equity.

Revenue Recognition - The Company derives revenue from the license of software platforms along with the sale of associated maintenance, consulting, and application development services. The arrangement may include delivery in multiple-element arrangements if the customer purchases a combination of products and/or services. The Company uses the residual method pursuant to American Institute of Certified Public Accountants (“AICPA”) Statement of Position 97-2, Software Revenue Recognition (“SOP 97-2”), as amended. This method allows the Company to recognize revenue for a delivered element when such element has vendor specific objective evidence (“VSOE”) of the fair value of the delivered element. If VSOE cannot be determined or maintained for an element, it could impact revenues as all or a portion of the revenue from the multiple-element arrangement may need to be deferred.

If multiple-element arrangements involve significant development, modification or customization or if it is determined that certain elements are essential to the functionality of other elements within the arrangement, revenue is deferred until all elements necessary to the functionality are provided by the Company to a customer. The determination of whether the arrangement involves significant development, modification or customization could be complex and require the use of judgment by management.

The amount of revenue to be recognized from development and consulting services is typically based on the amount of work performed within a given period. Revenue recognition is typically based on estimates involving total costs to complete and the stage of completion. The assumptions and estimates made to determine the total costs and stage of completion may affect the timing of revenue recognition. Changes in estimates of progress to completion and costs to complete are accounted for as cumulative catch-up adjustments.

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Under SOP 97-2, provided the arrangement does not require significant development, modification or customization, revenue is recognized when all of the following criteria have been met:

1.	persuasive evidence of an arrangement exists
2.	delivery has occurred
3.	the fee is fixed or determinable
4.	collectability is probable

If at the inception of an arrangement, the fee is not fixed or determinable, revenue is deferred until the arrangement fee becomes due and payable. If collectability is deemed not probable, revenue is deferred until payment is received or collection becomes probable, whichever is earlier. The determination of whether fees are collectible requires judgment of management, and the amount and timing of revenue recognition may change if different assessments are made.

Fiscal Year - The Company's fiscal year ends December 31. References to fiscal 2006, for example, refer to the fiscal year ending December 31, 2006.

Use of Estimates - The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions in the Company's financial statements and notes thereto. Significant estimates and assumptions made by management include the determination of the provision for income taxes, the fair market value of stock awards issued and the period over which revenue is generated. Actual results could differ materially from those estimates.

Software Development Costs - The Company has not capitalized any direct or allocated overhead associated with the development of software products prior to general release. Statement of Financial Accounting Standard (“SFAS”) No. 86, Accounting for the Costs of Software to Be Sold, Leased, or Otherwise Marketed, requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on the Company's product development process, technological feasibility is established upon completion of a working model. Costs related to software development incurred between completion of the working model and the point at which the product is ready for general release historically have been insignificant.

Impairment of Long-Lived Assets - Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Advertising Costs - The Company expenses all advertising costs as they are incurred. The amounts charged to sales and marketing expense during the third quarter of 2007 and 2006 were $11,133 and $104, respectively. The amounts charged to sales and marketing expense during the first nine months of 2007 and 2006 were $26,802 and $42,419, respectively. There were no barter advertising expenses for the three months ending September 30, 2007 and September 30, 2006, respectively, and $0 and $37,915 for the nine months ended September 30, 2007 and September 30, 2006, respectively.

Net Loss per Share - Basic loss per share is computed using the weighted-average number of common shares outstanding during the relevant periods. Diluted loss per share is computed using the weighted-average number of common and dilutive common equivalent shares outstanding during the relevant periods. Common equivalent shares consist of redeemable preferred stock, stock options and warrants that are computed using the treasury stock method.

Stock-Based Compensation - In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123 (revised 2004), Share-Based Payment (“SFAS No. 123R”), which replaces SFAS No. 123, Accounting for Stock-Based Compensation (“SFAS No. 123”), and supersedes Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees (“APB No. 25”). SFAS No. 123R requires all share-based payments, including grants of employee stock options and restricted stock, to be recognized in the financial statements based on their fair values. Under SFAS No. 123R, public companies are required to measure the costs of services received in exchange for stock options, restricted stock and similar awards based on the grant date fair value of the awards and recognize this cost in the income statement over the period during which an award recipient is permitted to provide service in exchange for the award. The pro forma disclosures previously permitted under SFAS No. 123 are no longer an alternative to financial statement recognition.

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The Company maintains stock-based compensation arrangements under which employees, consultants and directors may be awarded grants of unrestricted and restricted stock. Effective January 1, 2006, the Company adopted SFAS No. 123R using the Modified Prospective Approach. Under the Modified Prospective Approach, the amount of compensation cost recognized includes: (i) compensation cost for all share-based payments granted prior to, but not yet vested as of, January 1, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS No. 123 and (ii) compensation cost for all share-based payments that will be granted subsequent to January 1, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS No. 123R. Upon adoption, the Company recognizes the stock-based compensation of previously granted share-based awards and new share-based awards under the straight-line method over the requisite service period. Total stock-based compensation expense recognized under SFAS No. 123R was approximately $194,325 and $574,344 for the three months and nine months ended September 30, 2007, respectively. Total stock-based compensation expense recognized under SFAS No. 123R was approximately $173,428 and $622,442 for the three months and nine months ended September 30, 2006, respectively. No stock-based compensation was capitalized in the consolidated financial statements.

The fair value of option grants under the Company's 2004 Equity Compensation Plan (the “2004 Plan”) and other stock options outstanding during the three months and nine months ended September 30, 2007 and September 30, 2006 was estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions:

	Three Months Ended		Nine Months Ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Dividend yield	0.0%	0. 00%	0.0%	0. 00%
Expected volatility	150%	48.6%	150%	150%
Risk free interest rate	4.59%	4.64%	4.59%	4.64%
Expected lives (years)	5	5	5	5

The expected lives of the options represents the estimated period of time until exercise or forfeiture and is based on historical experience of similar awards. Expected volatility is based on the historical volatility of the Company’s common stock over a period of time. The risk free interest rate is based on the published yield available on U.S. treasury issues with an equivalent term remaining equal to the expected life of the option.

Compensation expense is recognized only for option grants expected to vest. The Company estimates forfeitures at the date of grant based on historical experience and future expectation.

The following is a summary of the stock option activity for the nine months ended September 30, 2007:

	Shares	Weighted Average Exercise Price

BALANCE, December 31, 2006	2,360,100	$5.33
Granted	20,000	$2.80
Forfeited	160,800	$4.49
Exercised	20,000	$1.30
BALANCE, September 30, 2007	2,199,300	$5.40

Recently Issued Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in U.S. GAAP, and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements, the FASB having previously concluded in those accounting pronouncements that fair value is a relevant measurement attribute. Accordingly, SFAS No. 157 does not require any new fair value measurements. However, for some entities, the application of SFAS No. 157 will change current practices. SFAS No. 157 is effective for financial statements for fiscal years beginning after November 15, 2007. Earlier application is permitted provided that the reporting entity has not yet issued financial statements for that fiscal year. Management does not believe that the adoption of SFAS No. 157 will have a material impact on the Company's results of operations or financial condition once adopted.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115 (“SFAS No. 159”). SFAS No. 159 provides companies with an option to measure, at specified election dates, many financial instruments and certain other items at fair value that are not currently measured at fair value. A company that adopts SFAS No. 159 will report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. SFAS No. 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. Management does not believe that the adoption of SFAS No. 159 will have a material impact on the Company's results of operations or financial condition once adopted.

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2. PRESENTATION OF SUBSIDIARIES

As more fully detailed in the 2006 Annual Report, the Company completed two acquisitions in October 2005. On October 4, 2005, the Company purchased substantially all of the assets of Computility, Inc. (“Computility”). In consideration for the purchased assets, the Company issued the seller 484,213 shares of the Company's common stock and assumed certain liabilities of Computility totaling approximately $1.9 million.  The shares were valued at $7.30 per share, which was the median trading price on the acquisition date. The total purchase price, including liabilities assumed, was approximately $5.8 million including approximately $228,000 of acquisition fees. The Company operated this business under the name Smart CRM, Inc. (d/b/a Computility) (“Smart CRM”).

On October 18, 2005, the Company completed its purchase of all of the capital stock of iMart Incorporated (“iMart”), a Michigan based company providing multi-channel electronic commerce systems. The Company issued 205,767 shares of its common stock to iMart's stockholders and agreed to pay iMart's stockholders approximately $3,462,000 in cash installments. This cash amount was payable in four equal payments of $432,866 on the first business day of each of January 2006, April 2006, July 2006 and October 2006. The final installment payment of approximately $1.7 million was payable in January 2007. As of January 2007, the entire purchase price was paid in full. The shares were valued at $8.825 per share, which was the median trading price on the acquisition date. The total purchase price for all of the outstanding iMart shares was approximately $5.3 million including approximately $339,000 of acquisition fees. The Company operates this subsidiary as Smart Commerce, Inc. (d/b/a iMart) (“Smart Commerce”).

Upon the Company's successful integration of the sales force automation and customer relationship management (“SFA/CRM”) application into its OneBizSM platform, management deemed the remaining operations of Smart CRM, specifically consulting and network management, to be non-strategic to ongoing operations. On September 29, 2006, the Company, Smart CRM and Alliance Technologies, Inc. ("Alliance") executed and delivered an Asset Purchase Agreement pursuant to which Alliance acquired substantially all of the assets of Smart CRM. In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company has reported the operating results for Smart CRM as discontinued operations. For the three months and nine months ended September 30, 2006, the revenues associated with the discontinued operations were $462,468 and $1,497,002, respectively. For the three months and nine months ended September 30, 2006, the net losses associated with the discontinued operations were $(2,329,429) and $(2,525,563), respectively. Because the sale had been completed in 2006, the 2007 periods contain no results of discontinued operations.

3. SUBSCRIPTION REVENUE

Effective January 1, 2007, a major customer executed a letter of clarification which more clearly defined the roles and responsibilities of each party. Individual Business Owners (“IBOs”) associated with this customer are provided e-commerce, domain name and email services. In exchange for marketing these services to its IBOs, the customer is paid a marketing fee. At the inception of the business relationship, it was agreed that the customer would collect the gross service fee from the IBOs, and the customer would retain its marketing fee and remit the net remaining cash to the Company. Because the roles and responsibilities of each party were vaguely defined in the past, revenue was recorded only on the net cash received. Following the execution of the letter of clarification and in accordance with Emerging Issues Task Force (“EITF”) 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent, this revenue is now recorded as the gross amount paid by the IBO and a sales and marketing expense is recorded for the marketing services rendered by the customer. Ultimately, the effect on net income is nil; however, subscription revenue and sales and marketing expense are effectively and appropriately grossed up. Because the new accounting method was triggered by a clarification to the existing agreement and not by a change from one accepted accounting method to another, the 2006 subscription revenue was not retroactively adjusted as would be required by SFAS No. 154, Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3. For the three months and nine months ended September 30, 2007, this accounting method resulted in approximately $203,000 and $691,000, respectively, of additional subscription revenue and a corresponding charge to sales and marketing expense.

4.   INDUSTRY SEGMENT INFORMATION

SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information (“SFAS No. 131”), establishes standards for the way in which public companies disclose certain information about operating segments in their financial reports. Consistent with SFAS No. 131, the Company has defined two reportable segments, described below, based on factors such as geography, how the Company manages its operations and how its chief operating decision maker views results.

Smart Commerce revenue is generally composed of subscription fees, professional services fees and licensing fees related to domain name subscriptions, e-commerce or networking consulting or networking maintenance agreements.

The Smart Online segment generates revenue from the development and distribution of internet-delivered SaaS small business applications through a variety of subscription, licensing, integration and syndication channels.

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The Company includes costs such as corporate general and administrative expenses and share-based compensation expenses that are not allocated to specific segments in the Smart Online segment, which includes the parent or corporate segment.

The following table shows the Company's financial results by reportable segment for the three months ended September 30, 2007:

	Smart Online, Inc.	Smart Commerce, Inc.	Consolidated
REVENUES:
Syndication Fees	15,000	-	15,000
Subscription Fees	13,892	816,768	830,660
Professional Services Fees	-	378,068	378,068
License Fees	-	200,000	200,000
Other Revenues	1,117	4,350	5,467
Total Revenues	$30,009	$1,399,186	$1,429,195

COST OF REVENUES	$60,748	$107,287	$168,035

OPERATING EXPENSES	$1,756,889	$913,262	$2,670,151

OPERATING INCOME (LOSS)	$(1,787,628)	$378,637	$(1,408,991)

OTHER INCOME (EXPENSE)	$(126,424)	$(27,311)	$(153,735)

NET INCOME/(LOSS) BEFORE INCOME TAXES	$(1,914,052)	$351,326	$(1,562,726)

TOTAL ASSETS	$6,564,696	$3,686,492	$10,251,187

The following table shows the Company's financial results by reportable segment for the nine months ended September 30, 2007:

	Smart Online, Inc.	Smart Commerce, Inc.	Consolidated
REVENUES:
Integration Fees	$5,000	$-	$5,000
Syndication Fees	45,000	-	45,000
Subscription Fees	41,426	1,998,817	2,040,243
Professional Services Fees	-	984,548	984,548
License Fees	280,000	200,000	480,000
Other Revenues	6,802	13,918	20,720
Total Revenues	$378,228	$3,197,283	$3,575,511

COST OF REVENUES	$109,522	$246,420	$355,942

OPERATING EXPENSES	$4,743,036	$2,296,646	$7,039,682

OPERATING INCOME (LOSS)	$(4,474,330)	$654,217	$(3,820,113)

OTHER INCOME (EXPENSE)	$(168,106)	$(99,009)	$(267,115)

NET INCOME/(LOSS) BEFORE INCOME TAXES	$(4,642,436)	$555,208	$(4,087,228)

TOTAL ASSETS	$6,564,696	$3,686,492	$10,251,187

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5.   ASSETS & LIABILITIES

Accounts Receivable, Net

The Company evaluates the need for an allowance for doubtful accounts based on specifically identified amounts that management believes to be uncollectible. Management also records an additional allowance based on management's assessment of the general financial conditions affecting its customer base. If actual collections experience changes, revisions to the allowance may be required. Based on these criteria, management has recorded an allowance for doubtful accounts of approximately $65,000 and $65,000 as of September 30, 2007 and December 31, 2006, respectively.

Restricted Cash

Under the terms of a promissory note between Smart Commerce and Fifth Third Bank, $250,000 on deposit at Fifth Third Bank serves as loan collateral and is restricted. Such restricted cash is scheduled to be released from the restrictions in three equal installments of approximately $83,000, on June 30, 2007, December 31, 2007 and June 30, 2008, if the Company meets certain debt covenants regarding operating metrics for Smart Commerce. Those operating metrics relate to Smart Commerce’s actual results of operations as compared to certain projections provided to Fifth Third Bank at the inception of the loan. The metrics for the June 30, 2007 release were not met, and therefore, no cash has yet been released.

Deferred Financing Costs

In order to secure a modification to a line of credit with Wachovia Bank, NA (“Wachovia”) (see Note 6 - Notes Payable), Atlas Capital, S.A. (“Atlas”) provided the Company with a modified letter of credit. In exchange for the modified letter of credit, the Company issued Atlas a warrant to purchase 444,444 shares of common stock at $2.70 per share (see Note 7 - Stockholders' Equity). The fair value of that warrant was $734,303 as measured using the Black-Scholes option-pricing model at the time the warrant was issued. Such amount was recorded as deferred financing costs and is being amortized to interest expense in the amount of $37,657 per month over the remaining period of the modified line of credit, which is scheduled to expire in August 2008. As of September 30, 2007, the deferred financing costs that will be amortized to interest expense over the next twelve months, or $414,220, were classified as current assets.

Accrued Liabilities

At December 31, 2006, the Company had accrued liabilities totaling $301,266. This amount consisted primarily of $107,333 of liability accrued related to the development of the Company’s custom accounting application, $56,997 related to its internal investigation conducted during 2006 and $25,000 accrued liability related to a lawsuit against the Company for legal fees incurred by an independent director in connection with the suspension of trading of the Company’s securities. At September 30, 2007, total accrued liabilities increased to $629,997. This amount reflects the addition of $300,000 of additional accrued liability as a reserve for the current litigation involving the Company.

Deferred Revenue

At December 31, 2006, deferred revenue consisted of the short-term and long-term portion of cash received related to one or two year subscriptions for domain names and/or email accounts. At September 30, 2007, deferred revenue consisted of the same domain name and e-mail types of deferred revenue in the amount of $254,633. In addition, at September 30, 2007, the Company had deferred $480,000 of perpetual licensing revenue related to two customers that did not meet all the criteria of SOP 97-2. Such deferred revenue will be recognized as cash is received or collectability becomes probable.

6. NOTES PAYABLE

As of September 30, 2007, the Company had notes payable totaling $3,353,209. The detail of these notes is as follows:

Note Description	Short-Term Portion	Long-Term Portion	TOTAL	Maturity	Rate
Wachovia Credit Line	$2,052,000	-	$2,052,000	Aug `08	Libor + 0.9%
Fifth Third Loan	$900,000	150,000	1,050,000	Nov `08	Prime + 1.5%
Ailco Financial	6,987	15,863	22,850	June ‘10	18%
Acquisition Fee (iMart)	209,177	-	209,177	Oct ‘07	8%
Acquisition Fee (Computility)	19,182	-	19,182	Mar ‘07	8%
TOTAL	$3,187,346	$165,863	$3,353,209

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On January 24, 2007, the Company entered into an amendment to its line of credit with Wachovia. The amendment resulted in an increase in the line of credit from $1.3 million to $2.5 million. The pay-off date for the line of credit was also extended from August 1, 2007 to August 1, 2008. Interest accrues on the unpaid principal balance at the LIBOR Market Index Rate plus 0.9%. The line of credit is secured by the Company's deposit account at Wachovia and an irrevocable standby letter of credit in the amount of $2,500,000 issued by HSBC Private Bank (Suisse) S.A. with Atlas as account party. As of September 30, 2007, the Company has drawn down approximately $2.1 million on the line of credit.

7. STOCKHOLDERS' EQUITY

Common Stock and Warrants

During the nine months ended September 30, 2007, a total of 159,500 shares of restricted stock were issued. A total of 55,000 shares of restricted stock were issued to the Company’s independent directors in accordance with the Company’s board compensation policy. The restrictions on such shares lapse with respect to the number of shares equal to 25% of the total securities issued over the subsequent four quarters provided that the director remains on the Board of Directors at the time each quarter commences. A total of 25,000 shares of restricted stock were issued to the newly appointed Chief Operating Officer, with the restrictions on such shares lapsing with respect to the number of shares equal to 12.5% of the total securities issued over the subsequent eight quarters, provided that at the time each quarter commences, the officer is still employed as an officer of Company. Finally, a total of 79,500 shares of restricted stock were issued to various employees, one of whom is an officer. Restrictions lapse as to one-third of these shares upon grant, with restrictions lapsing on the remaining shares over the next two years provided the respective employee remains employed by the Company.

In a transaction that closed on February 21, 2007, the Company sold an aggregate of 2,352,941 shares of its common stock to two new investors (the “Investors”). The private placement shares were sold at $2.55 per share pursuant to a Securities Purchase Agreement (the “SPA”) between the Company and each of the Investors. The aggregate gross proceeds to the Company were $6 million, and the Company has incurred issuance costs of approximately $637,000 as of September 30, 2007. Under the SPA, the Company issued the Investors warrants for the purchase of an aggregate of 1,176,471 shares of common stock at an exercise price of $3.00 per share. These warrants contain a provision for cashless exercise and must be exercised, if at all, by February 21, 2010.

The Company and each of the Investors also entered into a Registration Rights Agreement (the “Investor RRA”) whereby the Company had an obligation to register the shares for resale by the Investors by filing a registration statement within 30 days of the closing of the private placement, and to have the registration statement declared effective 60 days after actual filing, or 90 days after actual filing if the SEC reviewed the registration statement. If a registration statement was not timely filed or declared effective by the date set forth in the Investor RRA, the Company would have been obligated to pay a cash penalty of 1% of the purchase price on the day after the filing or declaration of effectiveness was due, and 0.5% of the purchase price per every 30-day period thereafter, to be prorated for partial periods, until the Company fulfilled these obligations. Under no circumstances could the aggregate penalty for late registration or effectiveness exceed 10% of the aggregate purchase price. Under the terms of the Investor RRA, the Company could not offer for sale or sell any securities until May 22, 2007, subject to certain limited exceptions, unless, in the opinion of the Company's counsel, such offer or sale did not jeopardize the availability of exemptions from the registration and qualification requirements under applicable securities laws with respect to this placement. On March 28, 2007, the Company entered into an amendment to the Investor RRA with each Investor to extend the registration filing obligation date by an additional eleven calendar days. On April 3, 2007, the Company filed the registration statement within the extended filing obligation period, thereby avoiding the first potential penalty. Effective July 2, 2007, the Company entered into another amendment to the Investor RRA to extend the registration effectiveness obligation date to July 31, 2007. On July 31, 2007, the SEC declared the registration statement effective. Accordingly, the Company met all of its requirements under the amended Investor RRA and no penalties were incurred.

As part of the commission paid to Canaccord Adams Inc. (“CA”), the Company's placement agent in the transaction described above, CA was issued a warrant to purchase 35,000 shares of the Company's common stock at an exercise price of $2.55 per share. This warrant contains a provision for cashless exercise and must be exercised by February 21, 2012. CA and the Company also entered into a Registration Rights Agreement (the “CA RRA”). Under the CA RRA, the shares issuable upon exercise of the warrant were required to be included on the same registration statement the Company was obligated to file under the Investor RRA described above, but CA was not entitled to any penalties for late registration or effectiveness.

As incentive to modify a letter of credit relating to the Wachovia line of credit (see Note 6 - Notes Payable), the Company entered into a Stock Purchase Warrant and Agreement (the “Warrant Agreement”) with Atlas on January 15, 2007. Under the terms of the Warrant Agreement, Atlas received a warrant to purchase up to 444,444 shares of the Company's common stock at $2.70 per share at the termination of the line of credit or if the Company is in default under the terms of the line of credit with Wachovia. If the warrant is exercised in full, it will result in gross proceeds to the Company of approximately $1,200,000.

On March 29, 2007, the Company issued 55,666 shares of its common stock to certain investors as registration penalties for its failure to timely file a registration statement covering shares owned by those investors as required pursuant to amendments to registration rights agreements between such investors and the Company.  On July 20, 2007, the Company issued 27,427 additional shares as registration penalties to certain investors who did not enter into amendments to certain registration rights agreements.

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On July 30, 2007, certain of the Company’s affiliates entered into lock-up agreements covering a portion of their shares (the “Lock-Up Agreements”). These agreements restrict the sale of 1,296,623 shares of the Company’s common stock. Under the terms of these Lock-Up Agreements, these affiliates cannot sell, pledge, grant or otherwise transfer the shares subject to the agreement for one year following July 31, 2007. After one year, 2.5% of these shares per quarter are released from these restrictions on a pro rata basis among these affiliates. All remaining shares will be released from the Lock-Up Agreements on July 31, 2009. These Lock-Up Agreements will otherwise terminate at the following times: (A) if the Registration Statement on Form S-1 filed by the Company and declared effective on July 31, 2007 (the “Registration Statement”) is terminated, the earlier of (i) the date of termination if no shares were sold, or (ii) the date any proceeds received from public investors are placed in the mail for return; (B) the date the Company’s common stock is listed on a national securities exchange, or (C) 30 days following the date the persons signing these Lock-Up Agreements are no longer affiliates.

Equity Compensation Plans

On April 11, 2007, the Company entered into a stock option agreement for the purchase of up to 20,000 shares of the Company’s common stock at an exercise price of $2.80 per share with an independent director. Under the terms of the option agreement, this option vests in equal quarterly increments on February 16, 2007, May 16, 2007, August 16, 2007, and November 16, 2007 if this director is serving as a member of the Company’s Board of Directors on such dates. These dates were selected so that all shares will have vested by the first anniversary of this director’s appointment to the Board. In the event of a change of control or reorganization of the Company (both as defined in the option agreement), the option vests as to all shares on the date of such event.

In June 2007, the Company limited the issuance of shares of its common stock reserved under the 2004 Plan to awards of restricted or unrestricted stock. Also in June 2007, the non-interested members of the Company’s Board of Directors approved an offer for certain holders of outstanding options with an exercise price of $2.50 per share or greater, including such options held by the Company’s named executive officers and directors, to exchange the outstanding options for a certain number of shares of restricted stock. In this offer, the Company intends to divide the outstanding options into classes based on the exercise price and the remaining expected life of the option and to use the Black-Scholes option-pricing model in its determination of the exchange ratios for the several classes of eligible options. The Company targets using exchange ratios such that the eligible options surrendered for cancellation would exceed the number of shares of restricted stock that would be received in exchange for such options. The exchange offer has not commenced and will not commence until certain actions are taken by the Company, including the filing of a tender offer statement and offer to exchange on Schedule TO with the SEC.

The following table summarizes information about stock options outstanding at September 30, 2007:

				Currently Exercisable
Exercise Price	Number of Shares Outstanding	Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price
From $1.30 to $1.43	575,000	1.3	$1.41	575,000	$1.41
From $2.50 to $3.50	432,500	7.0	$3.34	284,708	$3.44
$5.00	211,600	8	$5.00	196,600	$5.00
$7.00	150,000	8.3	$7.00	50,000	$7.00
From $8.61 to $9.00	570,000	7.9	$8.71	200,700	$8.68
From $9.60 to $9.82	260,200	0.7	$9.82	210,080	$9.82

Dividends

The Company has not paid any cash dividends through September 30, 2007.

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8. MAJOR CUSTOMERS AND CONCENTRATION OF CREDIT RISK

The Company derives a significant portion of its revenues from certain customer relationships. The following is a summary of customers that represent greater than ten percent of total revenues for their respective time periods:

		Three Months Ended September 30, 2007
		Revenues	% of Total Revenues
Customer A	License Fees	$218,330	15%
Customer B	Subscriptions	$425,778	30%
Customer C	Professional Service Fees	$327,937	23%
Others	Various	$457,150	32%
Total		$1,429,19529	100%

		Three Months Ended September 30, 2006
		Revenues	% of Total Revenues
Customer C	Professional Service Fees	$185,935	25%
Customer B	Subscription	$352,553	47%
Others	Various	$210,718	28%
Total		$749,206	100%

		Nine Months Ended September 30, 2007
		Revenues	% of Total Revenues
Customer C	Professional Service Fees	$754,493	21%
Customer B	Subscription	$1,562,319	44%
Others	Various	$1,258,699	35%
Total		$3,575,511	100%

		Nine Months Ended September 30, 2006
		Revenues	% of Total Revenues
Customer B	Professional Services	$848,217	29%
Customer C	Subscription	$1,365,826	46%
Others	Various	$733,942	25%
Total		$2,947,985	100%

As of September 30, 2007, the Company had three customers that accounted for 18%, 19% and 34% of net receivables, respectively. As of September 30, 2006, the Company had three customers that accounted for 11%, 29% and 50% of net receivables, respectively.

9. COMMITMENTS AND CONTINGENCIES

Please refer to Part I, Item 3 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for a description of material legal proceedings, including the proceedings discussed below.

Securities and Exchange Commission Litigation. As previously disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, the SEC temporarily suspended the trading of the Company’s securities on January 17, 2006 and advised the Company that it was conducting a non-public investigation. On September 11, 2007, the Company was informed that Dennis Michael Nouri, its then serving President, Chief Executive Officer, and a director, had been charged in a criminal complaint that alleges federal securities fraud and conspiracy to commit fraud. The Company is not named in the criminal complaint. The U.S. government filed the complaint under seal on August 1, 2007 in the U.S. District Court for the Southern District of New York. Also named as defendants in the criminal complaint are Reeza Eric Nouri, a former manager of the Company, and Ruben Serrano, Anthony Martin, James Doolan, and Alain Lustig, brokers alleged to have participated with the Nouris in the alleged fraud. The criminal complaint alleges that the defendants, directly and indirectly, used manipulative and deceptive devices in violation of Sections 2 and 371 of Title 18 of the U.S. Code, Sections 10(b) and 32 of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), and Rule 10b-5 promulgated under the Exchange Act (“Rule 10b-5”). On November 8, 2007, as part of this on-going action, the U.S. government filed a grand jury indictment against Dennis Michael Nouri, Reeza Nouri, Reuben Serrano and Alain Lustig in the U.S. District Court for the Southern District of New York. The grand jury indictment charges these defendants with conspiracy to commit securities fraud in violation of Sections 78j(b) and 78 ff of Title 17 of the U.S. Code and Rule 10b-5, wire fraud in violation of Sections 1343 and 1346 of Title 18 of the U.S. Code and commercial bribery in violation of Section 1952(a)(3) of Title 18 of the U.S. Code and Sections 180.00 and 180.03 of the New York State Penal Law. Under the grand jury indictment, the U.S. government is seeking forfeiture from these defendants of all property, real and personal, that constitutes or is derived from proceeds traceable to the commission of the alleged securities fraud offenses.

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On September 11, 2007, the SEC filed a civil action against the Company and the defendants named in the criminal complaint in the U.S. District Court for the Southern District of New York. The SEC complaint alleged that the defendants in this civil action, either directly or indirectly, engaged in transactions, acts, practices, and courses of business which constitute violations of Section 17(a) of the Securities Act of 1933, as amended (“the Securities Act”), Section 10(b) of the Exchange Act, and Rule 10b-5. The SEC complaint sought to permanently enjoin each of the civil defendants from committing future violations of the foregoing federal securities laws. The SEC complaint also requested that each of the defendants, excluding the Company, be required to disgorge his ill-gotten gains and pay civil penalties. The SEC complaint further sought an order permanently barring Michael Nouri from serving as an officer or director of a public company. The SEC complaint did not seek any fines or other monetary penalties against the Company. On September 28, 2007, the Company agreed, without admission of any liability, to the entry of a consent judgment against it which permanently enjoins it from further violations of the antifraud provisions of the federal securities laws, specifically Section 17(a) of the Securities Act, Section 10(b) of the Exchange Act, and Rule 10b-5. No fines or other monetary sanctions were levied against the Company. The consent judgment settles the SEC complaint against the Company and was entered by the court on October 2, 2007. The litigation is continuing against the other defendants.

Gooden v. Smart Online, Inc. On October 18, 2007, Robyn L. Gooden filed a purported class action lawsuit in the United States District Court for the Middle District of North Carolina naming the Company, certain of its current and former officers and directors, Maxim Group, LLC, and Jesup & Lamont Securities Corp. as defendants. The lawsuit was filed on behalf of all persons other than the defendants who purchased the Company’s securities from May 2, 2005 through September 28, 2007 and were damaged. The complaint asserts violations of federal securities laws, including violations of Section 10(b) of the Exchange Act and Rule 10b-5. The complaint is based on the matters alleged in the SEC complaint described above and asserts that the defendants participated in a fraudulent scheme to manipulate trading in the Company’s stock, allegedly causing plaintiffs to purchase the stock at an inflated price. The complaint requests certification of the plaintiff as class representative and seeks, among other relief, unspecified compensatory damages, including interest, plus reasonable costs and expenses, including counsel fees and expert fees.

Nouri v. Smart Online, Inc. On October 17, 2007, Henry Nouri, the Company’s former Executive Vice President, filed a civil action against the Company in the General Court of Justice, Superior Court Division, in Orange County, North Carolina. The complaint alleges that the Company had no “cause” to terminate Mr. Nouri’s employment and that it breached Mr. Nouri’s employment agreement by notifying him that his employment was terminated for cause, by failing to itemize the cause for the termination, and by failing to pay him benefits to which he would have been entitled had his employment been terminated without “cause.” The complaint seeks unspecified compensatory damages, including interest, a declaratory judgment that no cause existed for the termination of Mr. Nouri’s employment and that Mr. Nouri is entitled to the benefits provided under his employment agreement for a termination without “cause,” and costs and expenses.

At this time, the Company is not able to determine the likely outcome of the legal matters described above, nor can it estimate its potential financial exposure. The Company’s management has made an initial estimate based upon its knowledge, experience and input from legal counsel, and the Company has accrued approximately $300,000 of additional legal reserves. Such reserves will be adjusted in future periods as more information becomes available.

10. SUBSEQUENT EVENTS

On November 14, 2007, in an initial closing, the Company sold $3.3 million aggregate principal amount of secured subordinated convertible notes due November 14, 2010. In addition, the noteholders have committed to purchase on a pro rata basis up to $5.2 million aggregate principal of secured subordinated notes upon approval and call by the Company’s Board of Directors in future closings. The Company is obligated to pay interest on the notes at an annualized rate of 8% payable in quarterly installments commencing on February 14, 2008. The Company does not have the ability to prepay the notes without approval of at least a majority of the principal amount of the notes then outstanding.

On the earlier of the maturity date of November 14, 2010 or a merger, acquisition, sale of all or substantially all of the Company’s assets or capital stock or similar transaction, each noteholder in its sole discretion shall have the option to:

·	convert the principal then outstanding on its note into shares of the Company’s common stock, or
·	demand immediate repayment in cash of the note, including any accrued and unpaid interest.

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If a noteholder elects to convert its note under these circumstances, the conversion price for notes:

·
issued in the initial closing on November 14, 2007 shall be a 20% premium above the average of the closing bid and asked prices of shares of the Company’s common stock quoted in the Over-The-Counter Market Summary averaged over five trading days prior to November 14, 2007; and

·
issued in any additional closings shall be the lesser of a 20% premium above the average of the closing bid and asked prices of shares of the Company’s common stock quoted in the Over-The-Counter Market Summary (or, if the Company’s shares are traded on the Nasdaq Stock Market or another exchange, the closing price of shares of the Company’s common stock quoted on such exchange) averaged over five trading days prior to the respective additional closing date.

Payment of the notes will be automatically accelerated if the Company enters voluntary or involuntary bankruptcy or insolvency proceedings.

The notes and the common stock into which they may be converted have not been registered under the Securities Act or the securities laws of any other jurisdiction. As a result, offers and sales of the notes were made pursuant to Regulation D of the Securities Act and only made to accredited investors that were the Company’s existing stockholders. The investors include, among others, (i) The Blueline Fund, who originally recommended Philippe Pouponnot, one of the Company’s directors, for appointment to the Company’s Board of Directors, (ii) Atlas Capital, S.A., who originally recommended Shlomo Elia, another one of the Company’s directors, for appointment to the Board of Directors, and (iii) William Furr, who is the father of Thomas Furr, one of the Company’s directors and executive officers.

In addition, if the Company proposes to file a registration statement to register any of its common stock under the Securities Act in connection with the public offering of such securities solely for cash, subject to certain limitations, the Company shall give each noteholder who has converted its notes into common stock the opportunity to include such shares of converted common stock in the registration. The Company has agreed to bear the expenses for any of these registrations, exclusive of any stock transfer taxes, underwriting discounts and commissions.

On November 6, 2007, Canaccord Adams Inc. agreed to waive any rights it held under its January 2007 engagement letter with the Company that it may have with respect to the convertible note offering, including the right to receive any fees in connection with the offering.

2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Information set forth in this Quarterly Report on Form 10-Q contains various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. Forward-looking statements consist of, among other things, trend analyses, statements regarding future events, future financial performance, our plan to build our business and the related expenses, our anticipated growth, trends in our business, the effect of foreign currency exchange rate and interest rate fluctuations on our business, the potential impact of current litigation or any future litigation, the potential availability of tax assets in the future and related matters, and the sufficiency of our capital resources, all of which are based on current expectations, estimates, and forecasts, and the beliefs and assumptions of our management. Words such as “expect,” “anticipate,” “project,” “intend,” “plan,” “estimate,” variations of such words, and similar expressions also are intended to identify such forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Readers are directed to risks and uncertainties identified below, under “Risk Factors” and elsewhere in this report, for factors that may cause actual results to be different than those expressed in these forward-looking statements. Except as required by law, we undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Overview

We develop and market Internet-delivered Software-as-a-Service, or SaaS, software applications and data resources for small businesses. We reach small businesses through (1) syndication arrangements with other companies that private label our software applications through their corporate web sites and (2) our own website at www.onebiz.com. Our syndication relationships provide a cost and time effective way to market our products and services to the small business sector. We also provide solutions to companies developing customized IT applications through the licensing of one of our platforms.

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We currently operate our company in two segments. Those segments are our core operations, or the Smart Online segment, and the operations of our wholly-owned subsidiary Smart Commerce, Inc., or the Smart Commerce segment. The Smart Online segment generates revenues from the development and distribution of Internet-delivered SaaS small business applications through a variety of subscription, licensing, integration and syndication channels. The Smart Commerce segment generally generates revenue from subscription fees, professional services fees, and licensing fees related to domain name subscriptions, e-commerce or networking consulting or networking maintenance agreements. We include costs such as corporate general and administrative expenses and share-based compensation expenses that are not allocated to specific segments in the Smart Online segment.

Sources of Revenue

We derive revenues from the following sources:

·	Subscription fees - monthly fees charged to end-users for access to our SaaS applications.

·	License fees – fees charged for licensing of platforms or applications. Licenses may be perpetual or for a specific term.

·	Integration fees - fees charged to partners to integrate their products into our syndication platform.

·	Syndication fees

o	fees charged to syndication partners to create a customized private-label site.

o	barter revenue derived from syndication agreements with media companies.

·	Professional services fees - fees related to consulting services which complement our other products and applications.

·	Other revenues - revenues generated from non-core activities such as sales of shrink-wrapped products, original equipment manufacturer, or OEM, contracts and miscellaneous other revenues.

Our current primary focus is to target established companies that have both a substantial base of small business customers as well as a recognizable and trusted brand name. We are also seeking to establish partnerships with smaller companies with a specific vertical expertise catering to the small business customer base that we view as more ready to adopt new technologies. Our goal is to enter into partnerships with these companies whereby they private label our products and offer them to their base of small business customers. We believe the combination of the magnitude of their customer bases and their trusted brand names and recognition will help drive our subscription volume. In addition, we are targeting larger or developing enterprises that are developing a customized application delivery system or IT solution that might utilize our platforms as a solution. Such enterprises might wish to use our platform(s) as the framework into which they will integrate their own or other third-party applications, or they might wish to use all or some of our existing applications. Such solutions generally would generate licensing revenue and potentially subscription revenue for us if the customer desires that our applications be made a part of their solution.

Subscription revenues consist of sales of subscriptions directly to end-users, or to others for distribution to end-users, hosting and maintenance fees, and e-commerce website design fees. Subscription sales are made either on a subscription or on a “for fee” basis. Subscriptions, which include access to most of our offerings, are payable in advance on a monthly basis and are typically paid via credit card of the individual end-user or the aggregating entity. We offer new subscribers a limited free use period and notify such free users that we will terminate access it they fail to become paid subscribers within a certain period of time. We expect lower net subscription fees from subscribers at the private label syndication websites of our partners than from our main portal since our syndication agreements require us to share revenue generated from syndication sites with each respective partner. In the first nine months of 2007, 98% of our subscription revenue was generated by our Smart Commerce segment, and the remaining 2% by our Smart Online segment. As of September 30, 2007, we had an aggregate of approximately 13,500 subscribers: approximately 13,100 through our Smart Commerce segment and 400 through our Smart Online segment.

Licensing revenue consists of perpetual or term license agreements for the use of the Smart Online platform, the Smart Commerce platform or any of our applications. Perpetual license revenue is typically recorded in the period the license is sold and meets the requirements of American Institute of Certified Public Accountants Statement of Position 97-2, Software Revenue Recognition, or SOP 97-2; specifically, that there is evidence of an arrangement, the product has been delivered, the fee is fixed and determinable, and collection is reasonably assured. The revenue associated with term licenses is typically recorded over the period of the license. In the first nine months of 2007, 58% of our licensing revenue was generated by our Smart Online segment and 42% by our Smart Commerce segment.

When appropriate, we charge our partners a fee for private-labeling our website in their own customized interface (i.e., in the “look and feel” of our partners' sites). This fee is based on the extent of the modifications required as well as the revenue sharing ratio that has been negotiated between us and our partner. If a fee is charged for the production of the website and the modifications, it is recorded as syndication revenue.

In certain instances, we have integrated products offered by other companies into our products or websites. This integration approach is a means for the integration partner to generate additional traffic to its own website or revenue for its own product while expanding the range of our products and services. Such revenue is recorded as integration revenue. Our integration contracts also provide for us to receive a percentage of revenue generated by our partner. Such revenues have been immaterial during the nine months ended September 30, 2007.

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Both syndication and integration fees are recognized on a monthly basis over the life of the contract, although a significant portion of integration fees is received upfront. Our contracts and support contracts are generally non-cancelable, though customers typically have the right to terminate their contracts for cause if we fail to perform. We generally invoice our paying syndication or integration partners in annual or monthly installments, and typical payment terms provide that they pay us within 30 days of invoice. Invoiced amounts are recorded as accounts receivable and in deferred revenue or revenue depending on whether the appropriate revenue recognition criteria have been met. In general, we collect our billings in advance of the service period. As we shift our focus to increasing subscription revenue, which we deem to have the greatest potential for future revenue growth, we have seen a decrease in syndication and integration revenue through the first nine months of 2007, and we expect this decrease to continue through the remainder of the fiscal year. In the first nine months of 2007, 100% of our syndication and integration revenue was generated by our Smart Online segment.

Professional services fees are fees generated from consulting services. For example, a partner may request that we re-design its website to better accommodate our products or to improve its own website traffic. Such fees are typically billed on a time and material basis and are recognized as revenue when these services are performed and the customer is invoiced. In the nine months of 2007, 100% of our professional services revenue was generated by our Smart Commerce segment.

Other revenues consist primarily of non-core revenue sources such as traditional shrink-wrap software sales and miscellaneous web services. It also includes OEM revenue generated through sales of our applications bundled with products offered by manufacturers such as Dell, Gateway and CompUSA. Revenues from OEM arrangements are reported and paid to us on a quarterly basis. In the first nine months of 2007, 33% of our other revenues were generated by our Smart Online segment and the remaining 67% were generated by our Smart Commerce segment.

Cost of Revenues

Cost of revenues is primarily composed of salaries associated with maintaining and supporting integration and syndication partners and the cost of external hosting facilities associated with maintaining and supporting integration and syndication partners. Historically, we have not capitalized any costs associated with the development of our products and platforms. Statement of Financial Accounting Standards, or SFAS, No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed, or SFAS No. 86, requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on our product development process, technological feasibility is established upon completion of a working model. Costs related to software development incurred between completion of the working model and the point at which the product is ready for general release have been insignificant.

Operating Expenses

In previous years, our efforts primarily focused on basic product development and integration. In the fourth quarter of 2006, we shifted our focus to increasing subscription revenue while concentrating our development efforts on enhancements and customization of our proprietary platforms and applications. In the early part of 2007, we also began to focus on licensing our platform products and applications. As of September 30, 2007, we had 56 employees. Most employees perform multiple functions.

Research and Development. Historically, we have not capitalized any costs associated with the development of our products and platforms. SFAS No. 86 requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Because any such costs that would be capitalized following the establishment of technological feasibility would immediately be written off due to uncertain realizability, all such costs have been recorded as research and development costs and expensed as incurred. Because of our proprietary, scalable and secure multi-user architecture, we are able to provide all customers with a service based on a single version of our application. As a result, we do not have to maintain multiple versions, which enables us to have relatively low research and development expenses as compared to traditional enterprise software business models. We expect that in the future, research and development expenses will increase substantially in absolute dollars, but decrease as a percentage of total revenue, as we hire additional personnel in both segments to enhance and customize our platforms and applications.

Sales and Marketing. Historically, we spent limited funds on marketing, advertising, and public relations. Our business model of partnering with established companies with extensive small business customer bases allows us to leverage the marketing dollars spent by our partners rather than requiring us to incur such costs. We do not conduct any significant direct marketing or advertising programs. Our sales and marketing costs have increased significantly in 2007 due to the addition of several sales personnel. As we begin to grow the number of subscribers to our products, we expect sales and marketing expense to increase due to the percentages of revenue we may be required to pay to partners as marketing fees.

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General and Administrative. General and administrative expenses consist of salaries and related expenses for executive, finance and accounting, legal, human resources, and information technology personnel, professional fees, and other corporate expenses, including facilities costs. We anticipate general and administrative expenses will increase as we add personnel and incur additional professional fees and insurance costs related to the growth of our business and to our operations as a public company. Non-recurring general and administrative expenses increased significantly in 2006 as a result of the suspension of trading of our securities by the Securities and Exchange Commission, or the SEC, the related SEC investigation, and the internal investigation of matters relating to that suspension. Our expenses related to these matters decreased to an immaterial amount in the fourth quarter of 2006 and first half of 2007. Due to legal matters in which we are involved, as more fully described in Part II, Item 1, “Legal Proceedings” of this report, legal fees increased significantly in the third quarter of 2007, and we expect those increased costs to continue through the first half of 2008. We also expect to incur additional material costs in 2007 and 2008 as we take the necessary steps to comply with Section 404 of the Sarbanes-Oxley Act of 2002.

Stock-Based Expenses. Our operating expenses include stock-based expenses related to stock awards, options and warrants issued to employees and non-employees. These charges have been significant and are reflected in our historical financial results. Effective January 1, 2006, we adopted SFAS No. 123 (revised 2004), Share-Based Payment, or SFAS No. 123R, which resulted and will continue to result in material costs on a prospective basis as long as a significant number of options are outstanding. In addition, in June 2007, we limited the issuance of awards under our 2004 Equity Compensation Plan, or the 2004 Plan, to awards of restricted or unrestricted stock and do not anticipate any further stock option awards to be granted under the 2004 Plan.

Critical Accounting Policies and Estimates

Our discussion and analysis of financial condition and results of operations is based upon our consolidated financial statements, which we prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. “Critical accounting policies and estimates” are defined as those most important to the financial statement presentation and that require the most difficult, subjective, or complex judgments. We base our estimates on historical experience and on various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Under different assumptions and/or conditions, actual results of operations may materially differ. We periodically re-evaluate our critical accounting policies and estimates, including those related to revenue recognition, provision for doubtful accounts and sales returns, expected lives of customer relationships, useful lives of intangible assets and property and equipment, provision for income taxes, valuation of deferred tax assets and liabilities, and contingencies and litigation reserves. Management has consistently applied the same critical accounting policies and estimates which are fully described in our Annual Report on Form 10-K for the year ended December 31, 2006.

Effective January 1, 2007, a major customer executed a letter of clarification which more clearly defined the roles and responsibilities of each party. Individual Business Owners, or IBOs, associated with this customer are provided e-commerce, domain name and email services. In exchange for marketing these services to its IBOs, the customer is paid a marketing fee. At the inception of the business relationship, it was agreed that the customer would collect the gross service fee from the IBOs, and the customer would retain its marketing fee and remit the net remaining cash to us. Because the roles and responsibilities of each party were vaguely defined in the past, revenue was recorded only on the net cash received. Following the execution of the letter of clarification and in accordance with Emerging Issues Task Force, or EITF, 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent, this revenue is now recorded as the gross amount paid by the IBO and a sales and marketing expense for the marketing services rendered by the customer. Ultimately, the effect on net income is nil; however, subscription revenue and sales and marketing expense are effectively and appropriately recognized on a gross basis. Because the new accounting method was triggered by a clarification to the existing agreement and not by a change from one accepted accounting method to another, the 2006 subscription revenue was not retroactively adjusted as would be required by SFAS No. 154, Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3, or SFAS No. 154. For the three months and nine months ended September 30, 2007, this accounting method resulted in approximately $203,000 and $691,000, respectively, of additional subscription revenue and a corresponding charge to sales and marketing expense.

We derive revenue from the licensing of software platforms along with the sale of associated maintenance, consulting, and application development services. The arrangement may include delivery in multiple-element arrangements if the customer purchases a combination of products and/or services. We use the residual method pursuant to SOP 97-2. This method allows us to recognize revenue for a delivered element when such element has vendor specific objective evidence, or VSOE, of the fair value of the delivered element. If VSOE cannot be determined or maintained for an element, it could impact revenues as all or a portion of the revenue from the multiple-element arrangement may need to be deferred.

If multiple-element arrangements involve significant development, modification or customization or if it is determined that certain elements are essential to the functionality of other elements within the arrangement, revenue is deferred until all elements necessary to the functionality are provided by us to a customer. The determination of whether the arrangement involves significant development, modification or customization could be complex and require the use of judgment by management.

The amount of revenue to be recognized from development and consulting services is typically based on estimates involving total costs to complete, the stage of completion and the amount of work performed in a given period. The assumptions and estimates made to determine total costs and stage of completion may affect the timing of revenue recognition. Changes in estimates of progress to completion and costs to complete are accounted for as cumulative catch-up adjustments.

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Under SOP 97-2, provided the arrangement does not require significant development, modification or customization, revenue is recognized when all of the following criteria have been met:

1.	persuasive evidence of an arrangement exists
2.	delivery has occurred
3.	the fee is fixed or determinable
4.	collectability is probable

If at the inception of an arrangement, the fee is not fixed or determinable, revenue is deferred until the arrangement fee becomes due and payable. If collectability is deemed not probable, revenue is deferred until payment is received or collection becomes probable, whichever is earlier. The determination of whether fees are collectible requires judgment of management, and the amount and timing of revenue recognition could change if different assessments are made.

We are currently facing legal actions from stockholders as well as a former employee, some of which relate to the charges filed against our former Chief Executive Officer described in Part II, Item 1, “Legal Proceedings” in this report. At this time, we are not able to determine the likely outcome of these legal matters, nor can we estimate our potential financial exposure. Management has made an initial estimate based upon its knowledge, experience and input from legal counsel, and we have accrued approximately $300,000 of additional legal reserves. Such reserves will be adjusted in future periods as more information becomes available.

Overview of Results of Operations for the Three Months Ended September 30, 2007 and September 30, 2006

	Three Months Ended September 30, 2007	Three Months Ended September 30, 2006
REVENUES:
Integration Fees	$-	$6,250
Syndication Fees	15,000	57,352
Subscription Fees	830,660	429,426
Professional Services Fees	378,068	242,177
License Fees	200,000	-
Other Revenues	5,467	14,001
Total Revenues	1,429,195	749,206

COST OF REVENUES	168,035	31,311

GROSS PROFIT	1,261,160	717,895

OPERATING EXPENSES:
General and Administrative	1,398,170	1,208,044
Sales and Marketing	635,201	135,027
Research and Development	636,780	455,997

Total Operating Expenses	2,670,151	1,799,068

LOSS FROM CONTINUING OPERATIONS	(1,408,991)	(1,081,173)

OTHER INCOME (EXPENSE):
Interest Expense, Net	(139,124)	(51,746)
Takeback of Investor Relations Shares	-	1,562,500
Legal Reserve and Debt Forgiveness, Net	(39,477)	-
Other Income	24,866	-

Total Other Income (Expense)	(153,735)	1,510,754
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	(1,562,726)	429,581
DISCONTINUED OPERATIONS
Loss of Operations of Smart CRM, net of tax	-	(2,329,429)
NET LOSS
Net loss attributed to common stockholders	$(1,562,726)	$(1,899,848)
NET LOSS PER SHARE:
Continuing Operations
Basic and Fully Diluted	$(0.09)	0.03
Discontinued Operations
Basic and Fully Diluted	$-	(0.15)
Net Loss Attributed to Common Stockholders
Basic	$(0.09)	(0.13)
Fully Diluted	(0.09)	(0.12)
SHARES USED IN COMPUTING NET LOSS PER SHARE
Basic	17,292,639	15,127,510
Fully Diluted	17,292,639	15,387,110

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The following table shows our consolidated statements of operations data expressed as a percentage of revenue for the periods indicated:

	Three Months Ended September 30, 2007	Three Months Ended September 30, 2006

REVENUES:
Integration Fees	0%	1%
Syndication Fees	1%	8%
Subscription Fees	58%	57%
Professional Services Fees	26%	32%
License Fees	14%	0%
Other Revenues	1%	2%
Total revenues	100%	100%

COST OF REVENUES	12%	4%

GROSS PROFIT	88%	96%

OPERATING EXPENSES:
General and Administrative	98%	161%
Sales and Marketing	44%	18%
Research and Development	45%	61%

Total Operating Expenses	187%	240%

LOSS FROM OPERATIONS	(99)%	(144)%

OTHER INCOME (EXPENSE):
Interest Income (Expense), net	(10)%	(7)%
Other Income	2%	0%
Takeback of Investor Relations Shares	0%	209%
Legal Reserve and Debt Forgiveness, Net	(3)%	0%
DISCONTINUED OPERATIONS
Loss of Operations of Smart CRM, net of tax	0%	(311)%

NET INCOME(LOSS)	(109)%	(254)%

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Overview of Results of Operations of the Three Months Ended September 30, 2007

Total revenues were $1,429,000 for the third quarter of 2007 compared to $749,000 for the third quarter of 2006, representing an increase of $680,000, or 91%. Gross profit increased $543,000, or 76%, to $1,261,000 from $718,000. Operating expenses increased $871,000, or 48%, to $2,670,000 from $1,799,000. Loss from continuing operations grew to $1,409,000 from $1,081,000, an increase of $328,000, or 30%, while net loss from continuing operations grew to $1,563,000 from a gain of $430,000, an increase in loss of $1,993,000. Net loss attributed to common stockholders for the three months ended September 30, 2007 decreased $337,000, or 18%, to $1,563,000 from $1,900,000. The net loss for the third quarter of 2006 included other non-cash income of $1,562,500 related to the takeback of certain investor relations shares. Net loss attributed to common stockholders for the third quarter of 2007 decreased $337,000, or 18%, to $1,563,000 from $1,900,000.

Comparison of the Results of Operations for the Three Months Ended September 30, 2007 and September 30, 2006

Revenues

Total revenues were $1,429,000 for the third quarter of 2007 compared to $749,000 for the third quarter of 2006 representing an increase of $680,000, or 91%. This increase is primarily attributable to increases in revenue from license fees of $200,000, subscription fees of $402,000 and professional services fees of $136,000, which were offset by decreases in integration revenue of $6,000, syndication fees of $42,000 and other revenues of $9,000.

Revenues from license fees increased to $200,000 for the third quarter of 2007 from $0 for the third quarter of 2006 and represented 14% of our consolidated revenue for the third quarter of 2007. This increase is attributable to a $400,000 platform license sale in our Smart Commerce segment in the second quarter of 2007. Such revenue was deferred based on collectability issues. In the third quarter of 2007, we received a payment of $200,000 related to that platform license and the cash received was recognized as revenue in the third quarter of 2007 in accordance with SOP 97-2.

Subscription revenues increased $402,000, or 94%, to $831,000 for the third quarter of 2007 from $429,000 for the third quarter of 2006. This increase was due to approximately $203,000 of additional revenue recorded in the third quarter of 2007 due to our adoption of gross revenue reporting. As discussed above, certain subscription revenues that were recorded net for the third quarter of 2006 were recorded as gross for the third quarter of 2007. Because the new accounting method was triggered by a clarification to an existing agreement and not by a change from one accepted accounting method to another, the 2006 subscription revenues were not retroactively adjusted as would be required by SFAS No. 154. Therefore, subscription revenues for the third quarter of 2007 are not recorded in the same manner as subscription revenues for the third quarter of 2006.  If revenue from this customer had been recognized on a net basis (making it comparable to the third quarter of 2006), subscription revenues for the third quarter of 2007 would have been approximately $628,000, as compared to approximately $429,000 in the same period of 2006, an increase of approximately $199,000, or 46%. The remaining increase was the result of two new customers in our Smart Commerce segment, one of which launched in June 2007 and the other in July 2007.

Revenues from professional services fees, all of which are derived from our Smart Commerce segment, increased $136,000, or 56%, to $378,000 for the third quarter of 2007 from $242,000 for the third quarter of 2006. This increase was attributable to the addition of one new customer as well as additional services being provided to one existing customer.

Integration revenues decreased $6,250, or 100%, to $0 for the third quarter of 2007 as compared to $6,250 for the same period in 2006. The third quarters of 2007 and 2006 also included $0 and $5,000, respectively, of revenue derived from barter transactions. Almost all integration contract revenue was recognized by the end of 2006 and we have entered into no new integration agreements. As we shift our focus to growing subscription and license revenue, we have not sought any new or additional integration partners.

Syndication revenues decreased $42,000, or 74%, to $15,000 for the third quarter of 2007 from $57,000 for the third quarter of 2006. This decrease primarily is due to a change in our strategy regarding syndication fees. In the past, we sought and received syndication fees as part of our contracts with partners to set up private label websites. Currently, as part of our efforts to increase the number of subscribers to our services through these partnerships, we are no longer seeking contracts which include such syndication fees and are focusing on increasing subscription revenues from end subscribers. The $15,000 of recognized syndication revenues in the third quarter of 2007 relates to a monthly hosting fee in the amount of $5,000 from one syndication partner.

Other revenues decreased $9,000, or 64%, to $5,000 for the third quarter of 2007 as compared to $14,000 for the same period in 2006. This revenue is generated from non-core activities such as sales of shrink-wrapped products, OEM contracts and miscellaneous other revenues.

Cost of Revenues

Cost of revenues increased $137,000, or 442%, to $168,000 in the third quarter of 2007 from $31,000 in the third quarter of 2006, primarily as a result of increased hosting costs at our Smart Commerce segment related to hosting for additional customers, which resulted in an increase in cost of revenues of approximately $70,000. There was approximately $65,000 of additional expense incurred in the third quarter of 2007 at the Smart Online segment as compared to the third quarter of 2006 related to the addition of several employees in our call center providing customer service which are categorized as cost of revenues.

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Operating Expenses

Operating expenses increased $871,000, or 48%, to $2,670,000 for the third quarter of 2007 from $1,799,000 during the third quarter of 2006. This increase is primarily due to an increase in general and administrative expenses of approximately $190,000, an increase in research and development expenses of approximately $181,000, and an increase in sales and marketing expense of approximately $500,000.

General and Administrative - General and administrative expenses increased by $190,000, or 16%, to $1,398,000 for the third quarter of 2007 from $1,208,000 for the third quarter of 2006. This increase was primarily due to certain increases in expenses at the Smart Online segment. There was an increase in wages and associated taxes of approximately $73,000 related to the hiring of a new Chief Operating Officer as well as the appointment of an interim Chief Executive Officer. Compensation expense required by SFAS No. 123R increased by $21,000 from the prior period as there have been several grants of restricted stock which had portions vest in the third quarter of 2007. Legal and professional fees increased by approximately $150,000 over the corresponding period in 2006 due to the legal fees incurred in connection with the legal proceedings brought during the third quarter of 2007 against us, our former executive officer and a former employee. Rent for the period increased approximately $16,000 over the preceding period as a result of a rent increase at the North Carolina corporate office and the addition of a sales office in Iowa, which was subsequently closed in September 2007. Board compensation increased by approximately $14,000 due to the addition of independent directors between September 30, 2006 and 2007. Investor relations expense increased approximately $15,000 as we retained consultants to assist with our analysis of returning to a national market and address blue sky issues related to the registration statement we filed in April 2007. These additions were offset by a reduction of approximately $116,000 of registration rights penalties as we successfully filed a registration statement in 2007 terminating such penalties. In the third quarter of 2006, we paid a commission of $55,000 to a related party in connection with the sale of our Smart CRM segment. There was no corresponding charge in 2007. At the Smart Commerce segment, credit card transaction fees increased by approximately $23,000 in the third quarter of 2007 compared to the third quarter of 2006 as we launched several new customer websites which generated revenue along with associated credit card processing fees.

We are currently disputing our insurance carrier's refusal to cover certain legal expenses related to our securities litigation matters. We contend that these legal expenses should be reimbursed by our insurance carrier. Because the outcome of this dispute is unclear, we have expensed all legal costs incurred with respect to the SEC matters and our internal investigation, and we will account for any insurance reimbursement, should there be any, in the period such amounts are reimbursed.

Sales and Marketing - Sales and marketing expense increased to $635,000 in the third quarter of 2007 from $135,000 in the third quarter of 2006, an increase of $500,000, or 370%. As detailed in the Revenues section above, in the Smart Commerce segment, there was approximately $203,000 of additional revenue recorded in the third quarter of 2007 due to our adoption of gross revenue reporting. A corresponding increase in sales and marketing expense of $203,000 was recorded in association with the new gross accounting method. In addition, the two new customers created revenue share expense in the amount of approximately $215,000 for the third quarter of 2007, for which there was no corresponding expense in the third quarter of 2006. At the Smart Online segment, there was an increase in sales and marketing wages of approximately $38,000 as we had expanded our sales force in both our North Carolina and Iowa offices earlier in 2007. The Iowa office was subsequently closed in September of 2007 as part of our internal restructuring. During the second quarter of 2007, a former employee became a sales consultant, which generated consulting expense of approximately $23,000 in the third quarter of 2007 for which there was no corresponding expense in the third quarter of 2006. That consulting contract was terminated in November of 2007.

Research and Development - Research and development expense increased to $637,000 in the third quarter of 2007 from $456,000 in the third quarter of 2006, an increase of approximately $181,000, or 40%. This increase is due primarily to increased wages, payroll taxes and commission expenses from the Smart Online segment of approximately $178,000 as we added research and development personnel. We expect research and development expenses to increase during the last quarter of 2007 as a result of anticipated hiring of additional research and development personnel for both the Smart Online and Smart Commerce segments to enhance and customize our platforms and applications and launch additional private label sites.

Other Income (Expense)

We incurred net interest expense of $139,000 during the third quarter of 2007 compared to $52,000 during the third quarter of 2006, an increase of approximately $87,000, or 169%. Interest expense increased as a direct result of the notes payable to Fifth Third Bank related to the refinance of the debt to the sellers of iMart Incorporated, or iMart. The Fifth Third Bank note was originated in the fourth quarter of 2006, so there was no corresponding interest expense in the third quarter of 2006. The monthly interest on that note has been approximately $11,000 per month but decreases each month as our outstanding principal balance is reduced. Additionally, interest expense of approximately $33,000 was incurred during the third quarter of 2007 on our revolving line of credit with Wachovia Bank, NA, or Wachovia. We earned interest income of $35,000 during the third quarter of 2007 on money market account deposits compared to $3,000 earned for the same period in 2006. The third quarter 2007 interest income increase was attributable to the interest earned on the cash proceeds of the February 2007 private placement described in Note 7, “Stockholders’ Equity,” to the consolidated financial statements in this report.

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We realized a gain of $211,000 during the third quarter of 2007 from negotiated and contractual releases of outstanding liabilities compared to $0 gain from debt forgiveness in the third quarter of 2006. During the third quarter of 2007, we recorded reserves of approximately $300,000 for legal expenses and losses we might incur as a result of the litigation we are facing.

Overview of Results of Operation for the Nine Months Ended September 30, 2007 and 2006

	Nine Months Ended September 30, 2007	Nine Months Ended September 30, 2006
REVENUES:
Integration Fees	$5,000	$182,660
Syndication Fees	45,000	183,619
Subscription Fees	2,040,243	1,476,194
Professional Services Fees	984,548	601,200
License Fees	480,000	450,000
Other Revenues	20,720	54,312
Total Revenues	3,575,511	2,947,985

COST OF REVENUES	355,942	212,515

GROSS PROFIT	3,219,569	2,735,470

OPERATING EXPENSES:
General and Administrative	3,567,385	4,844,464
Sales and Marketing	1,563,653	666,940
Research and Development	1,908,644	1,279,198
Total Operating Expenses	7,039,682	6,790,602

LOSS FROM CONTINUING OPERATIONS	(3,820,113)	(4,055,132)

OTHER INCOME (EXPENSE):
Interest Expense, Net	(400,910)	(190,802)
Gain on Debt Forgiveness	-	144,351
Takeback of Investor Relations Shares	-	3,125,000
Gain (Loss) from Legal Settlements	(34,877)	-
Writeoff of Investment	-	(25,000)
Other Income	168,672	-
Total Other Income (Expense)	(267,115)	3,053,549
NET LOSS FROM CONTINUING OPERATIONS	(4,087,228)	(1,001,583)

DISCONTINUED OPERATIONS
Loss of Operations of Smart CRM, net of tax	-	(2,525,563)
NET LOSS
Net loss attributed to common stockholders	$(4,087,228)	$(3,527,146)
NET LOSS PER SHARE:
Continuing Operations
Basic and Fully Diluted	$(0.24)	(0.07)
Discontinued Operations
Basic and Fully Diluted	$-	(0.17)
Net Loss Attributed to Common Stockholders
Basic	$(0.24)	(0.23)
Fully Diluted	(0.24)	(0.23)
SHARES USED IN COMPUTING NET LOSS PER SHARE
Basic and Fully Diluted	17,002,827	15,077,583

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The following table shows our consolidated statements of operations data expressed as a percentage of revenue for the periods indicated:

	Nine Months Ended September 30, 2007	Nine Months Ended September 30, 2006

REVENUES:
Integration fees	0%	6%
Syndication fees	1%	6%
Subscription fees	57%	50%
Professional services fees	28%	21%
License fees	1%	15%
Other revenues	13%	2%
Total revenues	100%	100%

COST OF REVENUES	10%	7%

GROSS PROFIT	90%	93%

OPERATING EXPENSES:
General and administrative	100%	164%
Sales and marketing	44%	23%
Research and development	53%	43%

Total operating expenses	197%	230%

LOSS FROM OPERATIONS	(107)%	(137)%

OTHER INCOME (EXPENSE):
Interest expense, net	(11)%	(7)%
Other income	5%	0%
Writeoff of investment	0%	(1)%
Takeback of investor relations shares	0%	106%
Loss on legal settlements	(1)%	0%
Gain on debt forgiveness	0%	5%
Total Other Income (Expense)	(7)%	103%
DISCONTINUED OPERATIONS
Loss of Operations of Smart CRM, net of tax	0%	(86)%
NET INCOME (LOSS)	(114)%	(120)%

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Overview of Results of Operations for the Nine Months Ended September 30, 2007

Total revenues were $3,576,000 for the nine months ended September 30, 2007 compared to $2,948,000 for the nine months ended September 30, 2006, representing an increase of $628,000, or 21%. Gross profit increased $485,000, or 18%, to $3,220,000 from $2,735,000. Operating expenses increased $249,000, or 4%, to $7,040,000 from $6,791,000. Loss from continuing operations decreased by $235,000, or 6%, to $3,820,000 from $4,055,000, while net loss from continuing operations grew by $3,085,000, or 303%, to $4,087,000 from $1,002,000. The net loss for the nine months ended September 30, 2006 included other non-cash income of $3,125,000 related to the takeback of certain investor relations shares. Net loss attributable to common stockholders for the nine months ended September 30, 2007 increased $560,000, or 16%, to $4,087,000 from $3,527,000.

Comparison of the Results of Operations for the Nine Months Ended September 30, 2007 and September 30, 2006

Revenues.

Total revenues were $3,576,000 for the nine months ended September 30, 2007 compared to $2,948,000 for the same period of 2006, representing an increase of $628,000, or 21%. This increase is primarily attributable to increases in subscription fees of $564,000, professional services fees of $384,000 and license fees of approximately $30,000, offset by decreases in integration and syndication fees of approximately $316,000 and other revenues of approximately $34,000.

Revenues from license fees increased by $30,000, or 7%, to $480,000 for the nine months ended September 30, 2007 from $450,000 for the same period of 2006, representing 13% of our consolidated revenue for the first three quarters of 2007. This increase is attributable to there being one $280,000 platform license sale from the Smart Online segment in the first nine months of 2007 and one $200,000 sale in the Smart Commerce segment, as compared to one $450,000 license sale in the Smart Commerce segment for the same period in 2006.

Subscription revenues increased approximately $564,000, or 16%, to $2,040,000 for the nine months ended September 30, 2007 from $1,476,000 for the nine months ended September 30, 2006. This increase was due to approximately $691,000 of additional revenue recorded in the nine months ended September 30, 2007 due to our adoption of gross revenue reporting. As discussed above, certain subscription revenues recorded on a net basis for the nine months ended September 30, 2006 were recorded on a gross basis for the nine months ended September 30, 2007. Because the new accounting method was triggered by a clarification to an existing agreement and not by a change from one accepted accounting method to another, the 2006 subscription revenues were not retroactively adjusted as would be required by SFAS No. 154. Therefore, subscription revenues for the nine months ended September 30, 2007 are not recorded in the same manner as subscription revenues for the nine months ended September 30, 2006. If revenue from this customer had been recognized on a net basis (making it comparable to the nine months ended September 30, 2006), subscription revenues for the nine months ended September 30, 2007 would have been approximately $1,350,000 as compared to approximately $1,476,000 in the same period of 2006. This net decrease of approximately $126,000 primarily resulted from a decrease in the number of subscribers resulting from the 2006 restructuring of a major customer of the Smart Commerce segment, which lowered gross revenue by approximately $493,000. This decrease was partially offset by the addition of two new customers in the Smart Commerce segment that generated an additional $367,000 of gross revenue.

Revenues from professional services fees, all of which are derived from our Smart Commerce segment, increased to $985,000 for the nine months ended September 30, 2007 from $601,000 for the nine months ended September 30, 2006. This increase of $384,000, or 64%, was attributable to the addition of one new customer as well as additional services being provided to one existing customer.

Integration revenues decreased $178,000, or 97%, to $5,000 for the nine months ended September 30, 2007 as compared to $183,000 for the same period in 2006. The 2007 and 2006 periods also included $0 and $5,000 of revenue derived from barter transactions, respectively. Almost all integration contract revenue was recognized by the end of 2006 and we have entered into no new integration agreements. As we shift our focus to growing subscription revenue, we have not sought any new or additional integration partners.

Syndication revenues decreased $139,000, or 76%, to $45,000 for the nine months ended September 30, 2007 as compared to $184,000 for the same period in 2006. This decrease primarily is due to a change in our strategy regarding syndication fees. In the past, we sought and received syndication fees as part of our contracts with partners to set up private label websites. Currently, as part of our efforts to increase the number of subscribers to our services through these partnerships, we are no longer seeking contracts which include such revenues and are focusing on increasing subscription revenues. The $45,000 of recognized syndication revenues in the nine months ended September 30, 2007 relates to a monthly hosting fee in the amount of $5,000 from one syndication partner.

Other revenues totaled approximately $21,000 for the nine months ended September 30, 2007 as compared to $54,000 for the comparable period in 2006. Other revenues relate primarily to smaller OEM contracts and other miscellaneous revenues. These are non-core and non-recurring sources of revenue. The decrease is primarily related to decreased sales of remnant shrink wrap products.

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Cost of Revenues

Cost of revenues increased $143,000, or 67%, to $356,000 in the nine months ended September 30, 2007, from $213,000 in the comparable period in 2006, primarily as a result of increased hosting costs at our Smart Commerce segment related to hosting for additional customers, which resulted in an increase in cost of revenues of approximately $75,000. There was approximately $66,000 of additional expense incurred in the nine months ended September 30, 2007 at the Smart Online segment as compared to the same period of 2006 related to the addition of several employees in our call center providing customer service which are categorized as cost of revenues.

Operating Expenses

Operating expenses increased $249,000, or 4%, to $7,040,000 for the nine months ended September 30, 2007 from $6,791,000 for the nine months ended September 30, 2006. This increase is primarily due to an increase in sales and marketing expenses of approximately $897,000 and an increase in research and development expenses of approximately $630,000, offset by a decrease in general and administrative expenses of approximately $1,277,000.

General and Administrative - General and administrative expenses decreased by $1,277,000, or 26%, to $3,567,000 for the nine months ended September 30, 2007 from $4,844,000 in the same period of 2006. This decrease is primarily due to a reduction of $719,000 in legal fees as the nine months ended September 30, 2006 included legal expense related to the SEC’s suspension of trading of our securities and our own internal investigation. Those 2006 legal fees of approximately $900,000 were partially offset by an increase in legal fees of approximately $200,000 incurred in the third quarter of 2007 related to legal actions against us and a former executive officer and a former employee. Compensation expense required by SFAS No. 123R decreased $48,000 from the prior period. This decrease was primarily due to minimal option grants from the nine months ended September 30, 2006 through the end of the nine months ended September 30, 2007, and because the number of expirations exceeded the grants. This decrease was offset by an increase in such expense as a result of the lapse of a portion of the restrictions for several grants of restricted shares in 2007. Registration rights penalties decreased $323,000 as certain stockholders settled claims for registration penalties in the nine months ended September 30, 2007, and no additional penalties were accrued for those individuals. In addition, our filing of a resale registration statement enabled us to avoid similar registration rights penalties in 2007 as compared to those incurred during prior years. Accounting expense was reduced by approximately $151,000 in the first nine months of 2007 as compared to the same period in 2006 primarily through the hiring of a full-time Chief Financial Officer and the elimination of using outside firms to provide those services. In addition, the 2006 period contains additional audit fees incurred as we engaged new independent accountants following the resignation of our previous independent accountants.

We are currently disputing our insurance carrier's refusal to cover certain legal expenses related to our securities litigation matters. We contend that these legal expenses should be reimbursed by our insurance carrier. Because the outcome of this dispute is unclear, we have expensed all legal costs incurred with respect to the SEC matters and our own internal investigation, and we will account for any insurance reimbursement, should there be any, in the period such amounts are reimbursed.

Sales and Marketing - Sales and marketing expense was $1,564,000 for the nine months ended September 30, 2007, up from $667,000 in the nine months ended September 30, 2006, an increase of $897,000, or 134%.  As detailed in the Revenues section above, due to our adoption of gross revenue reporting for the nine months ended September 30, 2007, we recorded approximately $691,000 of additional revenue and an equivalent increase in sales and marketing expense. In addition, two new customers at the Smart Commerce segment resulted in revenue share expense of approximately $227,000, for which there was no corresponding charge for the nine months ended September 2006. The expansion of the Smart Online segment’s sales and marketing offices in North Carolina and Iowa resulted in additional wages for the nine months ended September 30, 2007 of approximately $89,000 as compared to the corresponding period of 2006. Our Iowa office was closed in September 2007 as part of our internal restructuring. These increases were offset by several decreases in sales and marketing expense in the Smart Online segment, including a $38,000 reduction in barter advertising expense and a $75,000 decrease in revenue share expense, as we paid our partners a fee in the nine months ended September 30, 2006 for a syndication contract and had no similar expense in the nine months ended September 30, 2007.

Generally, we expect we will need to increase sales and marketing expenses before we can substantially increase our revenue from sales of subscriptions. We increased investment in sales and marketing by increasing the number of direct sales personnel and increasing penetration within our existing customer base, expanding our domestic selling and marketing activities, attempting to build brand awareness and participating in additional marketing programs, and we are planning to continue to increase these investments.

Research and Development - Research and development expense increased to $1,909,000 in the nine months ended September 30, 2007 from $1,279,000 in the nine months ended September 30, 2006, an increase of approximately $630,000, or 49%. This increase is due to several factors in the Smart Online segment, including increases of $227,000 in consulting expense for our accounting application and an increase of $275,000 for wages for additional staffing. In addition, at our Smart Commerce segment, our research and development wages increased by approximately $80,000 and our consulting expense increased by approximately $47,000 related to additional staff and support required to accommodate our new customers.

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Other Income (Expense)

We incurred net interest expense of $401,000 during the nine months ended September 30, 2007 compared to $191,000 during the nine months ended September 30, 2006. Interest expense increased as a direct result of approximately $320,000 of interest expense related to the amortization of deferred financing costs of the warrants issued to Atlas Capital, S.A., or Atlas. Additionally, interest expense of approximately $92,000 was incurred on our revolving line of credit with Wachovia and $150,000 of interest expense was incurred related to the Smart Commerce loan with Fifth Third Bank during the nine months ended September 30, 2007. Interest income for our Smart Online segment totaling $115,000 was earned on money market account deposits compared to $5,000 earned for the same period in 2006. The first nine months of 2007 interest income increase was attributable to the interest earned on the cash proceeds of the February 2007 private placement described in Note 7, “Stockholders’ Equity,” to the consolidated financial statements in this report.

We realized a gain of $215,000 during the nine months ended September 30, 2007 from negotiated and contractual releases of outstanding liabilities as compared to $144,000 in the nine months ended September 30, 2006. During 2007, we recorded reserves of approximately $300,000 for legal expenses and losses we might incur as a result of litigation we are facing.

One of the assets purchased as part of our acquisition of iMart was a $25,000 investment in a privately held company that was a customer of iMart's. Management determined that it is likely that such investment is currently worthless, so the entire $25,000 investment along with approximately $65,000 of the accounts receivable due from that customer was written off in the nine months ended September 30, 2006. We did not have similar expenses in the nine months ended September 30, 2007. This accounts for $90,000 decrease in other expenses.

Provision for Income Taxes

We have not recorded a provision for income tax expense because we have been generating net losses. Furthermore, we have not recorded an income tax benefit for the third quarter of 2007 primarily due to continued substantial uncertainty regarding our ability to realize our deferred tax assets. Based upon available objective evidence, there has been sufficient uncertainty regarding the ability to realize our deferred tax assets, which warrants a full valuation allowance in our financial statements. We have approximately $35,000,000 in net operating loss carryforwards, which may be utilized to offset future taxable income.

Liquidity and Capital Resources

At September 30, 2007, our principal sources of liquidity were unrestricted cash and cash equivalents totaling $2,228,000 and accounts receivable of $964,000. As of November 12, 2007, our principal sources of liquidity were cash and cash equivalents totaling approximately $1,300,000 and accounts receivable of approximately $821,000.  However, $250,000 of our cash is restricted under the loan agreement with Fifth Third Bank as described below. As of September 30, 2007, we have drawn approximately $2.1 million of our $2.5 million line of credit with Wachovia, leaving approximately $400,000 available for our operations.

At September 30, 2007, we had a working capital deficit of approximately $1.0 million, however the proceeds raised through the secured subordinated convertible notes sold on November 14, 2007 results in approximately $1.7 million of working capital as of November 12, 2007. In addition, we may call up to approximately $5.2 million of additional funding from our convertible noteholders as well as an additional $0.4 million under our Line of Credit with Wachovia.

Cash Flow from Operations. Cash flows used in operations for the nine months ended September 30, 2007 totaled $3,039,000, up from $2,049,000 for the nine months ended September 30, 2006. This increase is primarily due to increased accounts receivable as well as the loss of cash flow from discontinued operations.

Cash Flow from Financing Activity. For the nine months ended September 30, 2007, we generated a total of $5,029,000 net cash from our financing activities, up from $871,000 for the nine months ended September 30, 2006. This net cash was generated through both equity and debt financing, as described below.

Equity Financing. In a transaction that closed on February 21, 2007, we sold an aggregate of 2,352,941 shares of our common stock to two new investors, or the Investors. The private placement shares were sold at $2.55 per share pursuant to a Securities Purchase Agreement, or the SPA, between us and each of the Investors. The aggregate gross proceeds to us were $6 million, and we incurred issuance costs of approximately $637,000 as of September 30, 2007. These costs were higher than the $585,000 originally anticipated due to state securities law filing requirements along with the associated legal fees. Under the SPA, the Investors were issued warrants for the purchase of an aggregate of 1,176,471 shares of common stock at an exercise price of $3.00 per share. These warrants contain a provision for cashless exercise and must be exercised, if at all, by February 21, 2010.

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Debt Financing. On November 9, 2006, Smart Commerce entered into a loan agreement with Fifth Third Bank. Under the terms of this agreement, Smart Commerce borrowed $1.8 million to be repaid in 24 monthly installments of $75,000 plus interest beginning in December 2006. The interest rate is prime plus 1.5% as periodically determined by Fifth Third Bank. The loan is secured by all of the assets of Smart Commerce, including a cash security account of $250,000 and all of Smart Commerce's intellectual property. Such restricted cash is scheduled to be released from the restrictions in three equal installments of approximately $83,000, on June 30, 2007, December 31, 2007 and June 30, 2008, if certain debt covenants regarding operating metrics for Smart Commerce are met. Those operating metrics relate to Smart Commerce’s actual results of operations as compared to certain projections provided to Fifth Third Bank at the inception of the loan. Failure to meet these metrics could, after receipt of notice of an event of default from Fifth Third Bank and the expiration of a ten-day cure period, result in an acceleration of the debt. The metrics for the June 30, 2007 release were not met, and therefore, no cash has yet been released. Fifth Third Bank has not notified us that any default exists. As of November 12, 2007, our outstanding principal balance on this debt was approximately $900,000.

On November 14, 2006, we entered into a revolving credit arrangement with Wachovia, or the Line of Credit, for $1.3 million which can be used for general working capital. Any advances made on the Line of Credit were to be paid off no later than August 1, 2007, with monthly payments of accrued interest on any outstanding balance commencing on December 1, 2006. Interest accrues on the unpaid principal balance at the LIBOR Market Index Rate plus 0.9%. On January 24, 2007, we entered into an amendment to the Line of Credit. The amendment resulted in an increase in the line of credit from $1.3 million to $2.5 million. The pay-off date was also extended from August 1, 2007 to August 1, 2008. The Line of Credit is secured by our deposit account at Wachovia and an irrevocable standby letter of credit in the amount of $2,500,000 issued by HSBC Private Bank (Suisse) S.A. with Atlas as account party. We have separately agreed with Atlas that in the event of a default by us in the repayment of the Line of Credit that results in the letter of credit being drawn, we shall reimburse Atlas any sums that Atlas is required to pay. At our sole discretion, these payments may be made in cash or by issuing shares of our common stock at a set per share price of $2.50. As of November 12, 2007, we have drawn down approximately $2.1 million on the Line of Credit.

We have not yet achieved positive cash flows from operations, and our main sources of funds for our operations are the sale of securities in private placements, the sale of additional convertible notes and the Wachovia Line of Credit. We must continue to rely on these sources until we are able to generate sufficient revenue to fund our operations. We believe that anticipated cash flows from operations, funds available from our existing Line of Credit and additional issuances of notes (as described below), together with cash on hand, will provide sufficient funds to finance our operations at least for the next 22 to 28 months, depending on the annual operating budget approved by the Board of Directors. Changes in our operating plans, lower than anticipated sales, increased expenses, or other events may cause us to seek additional equity or debt financing in future periods. There can be no guarantee that financing will be available on acceptable terms or at all. Additional equity financing could be dilutive to the holders of our common stock, and additional debt financing, if available, could impose greater cash payment obligations and more covenants and operating restrictions.

Recent Developments

As more fully described elsewhere in this report, a stockholder class action lawsuit was filed against us and other defendants on October 18, 2007. This lawsuit may require the re-allocation of significant financial resources from working capital to the payment of legal fees and expenses related to the lawsuit. In addition, certain of the other named defendants may be entitled to indemnification and advancement of legal fees and expenses under our Bylaws. We have referred the complaint to our insurance carrier. Although our carrier has accepted our tender of coverage, it has reserved its right to seek reimbursement of the amounts it pays, and may not pay us all of the expenses we incur, either of which may have a material adverse effect on our results of operations and financial condition.

As more fully described elsewhere in this report, on November 14, 2007 in an initial closing, we sold $3.3 million aggregate principal amount of secured subordinated convertible notes due November 14, 2010. In addition, the noteholders have committed to purchase on a pro rata basis up to $5.2 million aggregate principal of secured subordinated notes upon approval and call by our Board of Directors in future closings. We are obligated to pay interest on the notes at an annualized rate of 8% payable in quarterly installments commencing on February 14, 2008. We do not have the ability to prepay the notes without approval of at least a majority of the principal amount of the notes then outstanding.

3. QUANTITATIVE AND QUALITATIVE
DISCLOSURES ABOUT MARKET RISK

Interest rate sensitivity

We had unrestricted cash and cash equivalents totaling $327,000, $1,435,000, and $173,000 at December 31, 2006, 2005, and 2004, respectively. At September 30, 2007, our unrestricted cash was $2,228,000. These amounts were invested primarily in demand deposit accounts and money market funds. The cash and cash equivalents are held for working capital purposes. We do not enter into investments for trading or speculative purposes. Due to the short-term nature of these investments, we believe that we do not have any material exposure to changes in the fair value of our investment portfolio as a result of changes in interest rates. Declines in interest rates, however, will reduce future investment income.

Two debt instruments have variable interest rates: one is prime + 1.5% and the other is LIBOR + .9% (See Note 6, “Notes Payable,” to the consolidated financial statements). As of September 30, 2007, the outstanding principal balance on these loans was $1,050,000 and $2,052,000, respectively. Due to the relatively short term of these debt instruments combined with the relative stability of interest rates, we do not expect interest rate or market volatility will have a material effect on our cash flows.

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4. CONTROLS AND PROCEDURES

Not applicable.
4T. CONTROLS AND PROCEDURES

As required by paragraph (b) of Rule 13a-15 under the Exchange Act, an evaluation was carried out under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, of the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) as of the end of the period covered by this Quarterly Report. As defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act, the term disclosure controls and procedures means controls and other procedures of an issuer that are designed to ensure that information required to be disclosed by the issuer in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by an issuer in the reports that it files or submits under the Exchange Act is accumulated and communicated to the issuer's management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

Based on their evaluation, our Chief Executive Officer and Chief Financial Officer concluded that, as of the end of the period covered by this Quarterly Report, our disclosure controls and procedures were not effective because we have not completed the testing of certain changes in our internal control over financial reporting that were implemented in July 2006. Management first reported on these changes to our internal controls under Item 9A of Part II of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, or the 2005 Annual Report, and most recently provided an update regarding the implementation of the internal controls in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007. See “Changes to Internal Control Over Financial Reporting” below for a more detailed description of the status of these internal control changes.

Changes to Internal Control Over Financial Reporting

There have been no changes in our internal control over financial reporting that occurred during the third quarter of fiscal 2007 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

As described in our 2005 Annual Report, and as updated in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007, we have continued to test certain internal controls added in response to the final findings of our Audit Committee’s investigation related to the SEC’s suspension of trading of our common stock in January 2006. The internal controls that are still being tested for effectiveness as of the end of the period covered by this Quarterly Report include the following:

1.	Our outside counsel has provided periodic educational training for management and directors by outside legal counsel and other appropriate professional advisors.

2.	We have adopted a revised Securities Trading Policy.

3.
We have instituted a program requiring written confirmation of compliance with our Code of Ethics and Conflicts of Interest Policy on a quarterly basis from all members of management and the Board of Directors.

We cannot assure you that we will not in the future identify deficiencies in our controls. However, we plan to continue to review and make any necessary changes to the overall design of our control environment in order to enhance our corporate governance and reporting practices.

II.  OTHER INFORMATION
1.  LEGAL PROCEEDINGS

Please refer to Part I, Item 3 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for a description of material legal proceedings, including the proceedings discussed below.

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Securities and Exchange Commission Litigation. As previously disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, the SEC temporarily suspended the trading of our securities on January 17, 2006 and advised us that it was conducting a non-public investigation. On September 11, 2007, we were informed that Dennis Michael Nouri, our then serving President, Chief Executive Officer, and a director, had been charged in a criminal complaint that alleges federal securities fraud and conspiracy to commit fraud. We are not named in the criminal complaint. The U.S. government filed the complaint under seal on August 1, 2007 in the U.S. District Court for the Southern District of New York. Also named as defendants in the criminal complaint are Reeza Eric Nouri, a former manager of our company, and Ruben Serrano, Anthony Martin, James Doolan, and Alain Lustig, brokers alleged to have participated with the Nouris in the alleged fraud. The criminal complaint alleges that the defendants, directly and indirectly, used manipulative and deceptive devices in violation of Sections 2 and 371 of Title 18 of the U.S. Code, Sections 10(b) and 32 of the Exchange Act, and Rule 10b-5 promulgated under the Exchange Act, or Rule 10b-5. On November 8, 2007, as part of this on-going action, the U.S. government filed a grand jury indictment against Dennis Michael Nouri, Reeza Nouri, Reuben Serrano and Alain Lustig in the U.S. District Court for the Southern District of New York. The grand jury indictment charges these defendants with conspiracy to commit securities fraud in violation of Sections 78j(b) and 78 ff of Title 17 of the U.S. Code and Rule 10b-5, wire fraud in violation of Sections 1343 and 1346 of Title 18 of the U.S. Code and commercial bribery in violation of Section 1952(a)(3) of Title 18 of the U.S. Code and Sections 180.00 and 180.03 of the New York State Penal Law. Under the grand jury indictment, the U.S. government is seeking forfeiture from these defendants of all property, real and personal, that constitutes or is derived from proceeds traceable to the commission of the alleged securities fraud offenses.

On September 11, 2007, the SEC filed a civil action against us and the defendants named in the criminal complaint in the U.S. District Court for the Southern District of New York. The SEC complaint alleged that the defendants in this civil action, either directly or indirectly, have engaged in transactions, acts, practices, and courses of business which constitute violations of Section 17(a) of the Securities Act, Section 10(b) of the Exchange Act, and Rule 10b-5. The SEC complaint sought to permanently enjoin each of the civil defendants from committing future violations of the foregoing federal securities laws. The SEC complaint also requested that each of the defendants, excluding us, be required to disgorge his ill-gotten gains and pay civil penalties. The SEC complaint further sought an order permanently barring Michael Nouri from serving as an officer or director of a public company. The SEC complaint did not seek any fines or other monetary penalties against us. On September 28, 2007, we agreed, without admission of any liability, to the entry of a consent judgment against us which permanently enjoins us from further violations of the antifraud provisions of the federal securities laws, specifically Section 17(a) of the Securities Act, Section 10(b) of the Exchange Act, and Rule 10b-5. No fines or other monetary sanctions were levied against us. The consent judgment settles the SEC complaint against us and was entered by the court on October 2, 2007. The litigation is continuing against the other defendants.

Gooden v. Smart Online, Inc. On October 18, 2007, Robyn L. Gooden filed a purported class action lawsuit in the United States District Court for the Middle District of North Carolina naming us, certain of our current and former officers and directors, Maxim Group, LLC, and Jesup & Lamont Securities Corp. as defendants. The lawsuit was filed on behalf of all persons other than the defendants who purchased our securities from May 2, 2005 through September 28, 2007 and were damaged. The complaint asserts violations of federal securities laws, including violations of Section 10(b) of the Exchange Act and Rule 10b-5. The complaint is based on the matters alleged in the SEC complaint described above and asserts that the defendants participated in a fraudulent scheme to manipulate trading in our stock, allegedly causing plaintiffs to purchase the stock at an inflated price. The complaint requests certification of the plaintiff as class representative and seeks, among other relief, unspecified compensatory damages, including interest, plus reasonable costs and expenses, including counsel fees and expert fees.

Nouri v. Smart Online, Inc. On October 17, 2007, Henry Nouri, our former Executive Vice President, filed a civil action against us in the General Court of Justice, Superior Court Division, in Orange County, North Carolina. The complaint alleges that we had no “cause” to terminate Mr. Nouri’s employment and that we breached Mr. Nouri’s employment agreement by notifying him that his employment was terminated for cause, by failing to itemize the cause for the termination, and by failing to pay him benefits to which he would have been entitled had his employment been terminated without “cause.” The complaint seeks unspecified compensatory damages, including interest, a declaratory judgment that no cause existed for the termination of Mr. Nouri’s employment and that Mr. Nouri is entitled to the benefits provided under his employment agreement for a termination without “cause,” and costs and expenses.

At this time, we are not able to determine the likely outcome of the legal matters described above, nor can we estimate our potential financial exposure. Our management has made an initial estimate based upon its knowledge, experience and input from legal counsel, and we have accrued approximately $300,000 of additional legal reserves. Such reserves will be adjusted in future periods as more information becomes available. If an unfavorable resolution of any of these matters occurs, our business, results of operations and financial condition could be materially adversely affected.

1A. RISK FACTORS

The following is a description of what we consider our key challenges and risks.

We operate in a dynamic and rapidly changing business environment that involves substantial risk and uncertainty and these risks may change over time. The following discussion addresses some of the risks and uncertainties that could cause, or contribute to causing, actual results to differ materially from expectations. In evaluating our business, you should pay particular attention to the descriptions of risks and uncertainties described below and in other sections of this document and our other filings. These risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us, which we currently deem immaterial, or that are similar to those faced by other companies in our industry or business in general may also affect our business. If any of the risks described below actually occurs, our business, financial condition, or results of operations could be materially and adversely affected.

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We have organized these factors into the following categories below:

·	Our Financial Condition

·	Our Products and Operations

·	Our Market, Customers and Partners

·	Our Officers, Directors, Employees and Stockholders

·	Regulatory and Litigation Risks

·	Market for Our Securities

Risks Associated with Our Financial Condition

(1) We have had recurring losses from operations since inception and continue to have negative cash flows. If we do not rectify these deficiencies through additional financing or growth, we may have to cease operations and liquidate our business.

Through September 30, 2007, we have lost an aggregate of approximately $61.4 million since inception on August 10, 1993. During the quarters ended September 30, 2007 and 2006, we incurred a net loss of approximately $1,600,000 and $1,900,000, respectively. At September 30, 2007, we had a working capital deficit of approximately $1.0 million. Due to the secured subordinated convertible note financing that closed on November 14, 2007, we now have approximately $1.7 million of working capital not including additional amounts available to us from future capital calls on the convertible noteholders. Our working capital, including our line of credit, February 2007 financing transaction and convertible note financing, should fund our operations for the next 22-28 months, depending on the annual operating budget approved by our Board of Directors. Factors such as the commercial success of our existing services and products, the timing and success of any new services and products, the progress of our research and development efforts, our results of operations, the status of competitive services and products, the timing and success of potential strategic alliances or potential opportunities to acquire technologies or assets, the charges filed against a former officer and a former employee filed by the SEC and the United States Attorney General and the resulting drop in share price, the shareholder class action lawsuit, trading volume and liquidity, may require us to seek additional funding sooner than we expect. If we fail to raise sufficient financing, we will not be able to implement our business plan; we may have to liquidate our business.

(2) Any issuance of shares of our common stock in the future could have a dilutive effect on your investment.

We may issue shares of our common stock in the future for a variety of reasons. For example, under the terms of the stock purchase warrant and agreement we entered into with Atlas in January 2007, it may elect to purchase up to 444,444 shares of our common stock at $2.70 per share upon termination of, or if we are in breach under the terms of, our line of credit with Wachovia. In connection with our private financing in February 2007, we issued warrants to the investors to purchase an additional 1,176,471 shares of our common stock at $3.00 per share and a warrant to our placement agent in that transaction to purchase 35,000 shares of our common stock at $2.55 per share. Upon maturity of their convertible notes, our noteholders may elect to convert all, a part or none of their notes into shares of our common stock at variable conversion prices. In addition, we may raise funds in the future by issuing additional shares of common stock or other securities.

If we raise additional funds through the issuance of equity securities or debt convertible into equity securities, the percentage of stock ownership by our existing stockholders would be reduced. In addition, such securities could have rights, preferences, and privileges senior to those of our current stockholders, which could substantially decrease the value of our securities owned by them. Depending on the share price we are able to obtain, we may have to sell a significant number of shares in order to raise the necessary amount of capital. You may experience dilution in the value of your shares as a result.

(3) In the future, we may enter into certain debt financing transactions with third parties that could adversely affect our financial health.

We currently have a secured loan arrangement from Fifth Third Bank. Under the terms of this agreement, Smart Commerce borrowed $1.8 million to be repaid in 24 monthly installments of $75,000 plus interest beginning in December 2006. The interest rate is prime plus 1.5% as periodically determined by Fifth Third Bank. The loan is secured by all of the assets of Smart Commerce and all of Smart Commerce's intellectual property. The loan is guaranteed by us and such guaranty is secured by all the common stock of Smart Commerce.

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We also have a revolving line of credit from Wachovia. This line of credit is $2.5 million, and as of November 12, 2007, we have drawn down approximately $2.1 million. Any advances made on the line of credit must be repaid no later than August 1, 2008, with monthly payments of accrued interest only commencing on December 1, 2006 on any outstanding balance. The interest shall accrue on the unpaid principal balance at the LIBOR Market Index Rate plus 0.9%. The line of credit is secured by our deposit account at Wachovia and an irrevocable standby letter of credit in the amount of $2.5 million issued by HSBC Private Bank (Suisse) S.A. with Atlas as account party.

On November 14, 2007, in an initial closing, we sold $3.3 million aggregate principal amount of secured subordinated convertible notes due November 14, 2010. In addition, the noteholders have committed to purchase on a pro rata basis up to $5.2 million aggregate principal of secured subordinated notes upon approval and call by our Board of Directors in future closings. We are obligated to pay interest on the notes at an annualized rate of 8% payable in quarterly installments commencing on February 14, 2008.

In the future, we may need to evaluate additional equity and debt financing options and may incur indebtedness that could adversely affect our financial health. For example, indebtedness could:

·	increase our vulnerability to general adverse economic and industry conditions;

·
require us to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

·	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

·	result in the loss of a significant amount of our assets or the assets of our subsidiary if we are unable to meet the obligations of these arrangements;

·	place us at a competitive disadvantage compared to our competitors that have less indebtedness or better access to capital by, for example, limiting our ability to enter into new markets; and

·	limit our ability to borrow additional funds in the future.

(4)  Failure to comply with the provisions of our debt financing arrangements could have a material adverse effect on us.

Our loan from Fifth Third Bank is secured by all of the assets of Smart Commerce, including a security account of $250,000 and all of Smart Commerce's intellectual property. The loan is guaranteed by us, and such guaranty is secured by all the common stock of Smart Commerce. Our revolving line of credit from Wachovia is secured by our deposit account at Wachovia and an irrevocable standby line of credit issued by HSBC Private Bank (Suisse) S.A. with Atlas as account party. Our secured subordinated convertible notes are secured by a first-priority lien on all of our unencumbered assets, and a primary subordinated security interest in our encumbered assets, as permitted by our agreements with Wachovia and Fifth Third Bank.

If an event of default occurs under any of these debt financing arrangements and remains uncured, then the lenders could foreclose on the assets securing the debt. If that were to occur, it would have a substantial adverse effect on our business. In addition, making the principal and interest payments on these debt arrangements may drain our financial resources or cause other material harm to our business if any of the lenders foreclose on the secured assets.

Risks Associated with Our Products and Operations

(5) Our business is dependent upon the development and market acceptance of our applications, including the acceptance of using some of our applications to conduct business. Our business models and operating plans have changed as a result of forces beyond our control. Consequently, we have not yet demonstrated that we have a successful business model or operating plan.

We continually revise our business models and operating plans as a result of changes in our market, the expectations of customers and the behavior of competitors. Today, we anticipate that our future financial performance and revenue growth will depend, in large part, upon our Internet-based SaaS business model and the results of our sales efforts to reach agreements with syndication partners with small business customer bases, but this business model may become ineffective due to forces beyond our control that we do not currently anticipate. In 2007, we have entered into agreements with ten new partners and customers. However, we have not yet demonstrated that we have a successful business model or operating plan. Our evolving business model makes our business operations and prospects difficult to evaluate. There can be no assurance that our revised business model will allow us to capture significant future market potential. Investors in our securities should consider all the risks and uncertainties that are commonly encountered by companies in this stage of operations under our current business model, particularly companies, such as ours, that are in emerging and rapidly evolving markets.

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Our future financial performance and revenue growth will depend, in part, upon the successful development, integration, introduction, and customer acceptance of our software applications. Thereafter, other new products, either developed or acquired, and enhanced versions of our existing applications will be critically important to our business. Our business could be harmed if we fail to deliver timely enhancements to our current and future solutions that our customers desire. We also must continually modify and enhance our services and products to keep pace with market demands regarding hardware and software platforms, database technology, information security, and electronic commerce technical standards. There can be no assurance that we will be able to successfully develop new services or products, or to introduce in a timely manner and gain acceptance of our new services or products in the marketplace.

Our business could be harmed if we fail to achieve the improved performance that customers want with respect to our current and future product offerings. There can be no assurance that our products will achieve widespread market penetration or that we will derive significant revenues from the sale or licensing of our platforms or applications.

Certain of our services involve the storage and transmission of customers' personal and proprietary information (such as credit card, employee, purchasing, supplier, and other financial and accounting data). If customers determine that our services do not provide adequate security for the dissemination of information over the Internet or corporate extranets, or are otherwise inadequate for Internet or extranet use, or if, for any other reason, customers fail to accept our products for use, our business will be harmed. Our failure to prevent security breaches, or well-publicized security breaches affecting the Internet in general, could significantly harm our business, operating results, and financial condition.

(6) We may consider strategic divestiture, acquisition or investment opportunities in the future. We face risks associated with any such opportunity.

From time to time we evaluate strategic opportunities available to us for product, technology or business acquisitions, investments and divestitures. In the future, we may divest ourselves of products or technologies that are not within our continually evolving business strategy or acquire other products or technologies. We may not realize the anticipated benefits of any such current or future opportunity to the extent that we anticipate, or at all. We may have to issue debt or equity securities to pay for future acquisitions or investments, the issuance of which could be dilutive to our existing stockholders. If any opportunity is not perceived as improving our earnings per share, our stock price may decline. In addition, we may incur non-cash amortization charges from acquisitions, which could harm our operating results. Any completed acquisitions or divestitures would also require significant integration or separation efforts, diverting our attention from our business operations and strategy. We have limited acquisition experience, and therefore our ability as an organization to integrate any acquired companies into our business is unproven. Acquisitions and investments involve numerous risks, including:

·	difficulties in integrating operations, technologies, services and personnel

·	diversion of financial and managerial resources from existing operations

·	reduction of available cash

·	risk of entering new markets

·	potential write-offs of acquired assets

·	potential loss of key employees

·	inability to generate sufficient revenue to offset acquisition or investment costs

·	delays in customer purchases due to uncertainty

If we fail to properly evaluate and execute acquisitions, divestitures or investments, our business and prospects may be seriously harmed.

(7) We rely on third-party software that may be difficult to repair should errors or failures occur. Such an error or failure, or the process undertaken by us to correct such an error or failure, could disrupt our services and harm our business.

We rely on software licensed from third parties in order to offer our services. We use key systems software from commercial vendors. The software we use may not continue to be available on commercially reasonable terms, or at all, or upgrades may not be available when we need them. We currently do not have support contracts or upgrade subscriptions with some of our key vendors. We are not currently aware of any immediate issues, but any loss of the right to use any of this software could result in delays in providing our services until equivalent technology is either developed by us, or, if available, is identified, obtained and integrated, which could harm our business. Any errors or defects in, or unavailability of, third-party software could result in errors or a failure of our services, which could harm our business.

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We also use key systems software from leading open source communities that are free and available in the public domain. Our products will use additional public domain software, if needed for successful implementation and deployment. We currently do not have support contracts for the open source software that we use. We rely on our own research and development personnel and the open source community to discover and fix any errors and bugs that may exist in the software we use. As a result, if there are errors in such software of which we are unaware or are unable to repair in a timely manner, there could be a disruption in our services if certain critical defects are discovered in the software at a future date.

Risks Associated with Our Markets, Customers and Partners

(8) The structure of our subscription model makes it difficult to predict the rate of customer subscription renewals or the impact non-renewals will have on our revenue or operating results.

Our small business customers do not sign long-term contracts. Our customers have no obligation to renew their subscriptions for our services after the expiration of their initial subscription period and, in fact, customers have often elected not to do so. In addition, our customers may renew for a lower-priced edition of our services or for fewer users. Many of our customers utilize our services without charge. These factors make it difficult to accurately predict customer renewal rates. Our customers' renewal rates may decline or fluctuate as a result of a number of factors, including when we begin charging for our services, their dissatisfaction with our services and their capability to continue their operations and spending levels. Most of our subscribers are in our Smart Commerce segment. Since the first quarter of 2006, the number of subscribers to our software products in our Smart Online segment has declined. We are not certain what caused this decline. Some customers indicated that they had difficulty accessing our software applications on our website. Consequently, we redesigned our website and product bundling to address this problem. As of November 2007, the decline in the number of subscribers has continued, but has been offset by an increase in the number of subscribers to our Smart Commerce segment. However, if our customers do not renew their subscriptions for our services or we are not able to increase the number of subscribers, our revenue may decline and our business will suffer.

(9) We depend on corporate partners to market our products through their web sites under relatively short-term agreements in order to increase subscription fees and grow revenue. Failure of our partners' marketing efforts or termination of these agreements could harm our business.

Subscription fees represented approximately 58% of total revenues in the third quarter of 2007 compared to 57% of total revenues in the third quarter of 2006. With the launch of our new applications and the acquisition of iMart, subscription fees represent a significant percentage of our total revenues and our future financial performance and revenue growth depends, in large part, upon the growth in customer demand for our outsourced services delivery models. We depend on our syndication partners and referral relationships to offer our products and services to a larger customer base than we can reach through direct sales or other marketing efforts. Although we entered into agreements with ten new partners and customers during 2007, and a marketing referral agreement, our success depends in part on the ultimate success of our syndication partners and referral partners and their ability to market our products and services successfully. Our partners are not obligated to provide potential customers to us. In addition, some of these third parties have entered, and may continue to enter, into strategic relationships with our competitors. Further, many of our strategic partners have multiple strategic relationships, and they may not regard us as significant for their businesses. Our strategic partners may terminate their respective relationships with us, pursue other partnerships or relationships, or attempt to develop or acquire products or services that compete with our products or services. Our strategic partners also may interfere with our ability to enter into other desirable strategic relationships. If we are unable to maintain our existing strategic relationships or enter into additional strategic relationships, we will have to devote substantially more resources to the distribution, sales, and marketing of our products and services.

(10) Our future growth is substantially dependent on customer demand for our subscription services delivery models. Failure to increase this revenue could harm our business.

We have invested significantly in infrastructure, operations, and strategic relationships to support our SaaS delivery model, which represents a significant departure from the delivery strategies that other software vendors and we have traditionally employed. To maintain positive margins for our small business services, our revenues will need to continue to grow more rapidly than the cost of such revenues. There can be no assurance that we will be able to maintain positive gross margins in our subscription services delivery models in future periods. If our subscription services business does not grow sufficiently, we could fail to meet expectations for our results of operations, which could harm our business.

Any delays in implementation may prevent us from recognizing revenue for periods of time, even when we have already incurred costs relating to the implementation of our subscription services. Additionally, subscribers can cancel their subscriptions to our services at any time and, as a result, we may recognize substantially less revenue than we expect. If large numbers of customers cancel or otherwise seek to terminate subscription agreements more quickly than we expect, our operating results could be substantially harmed. To become successful, we must cause subscribers who do not pay fees to begin paying fees, increase the length of time subscribers pay subscription fees and continue to increase the number of subscribers.

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(11) There are risks associated with international operations, which may become a bigger part of our business in the future.

We currently do not generate revenue from international operations. Although we signed an agreement with a company in January 2007 to market our products and services in a foreign country, this agreement has not yet generated any revenue for us. We are currently evaluating whether and how to expand into additional international markets. If we continue to develop our international operations, these operations will be subject to risks associated with selling abroad. These international operations are subject to a number of difficulties and special costs, including:

·	costs of customization and localization of products for foreign countries

·	laws and business practices favoring local competitors

·	uncertain regulation of electronic commerce

·	compliance with multiple, conflicting, and changing governmental laws and regulations

·	longer sales cycles; greater difficulty in collecting accounts receivable

·	import and export restrictions and tariffs

·	potentially weaker protection for our intellectual property than in the United States, and practical difficulties in enforcing such rights abroad

·	difficulties staffing and managing foreign operations

·	political and economic instability

Our international operations may also face foreign currency-related risks. To date, all of our revenues have been denominated in United States Dollars, but an increasing portion of our revenues may be denominated in foreign currencies. We do not engage in foreign exchange hedging activities, and therefore our international revenues and expenses may be subject to the risks of foreign currency fluctuations.

We must also customize our services and products for international markets. This process is much more complex than merely translating languages. For example, our ability to expand into international markets will depend on our ability to develop and support services and products that incorporate the tax laws, accounting practices, and currencies of particular countries. Since a large part of our value proposition to customers is tied to developing products with the peculiar needs of small businesses in mind, any variation in business practice from one country to another may substantially decrease the value of our products in that country unless we identify the important differences and customize our product to address the differences.

Our international operations may also increase our exposure to international laws and regulations. If we cannot comply with domestic or foreign laws and regulations, which are often complex and subject to variation and unexpected changes, we could incur unexpected costs and potential litigation. For example, the governments of foreign countries might attempt to regulate our services and products or levy sales or other taxes relating to our activities. In addition, foreign countries may impose tariffs, duties, price controls or other restrictions on foreign currencies or trade barriers, any of which could make it more difficult for us to conduct our business in international markets.

Risks Associated with Our Officers, Directors, Employees and Stockholders

(12) Our executive management team is critical to the execution of our business plan and the loss of their services could severely impact negatively on our business.

Our executive management team recently has undergone significant changes. On August 15, 2007, we hired a new chief operating officer. On September 11, 2007, our President and Chief Executive Officer resigned from those positions and also resigned as a member of our Board of Directors. We terminated the employment of our Executive Vice President in September 2007, and we did not renew the employment contract of the chief operating officer and vice president of our Smart Commerce segment, which expired on October 17, 2007. We were able to appoint a person serving on our Board of Directors as an independent director to serve as Interim President and Chief Executive Officer and are currently in the process of determining who will serve as a permanent replacement. Although we have resolved the SEC charges filed against us, we may not be able to attract highly qualified candidates to serve as our President and Chief Executive Officer. If we cannot attract and retain a qualified replacement and to integrate new members of our executive management team effectively into our business, then our business and financial results may suffer.

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Our success depends significantly on the continued services of our remaining executive management personnel. Losing any of our remaining officers could seriously harm our business. Competition for executives is intense. If we had to replace any of our other officers, we would not be able to replace the significant amount of knowledge that they may have about our operations. All of our executive team work at the same location, which could make us vulnerable to loss of our entire management team in the event of a natural or other disaster. We do not maintain key man insurance policies on any of our employees.

(13) Officers, directors and principal stockholders control us. This might lead them to make decisions that do not benefit the interests of minority stockholders.

Our officers, directors and principal stockholders beneficially own or control approximately 50% of our outstanding common stock. Certain of these principal stockholders hold warrants and convertible notes, which may be exercised or converted into additional shares of our common stock under certain conditions. The convertible noteholders have designated a bond representative to act as their agent. We have agreed that the bond representative shall be granted access to our facilities and personal during normal business hours, shall have the right to attend all meetings of our Board of Directors and its committees and to receive all materials provided to our Board of Directors or any committee of our Board. In addition, so long as the notes are outstanding, we have agreed that we will not take certain material corporate actions without approval of the bond representative.

As a result, these persons, acting together, would have the ability to control substantially all matters submitted to our stockholders for approval (including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets) and to control our management and affairs. Accordingly, this concentration of ownership may have the effect of delaying, deferring or preventing a change in control of us, impeding a merger, consolidation, takeover or other business combination involving us or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could materially and adversely affect the market price of our common stock.

Regulatory and Litigation Risks

(14) Compliance with regulations governing public company corporate governance and reporting is uncertain and expensive.

As a public company, we have incurred and will incur significant legal, accounting and other expenses that we did not incur as a private company. We will incur costs associated with our public company reporting requirements. We also anticipate that we will incur costs associated with corporate governance and disclosure requirements, including requirements under the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley, as well as new rules implemented by the SEC and the NASD. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time consuming and costly. Any unanticipated difficulties in preparing for and implementing these reforms could result in material delays in complying with these laws and regulations or significantly increase our costs. Our ability to fully comply with these laws and regulations is also uncertain. Our failure to prepare timely for and implement the reforms required by these laws and regulations could significantly harm our business, operating results, and financial condition. We also expect that these rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.

(15) Remediation of deficiencies in our internal control over financial reporting is uncertain and may be expensive.

By the end of fiscal 2007, we are required to comply with Sarbanes-Oxley requirements involving management's assessment of our internal control over financial reporting, and our independent accountant's audit of our internal control over financial reporting is required for fiscal 2008. In March 2006, we retained a new Chief Financial Officer, whose review of our internal control over financial reporting to date and the final findings of our 2006 Audit Committee investigation have identified several deficiencies in our internal control over financial reporting. In July 2006, the Audit Committee concluded that: (i) our then Chief Executive Officer should have disclosed and sought approval from the Board of Directors before entering into certain transactions and arrangements, including personal loans; (ii) there was inadequate diligence by management and the Board of Directors regarding third parties with which we contracted, including outside investor relations vendors, some of which were registered brokers; (iii) management and our directors lacked sufficient knowledge regarding rules and regulations with respect to dealings between registered brokers and public companies, (iv) we lack clear policies regarding the limits on the Chief Executive Officer's authority to enter into business transactions and agreements without Board approval; (v) there has been inadequate legal and accounting review of material contracts; (vi) there has been inadequate training and understanding of SEC disclosure requirements; (vii) there was an unintentional violation of our Securities Trading Policy by one of our directors as previously reported in our public filings; (viii) we have inadequate processes for determination of independence of Board members; and (ix) there has been a failure to communicate and stress the importance of controls and procedures throughout our organization. The Audit Committee investigation concluded that these deficiencies primarily resulted from our transition from a private company to a publicly reporting company and insufficient preparation for, focus on, and experience with compliance requirements for a publicly reporting company. We reported the changes to our internal controls related to the Audit Committee's findings in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the SEC on July 11, 2006, as updated in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the SEC on March 30, 2007.

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While we have made some progress on this remediation effort, we continue to work on addressing all the issues raised in these findings. We have identified some deficiencies and may identify others that we may not be able to remediate and test by the end of fiscal 2007.

If we cannot assess our internal controls over financial reporting as effective, it may affect our management's assessment of our internal control environment as it will be disclosed in our Annual Report on Form 10-K for fiscal 2007 and our stock price could decline.

(16) The SEC action against us, the SEC and criminal actions brought against certain former employees, and related stockholder and other lawsuits have damaged our business, and they could damage our business in the future.

The lawsuit filed against us by the SEC, the SEC and criminal actions filed against a former officer and a former employee, the class action lawsuit filed against us and certain current and former officers, directors and employees and the lawsuit filed by a former executive officer against us has harmed our business in many ways, and may cause further harm in the future. Since the initiation of these actions, our ability to raise financing from new investors on favorable terms has suffered due to the lack of liquidity of our stock, the questions raised by these actions, and the resulting drop in the price of our common stock. As a result, we may have to rely solely on existing investors for such financing, and may not raise sufficient financing, if necessary, in the future.

Legal and other fees related to these actions have also reduced our cash flow. We completed a private placement financing for $6 million in February 2007 and a convertible note financing for an initial $3.3 million in November 2007; however, we make no assurance that we will not continue to experience additional harm as a result of these matters. The time spent by our management team and directors dealing with issues related to these actions detracts from the time they spend on our operations, including strategy development and implementation. These actions also have harmed our reputation in the business community and jeopardized our relationships with vendors and customers, especially given the media coverage of these events. An important part of our business plan is to enter into private label syndication agreements with large companies. These actions and related matters have caused us to be a less attractive partner for large companies and to lose important opportunities. These actions and related matters may cause other problems in our operations.

(17) We face uncertainty regarding amounts that we may have to pay as indemnification to certain current and former officers, directors and employees under our Bylaws and Delaware law. We may not recover all of these amounts from our directors and officers liability insurance policy carrier. These expenses may substantially harm our business and operations.

Our Bylaws and Delaware law generally require us to indemnify, and in certain circumstances advance legal expenses to, current and former officers, directors, employees and agents against claims arising out of such person’s status or activities as our officer, director, employee or agent, unless such person (i) did not act in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests or (ii) had reasonable cause to believe his conduct was unlawful. As of November 12, 2007, there are SEC and criminal actions pending against a former executive officer and a former employee who have requested that we indemnify them and advance expenses incurred by them in the defense of those actions. Also, a stockholder class action lawsuit has been filed against us and certain of our current and former officers, directors and employees. The SEC, criminal, and stockholder actions are more fully described in Part II, Item 1, “Legal Proceedings” in this report.

Generally, we are required to advance defense expenses prior to any final adjudication of an individual’s culpability. The expense of indemnifying our current and former directors, officers and employees for their defense or related expenses in connection with the current actions may be significant. Our Bylaws require that any director, officer, employee or agent requesting advancement of expenses enter into an undertaking with us to repay any amounts advanced unless it is ultimately determined that such person is entitled to be indemnified for the expenses incurred. This provides us with an opportunity, depending upon the final outcome of the matters and the Board’s subsequent determination of such person’s right to indemnity, to seek to recover amounts advanced by us. However, we may not be able to recover any amounts advanced if the person to whom the advancement was made lacks the financial resources to repay the amounts that have been advanced. If we are unable to recover the amounts advanced, or can do so only at great expense, our operations may be substantially harmed as a result of loss of capital.

Although we have purchased insurance that may cover these obligations, we can offer no assurances that all of the amounts that may be expended by us will be recovered under our insurance policy. It is possible that we may have an obligation to indemnify our current and former officers, directors and employees under the terms of our Bylaws and Delaware law, but that there may be insufficient coverage for these payments under the terms of our insurance policy. The available coverage under our directors and officers liability insurance policy for the SEC, criminal and stockholder actions is limited to $3 million. Approximately $1 million of this coverage, including a $150,000 retention, already has been paid in connection with the SEC investigation that commenced in January 2006, leaving approximately $2 million in available coverage for the current actions. Therefore, we face the risk of making substantial payments related to the defense of these actions, which could significantly reduce amounts available to fund working capital, capital expenditures and other general corporate objectives.

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In addition, our insurance policy provides that, under certain conditions, our insurer may have the right to seek recovery of any amounts it paid to the individual insureds or us. As of November 12, 2007, we do not know and can offer no assurances about whether these conditions will apply or whether the insurance carrier will change its position regarding coverage related to the current actions.  Therefore, we can offer no assurances that our insurer will not seek to recover any amounts paid under its policy from the individual insureds or us.  If such recovery is sought, then we may have to expend considerable financial resources in defending and potentially settling or otherwise resolving such a claim, which could substantially reduce the amount of capital available to fund our operations.

Finally, if our directors and officers liability insurance premiums increase as a result of the current actions, our financial results may be materially harmed in future periods. If we are unable to obtain coverage due to prohibitively expensive premiums, we would have more difficulty in retaining and attracting officers and directors and would be required to self-fund any potential future liabilities ordinarily mitigated by directors and officers liability insurance.

Risks Associated with the Market for Our Securities

(18) If securities analysts do not publish research or reports about our business or if they downgrade our stock, the price of our stock could decline.

The trading market for our common stock relies in part on the research and reports that industry or financial analysts publish about us or our business. Because our stock is currently quoted on the Over-the-Counter Bulletin Board rather than traded on a national exchange, analysts may not be interested in conducting research or publishing reports on us. If we do not succeed in attracting analysts to report about our company, most investors will not know about us even if we are successful in implementing our business plan. We do not control these analysts. There are many large, well established publicly traded companies active in our industry and market, which may mean it will be less likely that we receive widespread analyst coverage. Furthermore, if one or more of the analysts who do cover us downgrade our stock, our stock price would likely decline rapidly. If one or more of these analysts cease coverage of our company, we could lose visibility in the market, which in turn could cause our stock price to decline.

(19) Our revenues and operating results may fluctuate in future periods and we may fail to meet expectations of investors and public market analysts, which could cause the price of our common stock to decline.

Our revenues and operating results may fluctuate significantly from quarter to quarter. If quarterly revenues or operating results fall below the expectations of investors or public market analysts, the price of our common stock could decline substantially. Factors that might cause quarterly fluctuations in our operating results include:

·	the evolving demand for our services and software

·	spending decisions by our customers and prospective customers

·	our ability to manage expenses

·	the timing of product releases

·	changes in our pricing policies or those of our competitors

·	the timing of execution of contracts

·	changes in the mix of our services and software offerings

·	the mix of sales channels through which our services and software are sold

·	costs of developing product enhancements

·	global economic and political conditions

·	our ability to retain and increase sales to existing customers, attract new customers and satisfy our customers' requirements

·	subscription renewal rates for our service

·	the rate of expansion and effectiveness of our sales force

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·	the length of the sales cycle for our service

·	new product and service introductions by our competitors

·	technical difficulties or interruptions in our service

·	regulatory compliance costs

·	integration of acquisitions

·	extraordinary expenses such as litigation or other dispute-related settlement payments

In addition, due to a slowdown in the general economy and general uncertainty of the current geopolitical environment, an existing or potential customer may reassess or reduce its planned technology and Internet-related investments and defer purchasing decisions. Further delays or reductions in business spending for technology could have a material adverse effect on our revenues and operating results.

(20) Our stock price is likely to be highly volatile and may decline.

The trading prices of the securities of technology companies have been highly volatile. Accordingly, the trading price of our common stock has been and is likely to continue to be subject to wide fluctuations. Further, our common stock has a limited trading history. Factors affecting the trading price of our common stock include:

·	variations in our actual and anticipated operating results

·	the volatility inherent in stock prices within the emerging sector in which we conduct business

·	announcements of technological innovations, new services or service enhancements, strategic alliances or significant agreements by us or by our competitors

·	recruitment or departure of key personnel

·	changes in the estimates of our operating results or changes in recommendations by any securities analysts that elect to follow our common stock

·	market conditions in our industry, the industries of our customers and the economy as a whole

·	the volume of trading in our common stock, including sales of substantial amounts of common stock issued upon the exercise of outstanding options and warrants

In addition, the stock market from time to time has experienced extreme price and volume fluctuations that have affected the trading prices of many emerging growth companies. Such fluctuations have often been unrelated or disproportionate to the operating performance of these companies. These broad trading fluctuations could adversely affect the trading price of our common stock.

Further, securities class action litigation has often been brought against companies that experience periods of volatility in the market prices of their securities. Such an action was filed against us in October 2007 as more fully described elsewhere in this report. This securities class action litigation could result in substantial costs and a diversion of our management's attention and resources. We may determine, like many defendants in such lawsuits, that it is in our best interests to settle the lawsuit, even if we believe that the plaintiffs' claims have no merit, to avoid the cost and distraction of continued litigation. Any liability we incur in connection with this or any other potential lawsuit could materially harm our business and financial position and, even if we defend ourselves successfully, there is a risk that management's distraction in dealing with this type of lawsuit could harm our results.

(21) Shares eligible for public sale could adversely affect our stock price.

Certain holders of shares of our common stock signed agreements that prohibit resales of our common stock. If substantial numbers of shares are resold as lock-up periods expire, the market price of our common stock is likely to decrease substantially.

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At November 12, 2007, 18,009,564 shares of our common stock were issued and outstanding and 3,855,215 shares may be issued pursuant to the exercise of warrants and options. In addition, on November 14, 2007, we sold $3.3 million aggregate principal amount of secured subordinate convertible notes due November 14, 2010, which principal amount may be converted into the number of shares of our common stock calculated by using a conversion price equal to a 20% premium above the average of the closing bid and asked prices of shares of our common stock quoted in the Over-the-Counter Market Summary averaged over five trading days prior to November 14, 2007. During May 2005, we registered on Form S-8 5,000,000 shares of our common stock for issuance to our officers, directors and consultants under the 2004 Plan, of which at November 12, 2007, 156,000 unrestricted shares were outstanding, 174,500 restricted shares were outstanding and 1,373,700 shares are subject to outstanding stock options of the 5,000,000 shares reserved for issuance under the 2004 Plan. In June 2007, we limited the issuance of shares of our common stock reserved under the 2004 Plan to awards of shares of restricted and unrestricted common stock. Also in June 2007, our Board of Directors approved an offer for certain holders of outstanding options with an exercise price of $2.50 per share or greater to exchange the outstanding options for a certain number of shares of restricted stock. We target that the restriction on these shares of stock would lapse in four equal, quarterly increments over the year following the acceptance of the exchange offer. The exchange offer has not commenced and will not commence until certain actions are taken by us, including a filing of a tender offer statement and offer to exchange on Scheduled TO with the SEC. This Quarterly Report on Form 10-Q is not an offer or solicitation of an offer to sell or exchange any outstanding options.

We entered into agreements that limit the number of shares that may be sold during specific time periods, or Dribble Out Agreements, with all of the investors who purchased shares of our stock from us in private placements during 2005 and 2006, a total of approximately 2,497,000 shares. Under these Dribble Out Agreements, sales of shares are limited to 25% during a rolling 30-day period. Such limitations terminate six months after the effective date of the registration statement registering these shares. Almost all of these shares are registered on our Registration Statement on Form S-1 (Registration No. 333-141853), or the Registration Statement, which was declared effective by the SEC as of July 31, 2007.

Certain of our affiliates have also entered into other Lock-Up Agreements covering a portion of their shares. These agreements restrict the sale of 1,296,623 shares of our common stock. Under the terms of these Lock-Up Agreements, these affiliates cannot sell, pledge, grant or otherwise transfer the shares subject to the agreement for one year following July 31, 2007. After one year, 2.5% of these shares per quarter are released from these restrictions on a pro rata basis among these affiliates. All remaining shares will be released from the Lock-Up Agreements on July 31, 2009. These Lock-Up Agreements will otherwise terminate at the following times: (A) if the Registration Statement is terminated, the earlier of (i) the date of termination if no shares were sold, or (ii) the date any proceeds received from public investors are placed in the mail for return; (B) the date our common stock is listed on a national securities exchange, or (C) 30 days following the date the persons signing these Lock-Up Agreements are no longer affiliates.

Our stock is very thinly traded. The average daily trading volume for our common stock between January 2007 and November 2007 was approximately 16,200 shares per day. The number of shares that could be sold during this period was restrained by Dribble Out Agreements, Lock-Up Agreements, and other contractual limitations imposed on some of our shares, while there was no similar contractual restraint on the number of buyers of our common stock. This means that market supply may increase more than market demand for our shares when lock-up and dribble-out periods expire. Many companies experience a decrease in the market price of their shares when such events occur.

We cannot predict if future sales of our common stock, or the availability of our common stock held for sale, will materially and adversely affect the market price for our common stock or our ability to raise capital by offering equity or other securities. Our stock price may decline if the resale of shares under Rule 144, in addition to the resale of registered shares, at any time in the future exceeds the market demand for our stock.

Future sales of substantial amounts of our shares in the public market could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our securities.

(22) Our securities may be subject to “penny stock” rules, which could adversely affect our stock price and make it more difficult for our stockholders to resell their stock.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quotation systems, provided that reports with respect to transactions in such securities are provided by the exchange or quotation system pursuant to an effective transaction reporting plan approved by the SEC).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prescribed by the SEC, which:

·	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading

·	contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements

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·	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price

·	contains a toll-free telephone number for inquiries on disciplinary actions

·	defines significant terms in the disclosure document or in the conduct of trading penny stocks

·	contains such other information and is in such form (including language, type, size, and format) as the SEC requires

The broker-dealer also must provide the customer, prior to effecting any transaction in a penny stock, with:

·	bid and ask quotations for the penny stock

·	the compensation of the broker-dealer and its salesperson in the transaction

·	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock

·	monthly account statements showing the market value of each penny stock held in the customer's account

In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement related to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements could have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

5. OTHER INFORMATION

Effective October 16, 2007, we amended our Third Amended and Restated Bylaws. The amendment permits us to issue shares of our stock in book entry form in addition to preparing stock certificates.

Effective October 17, 2007, the employment contract between Smart Commerce and Gary Mahieu expired according to the terms of that agreement, and as of that date Mr. Mahieu no longer serves as an employee of ours or Smart Commerce. Mr. Mahieu had served as the Chief Operating Officer and Vice President at Smart Commerce.

On November 14, 2007, in an initial closing, we sold $3.3 million aggregate principal amount of secured subordinated convertible notes due November 14, 2010. In addition, the noteholders have committed to purchase on a pro rata basis up to $5.2 million aggregate principal of secured subordinated notes upon approval and call by our Board of Directors in future closings. We are obligated to pay interest on the notes at an annualized rate of 8% payable in quarterly installments commencing on February 14, 2008. We do not have the ability to prepay the notes without approval of at least a majority of the principal amount of the notes then outstanding.

On the earlier of the maturity date of November 14, 2010 or a merger, acquisition, sale of all or substantially all of our assets or capital stock or similar transaction, each noteholder in its sole discretion shall have the option to:

·	convert the principal then outstanding on its note into shares of our common stock, or
·	demand immediate repayment in cash of the note, including any accrued and unpaid interest.

If a noteholder elects to convert its note under these circumstances, the conversion price for notes:

·
issued in the initial closing on November 14, 2007 shall be a 20% premium above the average of the closing bid and asked prices of shares of our common stock quoted in the Over-The-Counter Market Summary averaged over five trading days prior to November 14, 2007; and

·
issued in any additional closings shall be the lesser of a 20% premium above the average of the closing bid and asked prices of shares of our common stock quoted in the Over-The-Counter Market Summary (or, if our shares are traded on the Nasdaq Stock Market or another exchange, the closing price of shares of our common stock quoted on such exchange) averaged over five trading days prior to :

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o	November 14, 2007; or
o	the respective additional closing date.

Upon the following events of default and at any time during the continuance of such an event of default, the noteholders have the right, with the consent of the agent appointed for such noteholders, to accelerate payment on their notes:

·	failure to pay any amounts when due;
·	non-performance of any material covenant that remains uncured for 15 days;
·	any of our representations and warranties prove to have been false or misleading in any material respect when made;
·
one or more judgments, decrees, or orders (excluding settlement orders) for the payment of money in the aggregate of $1,000,000 or more is entered against us or a subsidiary and is not discharged or stayed for a period of 60 days; or

·	default by us or a subsidiary under any agreement related to indebtedness resulting in the acceleration of more than $500,000 of indebtedness.

In addition, payment of the notes will be automatically accelerated if we enter voluntary or involuntary bankruptcy or insolvency proceedings.

The notes are secured by a first-priority lien on all our unencumbered assets, and a primary subordinated security interest in our encumbered assets, as permitted by our agreements with Wachovia and Fifth Third Bank.

The notes and the common stock into which they may be converted have not been registered under the Securities Act of 1933, as amended, or the Securities Act, or the securities laws of any other jurisdiction. As a result, offers and sales of the notes were made pursuant to Regulation D of the Securities Act and only made to accredited investors that were our existing stockholders. The investors include, among others, (i) The Blueline Fund, who originally recommended Philippe Pouponnot, one of the Company’s directors, for appointment to the Company’s Board of Directors, (ii) Atlas Capital, S.A., who originally recommended Shlomo Elia, another one of the Company’s directors, for appointment to the Board of Directors, and (iii) William Furr, who is the father of Thomas Furr, one of the Company’s directors and executive officers. Unless and until they are registered, the notes and the common stock into which they may be converted may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act or applicable securities laws of other jurisdictions.

If notes are converted into our common stock and a demand for registration of the shares of common stock is made by a holder of a majority of the converted common stock, we have agreed, subject to certain limitations, to use our best efforts to file a registration statement with the SEC:

·	within 180 days of such demand if:
o	we are eligible to use Form S-1, and
o
the demand is made with respect to at least 40% of the converted common stock then outstanding (or a lesser percentage if the anticipated aggregate offering price, net of selling expenses, would exceed $5 million); and

·	within 90 days of such demand if:
o	we are eligible to use Form S-3, and
o
 the demand is made with respect to at least 30% of the converted common stock then outstanding (or a lesser percentage if the anticipated aggregate offering price, net of selling expenses, would exceed $2 million).

In addition, if we propose to file a registration statement to register any of our common stock under the Securities Act in connection with the public offering of such securities solely for cash, subject to certain limitations, we shall give each noteholder who has converted its notes into common stock the opportunity to include such shares of converted common stock in the registration. We have agreed to bear the expenses for any of these registrations, exclusive of any stock transfer taxes, underwriting discounts and commissions.

The noteholders have designated a bond representative to act as their agent. We have agreed that the bond representative shall be granted access to our facilities and personal during normal business hours, shall have the right to attend all meetings of our Board of Directors and its committees and to receive all materials provided to our Board of Directors or any committee of our Board. We have agreed to pay all reasonable travel and lodging expenses of the bond representative related to his access to our facilities. In addition, so long as the notes are outstanding, we have agreed that we will not take any of the following actions without approval of the bond representative:

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·
make any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by us except that we may own securities of 1-800-Pharmacy, Inc. pursuant to an agreement we have with them without obtaining the bond representative’s consent;

·
make any loan or advance to any person, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by our Board of Directors;

·	guarantee any indebtedness except for our trade accounts or those of a subsidiary arising in the ordinary course of business;

·
make any investment other than investments in prime commercial paper, money market funds, certificates of deposit in any United States bank having a net worth in excess of $100,000,000 or obligations issued or guaranteed by the United States of America, in each case having a maturity not in excess of two years;

·	incur any aggregate indebtedness in excess of $25,000, other than trade credit incurred in the ordinary course of business;

·	increase or approve the compensation of our named executive officers, including benefits, bonuses and issuances of equity compensation;

·	change our principal business, enter new lines of business, or exit the current line of business;

·	sell, transfer, exclusively license, pledge or encumber technology or intellectual property;

·
create or authorize the creation of or issue any other security convertible into or exercisable for any equity security, other than issuances to employees pursuant to equity compensation plans approved by our Board of Directors;

·
purchase or redeem or pay any dividend on any capital stock, other than stock repurchased from former employees or consultants in connection with the cessation of their employment/services, at the lower of fair market value or cost; or

·	increase the number of shares authorized for issuance to officers, directors, employees, consultants and advisors pursuant to equity incentive plans or arrangements.

On November 6, 2007, Canaccord Adams Inc. agreed to waive any rights it held under its January 2007 engagement letter with the Company that it may have with respect to the convertible note offering, including the right to receive any fees in connection with the offering.

Proceeds from the sale of notes in the initial closing will be used to meet ongoing working capital and capital spending requirements.

6.  EXHIBITS

The following exhibits have been or are being filed herewith and are numbered in accordance with Item 601 of Regulation S-K:

Exhibit No.	Description
3.1	Fourth Amended and Restated Bylaws
4.1	Convertible Secured Subordinated Note Purchase Agreement, dated November 14, 2007, by and among Smart Online, Inc. and certain investors
4.2	Form of Convertible Secured Subordinated Promissory Note
10.1
Form of Amendment to Registration Rights Agreement, dated July 3, 2007, by and between Smart Online, Inc. and each of Magnetar Capital Master Fund, Ltd. and Herald Investment Management Limited on behalf of Herald Investment Trust PLC (incorporated herein by reference to Exhibit 10.55 to Amendment No. 3 to our Registration Statement on Form S-1 (Registration No. 333-141853), as filed with the SEC on July 31, 2007)

10.2
Form of Lock-In Agreement, dated July 30, 2007, by and between Smart Online, Inc. and certain of its affiliates (incorporated herein by reference to Exhibit 10.56 to Amendment No. 3 to our Registration Statement on Form S-1 (Registration No. 333-141853), as filed with the SEC on July 31, 2007)

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10.3
Form of Restricted Stock Award Agreement (for employees) under Smart Online, Inc.’s 2004 Equity Compensation Plan (incorporated herein by reference to Exhibit 10.1 to our Current Report on Form 8-K, as filed with the SEC on August 21, 2007)

10.4	Employment Agreement, dated August 15, 2007, with Joseph Francis Trepanier III
10.5	Amendment, dated August 15, 2007, to Employment Agreement, dated April 1, 2004, with Thomas P. Furr
10.6	Registration Rights Agreement, dated November 14, 2007, by and among Smart Online, Inc. and certain investors
10.7	Security Agreement, dated November 14, 2007, among Smart Online, Inc. and Doron Roethler, as agent for certain investors
10.8	Promissory Note, Modification Number One to Loan Agreement, and Security Agreement, dated January 24, 2007, by and between Smart Online, Inc. and Wachovia Bank, NA
31.1	Certification of Principal Executive Officer Pursuant to Rule 13a-14(a) as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2	Certification of Principal Financial Officer Pursuant to Rule 13a-14(a) as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1
Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This exhibit is being furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by that Act, be deemed to be incorporated by reference into any document or filed herewith for the purposes of liability under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, as the case may be.

32.2
Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This exhibit is being furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by that Act, be deemed to be incorporated by reference into any document or filed herewith for the purposes of liability under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, as the case may be.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 14, 2007

Smart Online, Inc.

/s/ David E. Colburn
David E. Colburn
Principal Executive Officer

Smart Online, Inc.

/s/ Nicholas Sinigaglia
Nicholas Sinigaglia
Principal Financial Officer and
Principal Accounting Officer

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EXHIBIT INDEX

Exhibit No.	Description
3.1	Fourth Amended and Restated Bylaws
4.1	Convertible Secured Subordinated Note Purchase Agreement, dated November 14, 2007, by and among Smart Online, Inc. and certain investors
4.2	Form of Convertible Secured Subordinated Promissory Note
10.1
Form of Amendment to Registration Rights Agreement, dated July 3, 2007, by and between Smart Online, Inc. and each of Magnetar Capital Master Fund, Ltd. and Herald Investment Management Limited on behalf of Herald Investment Trust PLC (incorporated herein by reference to Exhibit 10.55 to Amendment No. 3 to our Registration Statement on Form S-1 (Registration No. 333-141853), as filed with the SEC on July 31, 2007)

10.2
Form of Lock-In Agreement, dated July 30, 2007, by and between Smart Online, Inc. and certain of its affiliates (incorporated herein by reference to Exhibit 10.56 to Amendment No. 3 to our Registration Statement on Form S-1 (Registration No. 333-141853), as filed with the SEC on July 31, 2007)

10.3
Form of Restricted Stock Award Agreement (for employees) under Smart Online, Inc.’s 2004 Equity Compensation Plan (incorporated herein by reference to Exhibit 10.1 to our Current Report on Form 8-K, as filed with the SEC on August 21, 2007)

10.4	Employment Agreement, dated August 15, 2007, with Joseph Francis Trepanier III
10.5	Amendment, dated August 15, 2007, to Employment Agreement, dated April 1, 2004, with Thomas P. Furr
10.6	Registration Rights Agreement, dated November 14, 2007, by and among Smart Online, Inc. and certain investors
10.7	Security Agreement, dated November 14, 2007, among Smart Online, Inc. and Doron Roethler, as agent for certain investors
10.8	Promissory Note, Modification Number One to Loan Agreement, and Security Agreement, dated January 24, 2007, by and between Smart Online, Inc. and Wachovia Bank, NA
31.1	Certification of Principal Executive Officer Pursuant to Rule 13a-14(a) as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2	Certification of Principal Financial Officer Pursuant to Rule 13a-14(a) as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1
Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This exhibit is being furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by that Act, be deemed to be incorporated by reference into any document or filed herewith for the purposes of liability under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, as the case may be.

32.2
Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This exhibit is being furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by that Act, be deemed to be incorporated by reference into any document or filed herewith for the purposes of liability under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, as the case may be.

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Exhibit 3.1

FOURTH AMENDED AND RESTATED
BYLAWS
OF
SMART ONLINE, INC.

ARTICLE I

OFFICES

SECTION 1. REGISTERED OFFICE. The registered office of the Corporation shall be located at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, or at such other place as the Board of Directors shall determine from time to time.

SECTION 2. PRINCIPAL OFFICE AND OTHER OFFICES. The principal office of the Corporation shall be located at such place as the Board of Directors may specify from time to time. The Corporation may have such other offices at such other places, either within or without the State of Delaware, as the Board of Directors may from time to time determine, or as the affairs of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 1. PLACE OF MEETING. Meetings of the stockholders of the Corporation shall be held at the such place, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors, or, if not so designated, then at the principal office of the Corporation required to be maintained pursuant to Article I, Section 2 hereof. The Board of Directors may, in its sole discretion and subject to such guidelines and procedures as the Board of Directors may adopt for such meeting, permit stockholders and proxy holders not present at such meeting to: (i) participate in such meeting of stockholders; and (ii) be deemed present in person and vote at such meeting of stockholders, provided that: (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder; (B) the Corporation shall implement reasonable measures to provide stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders; and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, the Corporation shall maintain a record of such vote or other action.

SECTION 2. ANNUAL MEETINGS. The annual meeting of the stockholders shall be held during the month of June of each year at such time and place as the Board of Directors shall determine, at which time the stockholders shall elect a Board of Directors and transact such other business as may be properly brought before the meeting. Notwithstanding the foregoing, the Board of Directors may cause the annual meeting of stockholders to be held on such other date in any year as they shall determine to be in the best interest of the Corporation, and any business transacted at said meeting shall have the same validity as if transacted on the date designated herein.

SECTION 3. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or the Amended and Restated Certificate of Incorporation, may be called by the Chairman of the Board, Chief Executive Officer or President. The President or Secretary shall call a special meeting when: (i) requested in writing by any two or more of the directors, or one director if only one director is then in office; or (ii) requested in writing by stockholders owning a majority of the shares entitled to vote. Such written request shall state the purpose or purposes of the proposed meeting.

SECTION 4. NOTICE. Except as otherwise required by statute or the Certificate of Incorporation, written notice of each meeting of the stockholders, whether annual or special, shall be served, either personally, by mail or private carrier, or by facsimile, electronic mail or other electronic means, upon each stockholder of record entitled to vote at such meeting, not less than ten (10) nor more than sixty (60) days before the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid. Notice shall be sent by facsimile, electronic mail or other electronic means only to stockholders who have agreed to receive notice by electronic means and who have not revoked such agreement. Notice of any meeting of stockholders shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The notice shall also state the means of remote communication, if any, by which stockholders and proxy holders may be deemed present in person and vote at such meeting. Notice of any meeting of stockholders shall not be required to be given to any stockholder who, in person or by his authorized attorney, either before or after such meeting, shall waive such notice in writing. Attendance of a stockholder at a meeting, either in person or by proxy, shall itself constitute waiver of notice and waiver of any and all objections to the place and time of the meeting and manner in which it has been called or convened, except when a stockholder attends a meeting solely for the purpose of stating, at the beginning of the meeting, any such objections to the transaction of business. Notice of the time and place of any adjourned meeting need not be given otherwise than by the announcement at the meeting at which adjournment is taken, unless the adjournment is for more than thirty (30) days or after the adjournment a new record date is set.

SECTION 5. PROXIES. A stockholder may attend, represent, and vote his shares at any meeting in person, or be represented and have his shares voted for by a proxy which such stockholder has (i) duly executed in writing or (ii) transmitted by electronic means and which has been authenticated as required by law. No proxy shall be valid after three (3) years from the date of its execution unless a longer period is expressly provided in the proxy. Each proxy shall be revocable unless otherwise expressly provided in the proxy or unless otherwise made irrevocable by law.

SECTION 6. QUORUM. The holders of a majority of the stock issued, outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders and shall be required for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation, or by these Bylaws. When a quorum is present at the original meeting, any business which might have been transacted at the original meeting may be transacted at an adjourned meeting, even when a quorum is not present at the adjourned meeting. The stockholders at a meeting at which a quorum is initially present may continue to do business until adjournment, notwithstanding the withdrawal of sufficient stockholders to leave less than a quorum. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting unless the adjournment is for more than thirty (30) days or after the adjournment a new record date is set, until the required amount of voting stock shall be present. At such adjourned meeting at which a quorum shall be present in person or by proxy, any business may be transacted that might have been transacted at the meeting originally called.

SECTION 7. VOTING OF SHARES. Each outstanding share of voting capital stock of the Corporation shall be entitled to one vote on each matter submitted to a vote at a meeting of the stockholders, except as otherwise provided in the Amended and Restated Certificate of Incorporation. The vote by the holders of a majority of the shares voted on any matter at a meeting of stockholders at which a quorum is present shall be the act of the stockholders on that matter, unless the vote of a greater number is required by law, by the Amended and Restated Certificate of Incorporation, or by these Bylaws; provided, however, that directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Voting on all matters except the election of directors shall be by voice vote or show of hands unless the holders of ten percent (10%) of the shares represented at the meeting shall, prior to voting on any matter, demand a written ballot on that particular matter. All elections of directors shall be by written ballot, unless otherwise provided in the Amended and Restated Certificate of Incorporation. Shares of its own stock owned by the Corporation, directly or indirectly, through a subsidiary or otherwise, shall not be voted and shall not be counted in determining the number of shares entitled to vote; except that shares held in a fiduciary capacity may be voted and shall be counted except to the extent provided by law.

2

SECTION 8. ACTION WITHOUT MEETING.

(a) Any action required or permitted to be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

(b) Every written consent shall bear the date of signature of each stockholder who signs the consent, and no consent shall be effective to take the corporate action referred to in such consent unless, within sixty (60) days of the earliest dated consent delivered to the Corporation in the manner required in these Bylaws, written consents signed by a sufficient number of stockholders to take action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

(c) A telegram, electronic mail or other electronic transmission consenting to action to be taken and transmitted by a stockholder or proxy holder, or by a person or persons authorized to act for a stockholder or proxy holder, shall be deemed to be written, signed and dated, as required by Section 228 of the General Corporation Law of Delaware and by these Bylaws, provided that any such telegram, electronic mail or other electronic transmission sets forth or is delivered with information from which the Corporation can determine: (i) that the telegram, electronic mail or other electronic transmission was transmitted by the stockholder, proxy holder or person authorized to act for the stockholder or proxy holder; and (ii) the date on which such stockholder, proxy holder or authorized person(s) transmitted such telegram, electronic mail or other electronic transmission. The date on which such telegram, electronic mail or other electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. Unless otherwise provided by resolution of the Board of Directors, no consent given by telegram, electronic mail or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be made by and or by certified or registered mail, return receipt requested.

(d) Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. If the action which is consented to is such as would have required the filing of a certificate under any section of the General Corporation Law of Delaware if such action had been voted on by the stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the General Corporation Law of Delaware.

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SECTION 9. LIST OF STOCKHOLDERS. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete alphabetical list of the stockholders entitled to vote at the meeting, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 10. INSPECTORS OF ELECTION.

(a) APPOINTMENT OF INSPECTORS OF ELECTION. In advance of any meeting of stockholders, the Board of Directors may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the chairman of any such meeting may appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting or at the meeting by the person acting as chairman.

(b) DUTIES OF INSPECTORS. The inspectors of elections shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine the results and do such acts as may be proper to conduct the election or vote with fairness to all stockholders. The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as possible.

(c) VOTE OF INSPECTORS. If there are three (3) inspectors of election the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

(d) REPORT OF INSPECTORS. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

SECTION 13. NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

(a) Annual Meetings of Stockholders.

(i) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders: (a) pursuant to the notice of meeting pursuant to Article II, Section 4 of these Bylaws; (b) by or at the direction of the Board of Directors; or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Bylaw (Article II, Section 13), who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw.

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(ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (a)(i) of this Bylaw, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the 60th calendar day nor earlier than the close of business on the 90th calendar day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) calendar days before or more than sixty (60) calendar days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th calendar day prior to such annual meeting and not later than the close of business on the later of the 60th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

(b) Special Meetings of Stockholders.

(i) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the notice of meeting under Article II, Section 4 of these Bylaws. If directors are to be elected at a special meeting of stockholders pursuant to the notice of meeting, nominations of persons for election to the Board of Directors at such meeting may be made (a) by or at the direction of the Board of Directors, or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Bylaw, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw.

(ii) In the event a special meeting of stockholders is called for the purpose of electing one or more directors to the Board of Directors, any stockholder may, pursuant to clause (b)(i) above, nominate a person or persons (as the case may be) for election to such position(s) as specified in the notice of meeting, if the stockholder shall have delivered notice containing the information specified in paragraph (a)(ii) of this Bylaw to the secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th calendar day prior to such special meeting and not later than the close of business on the later of the 60th calendar day prior to such special meeting or the 10th calendar day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

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(c) General.

(i) Only such persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the Amended and Restated Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

(ii) For purposes of this Bylaw, "public announcement" shall mean disclosure in a press release reported in a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(iii) Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

SECTION 14. STOCKHOLDER COMMUNICATIONS WITH DIRECTORS. The Board of Directors may from time to time establish or amend the procedures for stockholder communications to the Board of Directors. Such procedures shall be contained in the Corporation’s proxy statement for its annual shareholders meeting or such other communication as the Board may deem appropriate in its sole discretion. Any stockholder who desires to send a communication to members of the Board shall be required to submit such communication in accordance with such procedures. All communications properly submitted under the procedures established by the Board of Directors, except those deemed inappropriate as provided below, will be delivered to all members of the Board periodically, generally in advance of each regularly scheduled Board meeting. The Secretary shall not forward communications which (a) are not reasonably related to the business of the Company, (b) concern individual grievances or other interests that are personal to the stockholder submitting the communication and that cannot reasonably be construed to present a matter of concern to stockholders generally, or (c) under community standards, contain offensive, scurrilous or abusive content or that advocate engaging in illegal activities. If the Secretary, in his or her judgment, deems a communication inappropriate under the foregoing criteria, it will be returned to the person who submitted it together with a brief explanation of the reason why it has been deemed inappropriate for delivery.

ARTICLE III

BOARD OF DIRECTORS

SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by the Board of Directors, except as otherwise provided by law, by the Certificate of Incorporation of the Corporation or by these Bylaws.

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SECTION 2. NUMBER AND QUALIFICATIONS. The authorized number of directors shall be determined from time to time by resolution of the Board of Directors, provided that the number of directors shall not exceed nine (9), and provided further that any decrease in the number of directors shall not shorten an incumbent director's term of office. Each director shall hold office until his death, resignation, retirement, removal, disqualification, or his successor is elected and qualifies. Directors need not be residents of the State of Delaware or stockholders of the Corporation.

SECTION 3. ELECTION AND CLASSIFICATION OF DIRECTORS; TERM. The directors shall be elected for annual terms at the annual meeting of stockholders (or by written consent in lieu of such meeting) and such directors, as provided in Section 7 of Article II, shall be elected by a plurality of the votes of the shares present or represented by proxy at the meeting (or executing the written consent in lieu of such meeting) and entitled to vote in the election of directors.

SECTION 4. REMOVAL. At a special meeting of the stockholders called for the purpose and in the manner provided in these Bylaws, subject to any limitations imposed by law or the Amended and Restated Certificate of Incorporation, the Board of Directors, or any individual director, may be removed from office, but only for cause, and a new director or directors elected by a vote of stockholders holding a majority of the outstanding shares entitled to vote at an election of directors.

SECTION 5. RESIGNATION. Any director of the Corporation may resign at any time by giving written notice to the President or the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of such notice or at such later time as shall be specified in such notice. The acceptance of such resignation shall not be necessary to make it effective.

SECTION 6. VACANCIES. Any vacancy in the Corporation's Board of Directors, including, without limitation, any vacancy created by an increase in the authorized number of directors or resulting from the stockholders' failure to elect the full authorized number of directors, may be filled by the vote of a majority of the remaining directors then in office, though less than a quorum. If the vacant office was held by a director elected by a voting group, only the remaining director or directors elected by that voting group or the holders of shares of that voting group are entitled to fill the vacancy. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. The stockholders may elect a director at any time to fill a vacancy not filled by the directors.

SECTION 7. COMPENSATION. The Board of Directors may cause the Corporation to compensate directors for their services as directors and may provide for payment by the Corporation of all expenses incurred by directors in attending regular and special meetings of the Board.

ARTICLE IV

MEETINGS OF DIRECTORS

SECTION 1. ANNUAL AND REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of stockholders. In addition, the Board of Directors may provide, by resolution, for the holding of additional regular meetings.

SECTION 2. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President or any two or more directors, or one director if only one director is then in office. Such meetings may be held at the time and place designated in the notice of the meeting.

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SECTION 3. NOTICE OF MEETINGS.

(a) Regular meetings of the Board of Directors may be held without notice. Written notice of the time and place of all special meetings of the Board of Directors shall be given no later than 5:00 p.m. in the time zone of the principal office of the Corporation on a date after which at least two business days intervene before the date of the meeting; such notice need not specify the purpose for which the meeting is called. Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any director by attendance at such meeting, except when the director attends the meeting for the express purposes of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called of convened. Notice of an adjourned meeting need not be given if the time and place are fixed at the meeting adjourning and if the period of adjournment does not exceed ten (10) days in any one adjournment.

(b) The transaction of all business at any meeting of the Board of Directors, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present shall sign a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in any written waiver of notice or consent unless so required by the Certificate of Incorporation or these Bylaws. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meetings.

SECTION 4. QUORUM. At all meetings of the Board of Directors, the presence of a majority of the directors then in office shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present at any meeting may adjourn from time to time until a quorum is constituted. Notice of the time and place of any adjourned meeting need only be given by announcement at the meeting at which adjournment is taken.

SECTION 5. MANNER OF ACTING. Except as otherwise provided by law, these Bylaws or the Amended and Restated Certificate of Incorporation, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 6. ACTION WITHOUT MEETING. Unless otherwise restricted by the Amended and Restated Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if all members of the Board of Directors consent in writing, and such writing or writings are filed with the minutes of proceedings of the Board of Directors.

SECTION 7. TELEPHONIC MEETINGS. Members of the Board of Directors may participate in a meeting of such Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

ARTICLE V

COMMITTEES OF THE BOARD

SECTION 1. CREATION. The Board of Directors may designate one (1) or more directors to constitute a Executive Committee or other committees, each of which, to the extent authorized by law and provided in the resolution shall have and may exercise all of the authority delegated to the Executive Committee or other committee by the Board of Directors in the management of the Corporation, except as set forth in Section 7, below.

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SECTION 2. VACANCY. Any permanent vacancy occurring on a committee shall be filled by the Board of Directors.

SECTION 3. REMOVAL. Any member of a committee may be removed at any time, with or without cause, by the Board of Directors.

SECTION 4. PROCEDURES AND MINUTES. Any such committee shall elect a presiding officer from among its members and may fix its own rules of procedure, which may not be inconsistent with these Bylaws. Each committee shall keep regular minutes of its proceedings and report the same to the Board when required.

SECTION 5. MEETINGS; QUORUM. Regular meetings of any such committee may be held without notice at such time and place as such committee may fix by resolution. Special meetings of any such committee may be called by any member thereof upon not less than one (1) days' notice stating the place and time of such meeting, which notice may be written or oral, and if mailed, shall be deemed delivered when deposited in the United States mail addressed to any member of the committee at his business address. Any member of the committee may waive notice of meeting and no notice of meeting need be given to any member thereof who attends in person. The notice of a meeting of a committee need not state the business proposed to be transacted at the meeting. A majority of the members of any such committee shall constitute a quorum for the transaction of business at any meeting thereof, and actions of such committee must be authorized by the affirmative vote of a majority of the members pursuant to a meeting at which a quorum is present. In the absence or disqualification of a member of the committee, the member or members present and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member.

SECTION 6. RESPONSIBILITY OF DIRECTORS. The designation of an Executive Committee or other committee and the delegation thereto of authority shall not alone operate to relieve the Board of Directors or any member thereof, of any responsibility or liability imposed upon it or him by law.

SECTION 7. RESTRICTIONS ON COMMITTEES. Neither the Executive Committee nor any other committee shall have the authority to: (a) approve or adopt or recommend to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to the stockholders for approval; (b) adopt, amend or repeal Bylaws; (c) amend the Amended and Restated Certificate of Incorporation; (d) authorize distributions; (e) fill vacancies on the Board of Directors or on any of its committees, except as provided in Section 5, above; (f) approve a plan of merger not requiring stockholder approval; (g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; (h) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except within limits specifically prescribed by the Board of Directors; (i) fix compensation of the directors for serving on the Board or on any committee; or (j) amend or repeal any resolution of the Board of Directors which by its terms shall not be so amendable or repealable.

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ARTICLE VI

OFFICERS

SECTION 1. OFFICERS. The Board of Directors shall elect a President and a Secretary or Assistant Secretary, and may elect or appoint a chief executive officer, one or more vice presidents, one or more assistant secretaries, a treasurer or chief financial officer, and other or additional officers as in its opinion are desirable for conduct of the business of the Corporation. The Board of Directors may elect from its own membership a Chairman of the Board. The Board of Directors may by resolution empower any officer or officers of the Corporation to appoint from time to time such vice presidents and other or additional officers as in the opinion of the officer(s) so empowered by the Board are desirable for the conduct of the business of the Corporation. Any two or more offices may be held by the same person. In no event, however, may an officer act in more than one capacity where action of two or more officers is required.

SECTION 2. ELECTION AND TERM. Each officer of the Corporation shall hold office for the term for which he is elected or appointed, and until his successor has been duly elected or appointed and has qualified, or until his death, resignation or removal pursuant to these Bylaws. Elections by the Board of Directors may be held at any regular or special meeting of the Board.

SECTION 3. REMOVAL. Any officer elected by the Board may be removed, either with or without cause, by a vote of the Board of Directors. Any officer appointed by another officer or officers may be removed, either with or without cause, by either a vote of the Board of Directors or by the officer or officers given the power to appoint that officer. The removal of any person from office shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 4. RESIGNATIONS. Any officer may resign at any time by giving written notice to the Board of Directors or to the President or Secretary of the Corporation. Any such resignation shall take effect upon receipt of the notice.

SECTION 5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause, shall be filled for the unexpired portion of the term in the manner prescribed by these Bylaws for regular appointment or elections to such offices.

SECTION 6. COMPENSATION. The compensation of all officers of the Corporation shall be fixed by the Board of Directors, except that the Board may delegate to any officer who has been given the power to appoint subordinate officers, the authority to fix the salaries of such appointed officers. No officer shall be prevented from receiving a salary as an officer by reason of the fact that the officer is also a member of the Board of Directors.

SECTION 7. CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors, if elected, shall preside at all meetings of the Board of Directors and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by these Bylaws.

SECTION 8. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer, if elected, shall be the principal executive officer of the Corporation and shall preside at meetings of the Board of Directors in the absence of the Chairman of the Board. The Chief Executive Officer shall be subject to the control and direction of the Board of Directors, and shall supervise and control the management of the Corporation.

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SECTION 9. PRESIDENT. If no Chief Executive Officer is elected, the President shall be the principal executive officer of the Corporation, and shall preside at meetings of the Board of Directors in the absence of the Chairman of the Board and the Chief Executive Officer. The President shall be subject to the control and direction of the Board of Directors, and in general, he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer from time to time.

SECTION 10. VICE PRESIDENTS. In the absence or disability of the President or in the event of his death, inability or refusal to act, the Vice Presidents, in the order of their length of service as such, unless otherwise determined by the Board of Directors, shall perform the duties and exercise the powers of the President. In addition, the Vice President shall perform such other duties and have such other powers as the Board of Directors shall prescribe. Vice Presidents shall not be executive officers of the Corporation except as designated by the Board of Directors.

SECTION 11. SECRETARY AND ASSISTANT SECRETARY. The Secretary shall attend all meetings of the stockholders and of the Board of Directors, and shall record all acts and proceedings of such meetings in the minute book of the Corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors requiring notice. The Secretary shall perform all other duties given him in these Bylaws and other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

SECTION 12. CHIEF FINANCIAL OFFICER OR TREASURER AND ASSISTANT TREASURER. The Chief Financial Officer or Treasurer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner, and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors or the President. The Chief Financial Officer or Treasurer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Corporation. The Corporation shall mail the annual financial statements, or a written notice of their availability, to each stockholder within one hundred twenty (120) days of the close of each fiscal year. The Chief Financial Officer or Treasurer shall perform other duties commonly incident to this office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. The President may direct any Assistant Treasurer to assume and perform the duties of the Chief Financial Officer or Treasurer in the absence or disability of the Chief Financial Officer or Treasurer, and each Assistant Treasurer shall perform other duties commonly incident to this office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

SECTION 13. CONTROLLER AND ASSISTANT CONTROLLER. The Controller, if one has been appointed, shall have charge of the accounting affairs of the Corporation and shall have such other powers and perform such other duties as the Board of Directors shall designate. Each Assistant Controller shall have such powers and perform such duties as may be assigned by the Board of Directors and the Assistant Controllers shall exercise the powers of the Controller during that officer's absence or inability to act.

SECTION 14. DUTIES OF OFFICERS MAY BE DELEGATED. In case of the absence of any officer of the Corporation or for any other reason that the Board may deem sufficient, the Board may delegate the powers or duties of such officer to any other officer or to any director for the time being provided a majority of the entire Board of Directors concurs in such delegation.

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SECTION 15. BONDS. The Board of Directors may, by resolution, require any or all officers, agents and employees of the Corporation to give bond to the Corporation, with sufficient securities, conditioned on faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

ARTICLE VII

CAPITAL STOCK AND TRANSFER OF SAME

SECTION 1. CERTIFICATES FOR SHARES. The shares of stock of the Corporation may be issued in book-entry form or evidenced by certificates. However, every stockholder shall be entitled, upon request, to have a certificate or certificates in such form as the Board of Directors shall determine, certifying the number and class of fully paid shares owned by him. To the extent that shares of stock are represented by certificates, the certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the President or any Vice President or a person who has been designated as the chief executive officer of the Corporation and by the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer and sealed with the seal of the Corporation or a facsimile thereof. The signatures of any such officers upon a certificate may be facsimiles or may be engraved or printed or omitted if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile or other signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue. The certificates shall be consecutively numbered or otherwise identified; and the name and address of the persons to whom they are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by such certificates or held in book-entry form, the number and class of shares represented by such certificates or held in book-entry form, respectively, and the respective dates thereof, and in case of cancellation the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued.

SECTION 2. TRANSFER OF SHARES. Transfer of shares shall be made on the stock transfer books of the Corporation only upon surrender of the certificates for the shares sought to be transferred by the record holder thereof or by his duly authorized agent, transferee or legal representative. All certificates surrendered for transfer shall be cancelled before new certificates for the transferred shares shall be issued.

SECTION 3. TRANSFER AGENT AND REGISTRAR. The Board of Directors may appoint one or more transfer agents and one or more registrars of transfer and may require all stock certificates to be signed or countersigned by the transfer agent and registered by the registrar of transfers.

SECTION 4. CLOSING TRANSFER BOOKS AND FIXING RECORD DATE.

(a) For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, such record date shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Such determination of stockholders of record shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

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(b) For the purpose of determining the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, such record date, when no prior action by the Board of Directors is required by this chapter, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is filed with the Secretary of the Corporation. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware Corporation Law, such record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) For the purpose of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION 5. LOST CERTIFICATES. The Board of Directors may authorize the issuance of a new share certificate in place of a certificate claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming the loss or destruction. When authorizing such issuance of a new certificate, the Board may require the claimant to give the Corporation a bond in such sum as it may direct to indemnify the Corporation against loss from any claim with respect to the certificate claimed to have been lost or destroyed; or the Board may, by resolution reciting that the circumstances justify such action, authorize the issuance of the new certificate without requiring such a bond.

SECTION 6. HOLDER OF RECORD. The Corporation may treat as absolute owner of the shares the person in whose name the shares stand of record on its books just as if that person had full competency, capacity, and authority to exercise all rights of ownership irrespective of any knowledge or notice to the contrary or any description indicating a representative, pledge or other fiduciary relation or any reference to any other instrument or to the rights of any other person appearing upon its record or upon the share certificate; except that any person furnishing to the Corporation proof of his appointment as a fiduciary shall be treated as if he were a holder of record of the Corporation's shares.

SECTION 7. TREASURY SHARES. Treasury shares of the Corporation shall consist of such shares as have been issued and thereafter acquired but not cancelled by the Corporation. Treasury shares shall not carry voting or dividend rights, except rights in share dividends.

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ARTICLE VIII

GENERAL PROVISIONS

SECTION 1. DISTRIBUTIONS TO STOCKHOLDERS. The Board of Directors may from time to time authorize, and the Corporation may make, distributions to its stockholders (including, without limitation, dividends and distributions involving acquisition of the Corporation's shares) in the manner and upon the terms and conditions provided by law, and subject to the provisions of its Certificate of Incorporation.

SECTION 2. SEAL. The seal of the Corporation shall be in such form as the Board of Directors may from time to time determine.

SECTION 3. DEPOSITORIES AND CHECKS. All funds of the Corporation shall be deposited in the name of the Corporation in such bank, banks, or other financial institutions as the Board of Directors may from time to time designate and shall be drawn out on checks, drafts or other orders signed on behalf of the Corporation by such person or persons as the Board of Directors may from time to time designate.

SECTION 4. LOANS. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or defined to specific instances.

SECTION 5. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by the Board of Directors.

SECTION 6. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument on behalf of the Corporation, and such authority may be general or confined to specific instances.

ARTICLE IX

AMENDMENTS

The Bylaws of the Corporation may be altered or amended and new Bylaws may be adopted by the stockholders or, if authorized by the Certificate of Incorporation, by the Board of Directors at any regular or special meeting of the Board of Directors; provided, however, that, if such action is to be taken at a meeting of the stockholders, notice of the general nature of the proposed change in the Bylaws shall have been given in the notice of a meeting. Action by the stockholders with respect to Bylaws shall be taken by an affirmative vote of a majority of the shares entitled to elect directors, and action by the directors with respect to Bylaws shall be taken by an affirmative vote of a majority of all directors then holding office.

ARTICLE X

INDEMNIFICATION AND REIMBURSEMENT OF DIRECTORS AND OFFICERS

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SECTION 1. INDEMNIFICATION FOR EXPENSES AND LIABILITIES. Any person who at any time serves or has served (i) as a director, officer, employee or agent of the Corporation, (ii) at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, or (iii) at the request of the Corporation as a trustee or administrator under an employee benefit plan, or is called as a witness at a time when he or she has not been made a named defendant or respondent to any Proceeding, shall have a right to be indemnified by the Corporation to the fullest extent from time to time permitted by law against Liability and Expenses in any Proceeding (including without limitation a Proceeding brought by or on behalf of the Corporation itself) arising out of his or her status as such or activities in any of the foregoing capacities. The Board of Directors of the Corporation shall take all such action as may be necessary and appropriate to authorize the Corporation to pay the indemnification required by this provision, including without limitation, to the extent needed, making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him or her. Any person who at any time serves or has served in any of the aforesaid capacities for or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the rights provided for herein. Any repeal or modification of these indemnification provisions shall not affect any rights or obligations existing at the time of such repeal or modification. The rights provided for herein shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from this provision. The rights granted herein shall not be limited by the provisions contained in Section 145 of the Delaware Corporation Law or any successor to such statute. The rights granted herein shall not be exclusive of any other rights which an indemnified person may have or hereafter acquire under any statute, provision of the Amended and Restated Certificate of Incorporation, these bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.

SECTION 2. ADVANCE PAYMENT OF EXPENSES. The Corporation shall (upon receipt of an undertaking by or on behalf of the director, officer, employee or agent involved to repay the Expenses described herein unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation against such Expenses) pay Expenses incurred by such director, officer, employee or agent in defending a Proceeding or appearing as a witness at a time when he or she has not been named as a defendant or a respondent with respect thereto in advance of the final disposition of such Proceeding.

SECTION 3. INSURANCE. The Corporation shall have the power to purchase and maintain insurance (on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan) against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability.

SECTION 4. OTHER INDEMNIFICATION. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other entity shall be reduced by any amount such person may collect as indemnification from such other entity.

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SECTION 5. DEFINITIONS. The following terms as used in this Article shall have the following meanings. "Proceeding" means any threatened, pending or completed action, suit, or proceeding and any appeal therein (and any inquiry or investigation that could lead to such action, suit, or proceeding), whether civil, criminal, administrative, investigative or arbitrative and whether formal or informal. "Expenses" means expenses of every kind, including counsel fees. "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), reasonable expenses incurred with respect to a Proceeding, and all reasonable expenses incurred in enforcing the indemnification rights provided herein. "Director," "officer," "employee" and "agent" include the estate or personal representative of a director, officer, employee or agent. "Corporation" shall include any domestic or foreign predecessor of this Corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

/s/ James W. Gayton
Secretary

October 16, 2007

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Exhibit 4.1

CONVERTIBLE SECURED SUBORDINATED NOTE PURCHASE AGREEMENT

This Convertible Secured Subordinated Note Purchase Agreement, dated as of November 14, 2007, (this “Agreement”) is entered into by and among Smart Online, Inc., a Delaware corporation (the “Company”), and the persons and entities listed on the schedule of investors attached hereto as Schedule I (each an “Investor” and, collectively, the “Investors”).

RECITALS

A. On the terms and subject to the conditions set forth herein, each Investor is willing to purchase from the Company, and the Company is willing to sell to such Investor, a secured subordinated convertible promissory note in the principal amount set forth opposite such Investor’s name on Schedule I hereto.

B. Capitalized terms not otherwise defined herein shall have the meaning set forth in the form of Note (as defined below) attached hereto as Exhibit A.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1.  The Notes.

(a)  Issuance of Notes. At the Initial Closing (as defined below), the Company agrees to issue and sell to each of the Investors, and, subject to all of the terms and conditions hereof, each of the Investors severally agrees to purchase a convertible secured subordinated promissory note in the form of Exhibit A hereto (each, a “Note” and, collectively, the “Notes”) in the principal amount set forth opposite the respective Investor’s name on Schedule I hereto, (which amount shall not be less than $250,000.00). The obligations of the Investors to purchase Notes are several and not joint.

(b)  Initial Closing; Delivery. The sale and purchase of the Notes shall take place at one or more closings with the initial closing (the “Initial Closing”) to be held on the date hereof at such place as the Company and the Investors may determine. At the Initial Closing, the Company will deliver to each of the Investors the respective Note to be purchased by such Investor, against receipt by the Company of the corresponding purchase price set forth on Schedule I hereto (the “Purchase Price”). Each of the Notes will be registered in such Investor’s name in the Company’s records. In addition, to secure the full payment of all obligations under the Notes, the Company and Doron Roethler, as agent for the Investors (the “Agent”), shall execute the Security Agreement (as defined below).

(c)  Subsequent Closing; Delivery.  Subject to compliance with federal and applicable state securities laws, at any time after the date of this Agreement but on or prior to the third anniversary hereof, the Company may elect to sell and issue to the Investors, and, upon such election, the Investors shall purchase from the Company in one or more subsequent closings (each, a “Subsequent Closing”), additional Notes (the “Additional Notes”); provided that the aggregate principal amount of all Additional Notes issued in all Subsequent Closings pursuant to this Agreement does not exceed $5,200,000. Each time the Company elects to sell Additional Notes in a Subsequent Closing, the Company shall provide to each Investor written notice of such election (the “Subsequent Closing Notice”), which notice shall include the aggregate principal amount of the Additional Notes the Company proposes to sell in such Subsequent Closing (which amount shall not be less than $500,000) (the “Subsequent Closing Amount”), the anticipated date upon which such Subsequent Closing will occur (which date shall not be more than fifteen (15) days after the Company provides such notice to the Investors) and the Investor’s pro rata share of the Subsequent Closing Amount (which shall be calculated by dividing the principal amount of the Note purchased by such Investor in the Initial Closing by the aggregate principal amount of all Notes purchased in the Initial Closing). At each Subsequent Closing, each Investor shall purchase an Additional Note equal to such Investor’s pro rata share of the Subsequent Closing Amount. All such sales of Additional Notes shall be made on the terms and conditions set forth in this Agreement and the exhibits attached hereto. Any Additional Notes sold and issued pursuant to this Section 1(d) shall be deemed to be “Notes” for all purposes under this Agreement. Should any such sales be made, the Company shall prepare a revised Schedule I to this Agreement reflecting such sales. At each Subsequent Closing, the Company will deliver to each of the Investors participating in such Subsequent Closing the respective Note to be purchased by such Investor, against receipt by the Company of the corresponding Purchase Price set forth on Schedule I hereto. Each of the Notes will be registered in such Investor’s name in the Company’s records. The Initial Closing and each Subsequent Closing, if any, shall each be considered a “Closing” for the purposes of this Agreement and the date of each such Closing shall be a “Closing Date.”

(d)  Use of Proceeds. The proceeds of the sale and issuance of the Notes shall be used for ongoing working capital and capital spending requirements.

2.  Representations and Warranties of the Company. Except as otherwise described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 (and any amendments thereto filed at least two (2) Business Days prior to the Closing Date), the Company’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2007 and March 31, 2007 (and any amendments thereto filed at least two (2) Business Days prior to the Closing Date), the Company’s Proxy Statement for its 2007 Annual Meeting of Shareholders, and any of the Company’s Current Reports on Form 8-K filed since August 14, 2007 (and any amendments thereto filed at least two (2) Business Days prior to the Closing Date) (all collectively, the “SEC Reports”), the Company hereby represents and warrants to, and covenants with, the Investor as of the date hereof and the applicable Closing Date, as follows:

(a)  Organization.  The Company is duly incorporated and validly existing in good standing under the laws of the State of Delaware. The Company has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and is registered or qualified to do business and in good standing in each jurisdiction in which it owns property or transacts business and where the failure to be so qualified would have a material adverse effect upon the Company and its subsidiaries as a whole or the business, financial condition, properties, operations or assets of the Company and its subsidiaries as a whole or the Company’s ability to perform its obligations under the this Agreement, the Notes, the Security Agreement (as defined below), the Registration Rights Agreement (as defined below) (collectively, the “Transaction Agreements”) in all material respects (“Material Adverse Effect”), and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

(b)  Due Authorization. The Company has all requisite power and authority to execute, deliver and perform its obligations under the Transaction Agreements. The execution and delivery of the Transaction Agreements, and the consummation by the Company of the transactions contemplated hereby, have been duly authorized by all necessary corporate action and no further action on the part of the Company or its Board of Directors or stockholders is required. The Transaction Agreements have been validly executed and delivered by the Company and constitute legal, valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except to the extent (i) rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, (ii) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and (iii) such enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)  No Conflict or Default. The execution and delivery of the Transaction Agreements, the sale and issuance of the Notes to be sold by the Company pursuant to this Agreement, the issuance of the shares of the Company’s Common Stock (the “Common Stock”) issuable upon conversion of the Notes (the “Conversion Shares”) in accordance with the terms of the Notes, the fulfillment of the terms of the Transaction Agreements and the consummation of the transactions contemplated thereby will not: (A) result in a conflict with or constitute a material violation of, or material default (with the passage of time or otherwise) under, (i) any bond, debenture, note, loan agreement or other evidence of indebtedness, or any material lease, or contract to which the Company is a party or by which the Company or their respective properties are bound, (ii) the Certificate of Incorporation, by-laws or other organizational documents of the Company, as amended, or (iii) any law, administrative regulation, or existing order of any court or governmental agency, or other authority binding upon the Company or the Company’s respective properties; or, (B) result in the creation or imposition of any lien, encumbrance, claim, or security interest upon any of the material assets of the Company or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which it is bound or to which any of the property or assets of the Company is subject, except as contemplated by the Transaction Agreements. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body is required for the execution and delivery of the Transaction Agreements by the Company and the valid issuance or sale of the Securities by the Company pursuant to the Transaction Agreements, other than such as have been made or obtained, and except for any filings required to be made under federal or state securities laws

(d)  Capitalization. The outstanding capital stock of the Company is as described in the Company’s Quarterly Report on Form 10-Q for the three month period ending June 30, 2007. The Company has not made any material issuances of capital stock since June 30, 2007, other than pursuant to the purchase of shares under the Company’s employee stock equity plans and the exercise of outstanding warrants or stock options, in each case as disclosed in the SEC Reports, as well as the issuance of restricted shares to certain of its directors as part of its director compensation program and the issuance of restricted shares to certain of its employees under our 2004 Equity Compensation Plan. The Conversion Shares to be issued upon conversion of the Notes have been duly authorized, and when issued and paid for in accordance with the terms of the Transaction Agreements, will be duly and validly issued, fully paid and nonassessable, subject to no lien, claim or encumbrance (except for any such lien, claim or encumbrance created, directly or indirectly, by the Investor). The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, have been issued in compliance with the registration requirements of federal and state securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. The Company owns one hundred percent of all of the outstanding capital stock of each of its subsidiaries, free and clear of all liens, claims and encumbrances except as disclosed in the SEC Reports. There are not (i) any outstanding preemptive rights, or (ii) any rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company not disclosed in the SEC Reports, or (iii) any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party that would provide for the issuance or sale of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options not disclosed in the SEC Reports. There are no shareholders agreements, voting agreements or other similar agreements with respect to the Common Stock to which the Company is a party

(e)  Legal Proceedings. There is no material legal or governmental proceeding pending, or to the knowledge of the Company, threatened, to which the Company is a party or of which the business or property of the Company is subject that is required to be disclosed and that is not so disclosed in the SEC Reports or in the supplemental written disclosure on material legal proceedings provided to the Investors. Other than the information disclosed in the SEC Reports, the Company is not subject to any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other government body.

(f)  No Violations. To the knowledge of the Company, it is not in violation of its Certificate of Incorporation, bylaws or other organizational documents, as amended. To the knowledge of the Company, it is not in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect. The Company is not in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in the performance of any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company is a party or by which the Company is bound, which such default would have a Material Adverse Effect upon the Company.

(g)  Governmental Permits, Etc. The Company has all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company as currently conducted, except where the failure to currently possess such franchises, licenses, certificates and other authorizations is not reasonably likely to have a Material Adverse Effect.

(h)  Intellectual Property.

(i)  Except for matters which are not reasonably likely to have a Material Adverse Effect, (i) each of the Company has ownership of, or a license or other legal right to use, all patents, copyrights, trade secrets, trademarks, customer lists, designs, manufacturing or other processes, computer software, systems, data compilation, research results or other proprietary rights used in the business of the Company (collectively, “Intellectual Property”) and (ii) all of the Intellectual Property owned by the Company consisting of patents, registered trademarks and registered copyrights have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights or the corresponding offices of other jurisdictions and have been maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and/or such other jurisdictions.

(ii)  Except for matters which are not reasonably likely to have a Material Adverse Effect, all material licenses or other material agreements under which (i) the Company employs rights in Intellectual Property, or (ii) the Company has granted rights to others in Intellectual Property owned or licensed by the Company are in full force and effect, and there is no default by the Company with respect thereto.

(iii)  The Company believes that it has taken all steps reasonably required in accordance with sound business practice and business judgment to establish and preserve the ownership of the Company’s material Intellectual Property.

(iv)  Except for matters which are not reasonably likely to have a Material Adverse Effect, to the knowledge of the Company, (i) the present business, activities and products of the Company do not infringe any intellectual property of any other person; (ii) neither the Company is making unauthorized use of any confidential information or trade secrets of any person; and (iii) the activities of any of the employees of the Company, acting on behalf of the Company, do not materially violate any agreements or arrangements related to confidential information or trade secrets of third parties.

(v)  Except for matters which are not reasonably likely to have a Material Adverse Effect, and except as disclosed in the SEC Reports, no proceedings are pending, or to the knowledge of the Company, threatened, which challenge the rights of the Company to the use the Company’s Intellectual Property.

(i)  Financial Statements. The financial statements of the Company and the related notes contained in the SEC Reports present fairly and accurately in all material respects the financial position of the Company as of the dates therein indicated, and the results of its operations, cash flows and the changes in shareholders’ equity for the periods therein specified, subject, in the case of unaudited financial statements for interim periods, to normal year-end audit adjustments. Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis at the times and throughout the periods therein specified, except that unaudited financial statements may not contain all footnotes required by generally accepted accounting principles.

(j)  No Material Adverse Change. Except as disclosed in the SEC Reports or in any press releases issued by the Company at least two (2) Business Days prior to the Closing Date, there has not been (i) an event, circumstance or change that has had or is reasonably likely to have a Material Adverse Effect upon the Company, (ii) any obligation incurred by the Company that is material to the Company, (iii) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (iv) any loss or damage (whether or not insured) to the physical property of the Company which has had a Material Adverse Effect.

(k)  Trading. The principal United States market in which the Common Stock is quoted for trading is the Over-the-Counter Bulletin Board. The shares of Common Stock issuable upon conversion of the Notes must be registered with the SEC before trading can commence on the Over-the-Counter Bulletin Board with respect to such shares.

(l)  Contracts. Except for matters which are not reasonably likely to have a Material Adverse Effect and those contracts that are substantially or fully performed or expired by their terms, the contracts listed as exhibits to or described in the SEC Reports that are material to the Company and all amendments thereto, are in full force and effect on the date hereof, and neither the Company nor, to the Company’s knowledge, any other party to such contracts is in breach of or default under any of such contracts.

(m)  Taxes. Except for tax matters which are not reasonably likely to have a Material Adverse Effect, each of the Company and each of its subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon.

(n)  Investment Company. The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended, and will not be deemed an “investment company” as a result of the transactions contemplated by this Agreement.

(o)  Insurance. The Company maintains insurance of the types and in the amounts that the Company reasonably believes is adequate for its businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

(p)  Offering Prohibitions. Neither the Company nor any person acting on its behalf or at its direction has in the past or will in the future take any action to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer or sale of the Notes as contemplated by this Agreement or the issuance of the Conversion Shares as contemplated by the Notes within the provisions of Section 5 of the Securities Act.

(q)  Related Party Transactions. Other than described in the SEC Reports, to the knowledge of the Company, no transaction has occurred between or among the Company or any of its affiliates, officers or directors or any affiliate or affiliates of any such officer or director that with the passage of time are reasonably likely be required to be disclosed pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(r)  Books and Records. The books, records and accounts of the Company accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the operations of, the Company. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.  Representations and Warranties of Investors. Each Investor, for that Investor alone, represents and warrants to the Company upon the acquisition of the Note as follows:

(a)  Investor Knowledge and Status. The Investor represents and warrants to, and covenants with, the Company that: (i) the Investor is an “accredited investor” as defined in Regulation D under the Securities Act, is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision similar to that involved in the purchase of the Notes, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Notes; (ii) the Investor understands that the Notes and the Conversion Shares are “restricted securities” and have not been registered under the Securities Act and is acquiring the Notes and the Conversion Shares in the ordinary course of its business and for its own account for investment only, has no present intention of distributing any of such Notes or Conversion Shares and has no arrangement or understanding with any other persons regarding the distribution of such Notes or Conversion Shares (this representation and warranty not limiting the Investor’s right to sell Conversion Shares pursuant to a registration statement filed under the Registration Rights Agreement (a “Registration Statement”) or otherwise, or other than with respect to any claim arising out of a breach of this representation and warranty, the Investor’s right to indemnification under Section 3 of the Registration Rights Agreement); (iii) the Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) the Note acquired by the Investor or any of the Conversion Shares except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; and (iv) the Investor has, in connection with its decision to purchase the Notes, relied upon the representations and warranties of the Company contained herein and the information contained in the SEC Reports. The Investor understands that neither the issuance of the Notes to the Investor nor the issuance of the Conversion Shares upon conversion of the Notes has been registered under the Securities Act, or registered or qualified under any state securities law, in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the representations made by the Investor in this Agreement. To the best of the Investor’s knowledge, no person has been authorized by the Company to provide any representation that is inconsistent with or in addition to those contained herein or in the SEC Reports, and the Investor acknowledges that it has not received or relied on any such representations. The state in which Investor’s principal office is located, and from which the Investor is acquiring the Notes, is set forth on Schedule 1 hereto.

(b)  Transfer of Securities. The Investor agrees that it will not make any sale, transfer or other disposition of the Notes or the Conversion Shares (a “Disposition”) other than Dispositions that are made pursuant to the Registration Statement in compliance with any applicable prospectus delivery requirements or that are exempt from registration under the Securities Act. Investor has not taken and will not take any action designed to or that might reasonably be expected to cause or result in manipulation of the price of the Common Stock to facilitate the subscription to, or the sale or resale of the Notes or the Conversion Shares.

(c)  Power and Authority. The Investor represents and warrants to the Company that (i) the Investor has full right, power, authority and capacity to enter into this Agreement and each other Transaction Agreement to which Investor is a party and to consummate the transactions contemplated hereby and thereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and each other Transaction Agreement to which Investor is a party, and (ii) this Agreement and each other Transaction Agreement to which Investor is a party constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except to the extent (i) rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, (ii) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and (iii) such enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d)  Prohibited Transactions. During the thirty (30) days prior to the date hereof, no Investor nor any affiliate of any Investor, foreign or domestic, has, directly or indirectly, effected or agreed to effect any “short sale” (as defined in Rule 200 under Regulation SHO), whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Common Stock, borrowed or pre-borrowed any shares of the Common Stock, or granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Notes or the Conversion Shares (each, a “Prohibited Transaction”).

(e)  No Investment, Tax or Legal Advice. The Investor understands that nothing in the SEC Reports, the Transaction Agreements, or any other materials presented to the Investor in connection with the purchase and sale of the Notes constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Notes.

(f)  Confidential Information. The parties acknowledge and agree that as of the date hereof and as of the applicable Closing Date, the Company has not disclosed any material non-public information to the Investor.

(g)  Additional Acknowledgement. Investor has thoroughly reviewed and the SEC Reports prior to making this investment. Investor has been granted a reasonable time prior to the date hereof during which we have had the opportunity to obtain such additional information as Investor deems necessary to permit Investor to make an informed decision with respect to the purchase of the Notes. After examination of the SEC Reports and other information available, Investor is fully aware of the business prospects, financial condition, risks associated with investment and the operating history relating to the Company, and therefore in subscribing for the purchase of the Notes, Investor is not relying upon any information other than information contained in the SEC Reports. The Investor acknowledges that it has independently evaluated the merits of the transactions contemplated by this Agreement, that it has independently determined to enter into the transactions contemplated hereby, that it is not relying on any advice from or evaluation by any other Investor, and that it is not acting in concert with any other Investor in making its purchase of the Notes hereunder. The Investor and, to its knowledge, the Company acknowledge that the Investors have not taken any actions that would deem the Investors to be members of a “group” for purposes of Section 13(d) of the Exchange Act.

(h)  Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive the execution of this Agreement, the delivery to the Investor of the Notes being purchased and the payment therefor, and a party’s reliance on such representations and warranties shall not be affected by any investigation made by such party or any information developed thereby.

(i)  Legends and Restrictions on Transfer. Each of the Notes and the certificate or certificates for the Conversion Shares (and any securities issued in respect of or exchange for the Notes or the Conversion Shares) shall be subject to a legend or legends restricting transfer under the Securities Act of 1933, as amended (the “Securities Act”) and referring to restrictions on transfer herein, such legend to be substantially as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE BEEN ISSUED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND APPROPRIATE EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES LAWS OF OTHER APPLICABLE JURISDICTIONS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED OTHER THAN PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM UNDER THE 1933 ACT AND THE APPLICABLE SECURITIES LAWS OF ANY OTHER JURISDICTION. THE ISSUER SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT WITH RESPECT TO COMPLIANCE OF THE PROPOSED SALE OR TRANSFER WITH THE REGISTRATION REQUIREMENTS OF THE 1933 ACT OR EXEMPTION THEREFROM.

4.  Conditions to Closing of the Investors. Each Investor’s obligations at the applicable Closing are subject to the fulfillment, on or prior to the applicable Closing Date, of all of the following conditions, any of which may be waived in whole or in part by all of the Investors:

(a)  Representations and Warranties. The representations and warranties made by the Company in Section 2 hereof shall have been true and correct when made, and shall be true and correct on the applicable Closing Date.

(b)  Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Investors.

(c)  Transaction Agreements. The Company shall have duly executed and delivered to the Investors the following documents:

(i)  This Agreement;

(ii)  Each Note issued hereunder;

(iii)  The Security Agreement in the form of Exhibit B hereto (the “Security Agreement”); and

(iv)  The Registration Rights Agreement in the form of Exhibit C hereto (the “Registration Rights Agreement”).

(d)  Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Transaction Agreements (except for such as may be properly obtained subsequent to each Closing).

(e)  Absence of Material Changes. No event has occurred or condition exists which could reasonably be expected to have a Material Adverse Effect on the ability of the Company to perform its obligations hereunder or under the Transaction Agreements.

(f)  Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the applicable Closing shall have been performed or complied with in all material respects.

5.  Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Notes at each Closing is subject to the fulfillment, on or prior to the applicable Closing Date, of the following conditions, any of which may be waived in whole or in part by the Company:

(a)  Representations and Warranties. The representations and warranties made by the Investors in Section 3 hereof shall be true and correct when made, and shall be true and correct on such Closing Date.

(b)  Purchase Price. Each Investor shall have delivered to the Company the Purchase Price in respect of the Note being purchased by such Investor.

(c)  Security Agreement. The Agent shall have executed and delivered the Security Agreement.

(d)  Registration Rights Agreement. Each Investor shall have executed and delivered the Registration Rights Agreement.

6.  Covenants in Favor of Investors. The Company covenants and agrees with the Investors that, so long as the Notes shall be outstanding, unless waived by the Agent it will perform the obligations set forth in this Section 6:

(a)  Taxes and Levies. The Company will promptly pay and discharge all taxes, assessments, and governmental charges or levies imposed upon the Company or upon its income and profits, or upon any of its property, before the same shall become delinquent, as well as all claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Company shall set aside on its books adequate reserves in accordance with generally accepted accounting principles (“GAAP”) with respect to any such tax, assessment, charge, levy or claim so contested.

(b)  Maintenance of Existence. The Company will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Company, except where the failure to comply would not have a Material Adverse Effect.

(c)  Maintenance of Property. The Company will at all times maintain, preserve, protect and keep its property used or useful in the conduct of its business in good repair, working order and condition, and from time to time make all needful and proper repairs, renewals, replacements and improvements thereto as shall be reasonably required in the conduct of its business.

(d)  Insurance. The Company will, to the extent necessary for the operation of its business, keep adequately insured by financially sound reputable insurers, all property of a character usually insured by similarly situated corporations and carry such other insurance as is usually carried by similar corporations.

(e)  Books and Records. The Company will maintain a system of accounting sufficient to enable the Company to prepare financial statements in accordance with GAAP and will furnish to the Investors such books, records and accounts reflecting all of the business affairs and transactions of the Company as the Investors may reasonably request.

(f)  Notice of Certain Events. The Company will give prompt written notice (with a description in reasonable detail) to the Investors upon becoming aware of the occurrence of any Event of Default (as hereinafter defined) or any event which, with the giving of notice or the lapse of time, would constitute an Event of Default.

(g)  Matters Requiring Agent Approval. So long as any of the Notes remain outstanding, the Company will not, without the approval of the Agent:

(i)  make any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company (except that the Company may acquire and own securities of 1-800 Pharmacy, Inc., a Delaware corporation, pursuant to the Services Agreement dated as of June 19, 2007 between the Company and 1-800 Pharmacy, Inc. without the approval of the Agent);

(ii)  make any loan or advance to any person, except advances and similar expenditures in the ordinary course of business or under the terms of a employee stock or option plan approved by the Company’s Board of Directors;

(iii)  guarantee any indebtedness except for trade accounts of the Company or any subsidiary arising in the ordinary course of business;

(iv)  make any investment other than investments in prime commercial paper, money market funds, certificates of deposit in any United States bank having a net worth in excess of $100,000,000 or obligations issued or guaranteed by the United States of America, in each case having a maturity not in excess of two years;

(v)  incur any indebtedness in excess of $25,000 individually or in the aggregate, other than trade credit incurred in the ordinary course of business;

(vi)  increase or approve the compensation of the named executive officers, including benefits, bonuses and issuances of equity compensation; provided, however, that approval by the Agent of a pool of compensation benefits to be allocated by the Company will constitute approval of each specific allocation of such benefits by the Company;

(vii)  change the principal business of the Company, enter new lines of business, or exit the current line of business;

(viii)  sell, transfer, exclusively license, pledge or encumber any material Intellectual Property of the Company, except in the ordinary course of business;

(ix)  create or authorize the creation of or issue any other security convertible into or exercisable for any equity security of the Company, other than issuances to officers, directors, employees, consultants or advisors pursuant to equity compensation plans approved by the Company’s Board of Directors;

(x)  purchase or redeem or pay any dividend on any capital stock, other than stock repurchased from former employees or consultants in connection with the cessation of their employment or consulting services, at the lower of fair market value or cost; or

(xi)  increase the number of shares authorized for issuance to officers, directors, employees, consultants and advisors pursuant to equity incentive plans or other similar compensatory agreements or arrangements.

7.  Board Observation Right; Inspection Rights.

(a) Board Observation Right. So long as any Notes are outstanding, the Company shall invite a representative of the Agent to attend all meetings of its Board of Directors and any committee thereof in a nonvoting observer capacity and, in this respect, shall give the representative of the Agent copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if such Investor or its representative is a competitor of the Company. The Company shall reimburse the representative of the Agent with board observation rights pursuant hereto for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board of Directors.
(b) Inspection. The Company shall permit the Agent and its representatives to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Agent; provided, however, that the Company shall not be obligated pursuant to this Section 7(b) to provide access to any information that it reasonably considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel. The Company shall reimburse the Agent for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with the exercise of its inspection rights under this Section 7(b).

8.  Appointment of Agent. The Investors hereby appoint Doron Roethler, to act as agent (the “Agent”) for the Investors in accordance with the provisions of this Agreement and the Agent hereby accepts such appointment. The Company may look solely to the Agent with respect to any matters relating to the giving or receipt of notices, consents or waivers from the Investors under this Agreement, except that the Company shall provide all Investors with prompt written notice of an Event of Default.

(a)  Rights and Duties of Agent.

(i)  In acting under this Agreement and in connection with the Notes, the Agent is acting solely as agent of the Investors and does not assume any obligation or relationship of agency or trust for or with the Company or any stockholder of the Company.

(ii)  The Agent may consult with counsel satisfactory to it, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

(iii)  The Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the Investors, or any of them. The Agent will not have any liability to any Investor or other person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.

(iv)  The Agent shall be obligated to perform only such duties as are herein or in the Security Agreement specifically set forth and no implied duties or obligations shall be read into this Agreement or in the Security Agreement against the Agent. The Agent shall not be under any obligation to take any action hereunder or thereunder which may tend to involve it in any expense or liability for which it does not receive indemnity. The Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein except as directed by the Requisite Percentage, including any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise.

(v)  The Agent shall not at any time be under any duty or responsibility to any Investor to determine whether any facts exist that may constitute an Event of Default absent receipt of notice thereof from the Company or any Investor. The Agent shall not be accountable with respect to the validity or value of any Conversion Shares or of any securities or property which may at any time be issued or delivered upon conversion of the Conversion Shares and it makes no representation with respect thereto. The Agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Agreement.

(vi)  The Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement or the Security Agreement, unless the Agent shall have been instructed by the Requisite Percentage to refrain from exercising such rights or to take or refrain from taking such action. The Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any officer, director, or manager of any Investor, and to apply to such officers, directors or managers for advice or instructions in connection with its duties, and shall not be liable to such Investor for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer, director or manager or in good faith reliance upon any statement signed by any one of such officers, directors or managers of the Investors with respect to any fact or matter (unless other evidence in respect thereof is herein specifically prescribed) which may be deemed to be conclusively proved and established by such signed statement.

(b)  Individual Rights of Agent. Nothing herein shall preclude the Agent from acting in any other capacity for any Investor or for any other legal entity.

(c)  Agent’s Disclaimer. The Agent shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement or the Notes and it shall not be responsible for any statement in this Agreement or the Notes other than its signature thereon as an Investor and with respect to representations made in such capacity.

(d)  Compensation and Indemnity. The Company agrees to reimburse the Agent upon request for all reasonable out of pocket expenses incurred by it, including the reasonable expenses of the Agent’s agents and counsel. Each of the Investors shall indemnify (to the extent not reimbursed by the Company) pro rata according to their respective aggregate principal amount of Notes and hold harmless the Agent against any loss, liability or reasonable expense (including reasonable agents’ and attorneys’ fees and expenses) incurred by it without willful misconduct, gross negligence or bad faith on its part arising out of or in connection with the acceptance or performance of its duties under this Agreement or the Security Agreement. The Agent shall notify the Investors promptly of any claim for which it may seek indemnity and the failure to provide such notice shall not prejudice the Agent’s right to indemnity hereunder unless and to the extent that the Investors’ ability to defend any such claim shall have been compromised as a result of such failure to notify. The Company need not reimburse any expense and the Investors shall not be obligated to indemnify against any loss or liability incurred by the Agent through willful misconduct, gross negligence or bad faith. The obligations pursuant to this Section 8(d) shall survive the termination of this Agreement.

(e)  Successor Agent. The Agent may at any time resign by giving written notice to the Investors of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall not be less than 30 days after the date on which such notice is given, unless the Investors otherwise agree. Such resignation under this Section 8(e) shall take effect upon the appointment by the (remaining) Investors as hereinafter provided of a successor Agent and the acceptance of such appointment by such successor Agent. Any successor Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Investors an instrument accepting such appointment hereunder, and thereupon such successor Agent, without any further act, deed or conveyance, shall become vested with all the rights and obligations of such predecessor with like effect as if originally named as Agent hereunder. As soon as practicable after appointment of the successor Agent, the Investors shall cause written notice of the change in the Agent to be given to the Company. Failure to give any notice provided for in this Section 8(e) or any defect therein, shall not affect the legality or validity of the appointment of a successor Agent, as the case may be.

9.  Miscellaneous.

(a)  Waivers and Amendments. Any provision of this Agreement may be amended, waived or modified only upon the written consent of the Company and Investors holding at least a majority of the aggregate outstanding principal amount of the Notes (“Requisite Percentage”).

(b)  Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware or of any other state.

(c)  Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

(d)  Successors and Assigns. Subject to the restrictions on transfer described in Sections 9(e) and 9(f) below, the rights and obligations of the Company and the Investors shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(e)  Registration, Transfer and Replacement of the Notes. The Company will keep, at its principal executive office, books for the registration and registration of transfer of the Notes. Prior to presentation of any Note for registration of transfer, the Company shall treat the Person in whose name such Note is registered as the owner and holder of such Note for all purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to any restrictions on or conditions to transfer set forth in any Note, the holder of any Note, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Company’s chief executive office, and promptly thereafter and at the Company’s expense, except as provided below, receive in exchange therefor one or more new Note(s), each in the principal requested by such holder, dated the date to which interest shall have been paid on the Note so surrendered or, if no interest shall have yet been so paid, dated the date of the Note so surrendered and registered in the name of such Person or Persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of the Note so surrendered. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Note executed in the same manner as the Note being replaced, in the same principal amount as the unpaid principal amount of such Note and dated the date to which interest shall have been paid on such Note or, if no interest shall have yet been so paid, dated the date of such Note.

(f)  Assignment by the Company. The rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Investors holding a Requisite Percentage.

(g)  Entire Agreement. This Agreement together with the other Transaction Agreements constitute and contain the entire agreement among the Company and Investors and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(h)  Notices. Except as set forth in Section 1(c), all notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party as follows: (i) if to a Investor, at such Investor’s address or facsimile number set forth in the Schedule of Investors attached as Schedule I, or at such other address as such Investor shall have furnished the Company in writing, or (ii) if to the Company, at 2530 Meridian Parkway, 2nd Floor Durham, NC 27713, Attention: James Gayton, Corporate Counsel, (919) 765-5026 (facsimile), with a copy to Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, LLP, 2500 Wachovia Capitol Center, Raleigh, North Carolina 27602-2611, Attention: Margaret N. Rosenfeld, (919) 821-6800 (facsimile) or at such other address or facsimile number as the Company shall have furnished to the Investors in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one Business Day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one Business Day after being deposited with an overnight courier service of recognized standing or (v) two days after being deposited in the U.S. mail, first class with postage prepaid.

(i)  Expenses. Each of the parties hereto shall bear its own expenses in connection with the preparation, execution and delivery of this Agreement and the other Transaction Agreements.

(j)  Separability of Agreements; Severability of this Agreement. The Company’s agreement with each of the Investors is a separate agreement and the sale of the Notes to each of the Investors is a separate sale. Unless otherwise expressly provided herein, the rights of each Investor hereunder are several rights, not rights jointly held with any of the other Investors. Any invalidity, illegality or limitation on the enforceability of the Agreement or any part thereof, by any Investor whether arising by reason of the law of the respective Investor’s domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other Investors. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(k)  Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

(Signature Page Follows)

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:

SMART ONLINE, INC.
a Delaware corporation

By: /s/ David E. Colburn
Name: David E. Colburn
Title: President and CEO

INVESTORS:

CRYSTAL MANAGEMENT LTD.

By: /s/ Doron Roethler
Name: Doron Roethler
Title:

ATLAS CAPITAL S.A.

By: /s/ C. Waller               /s/ M. Dwek
Name: C. Waller               M. Dwek
Title:   Management        General Management

WILLIAM FURR

/s/ William P. Furr

[Signature page for Convertible Secured Subordinated Note Purchase Agreement]

THE BLUELINE FUND

By: /s/ P. Pouponnot
Name: Pouponnot, Philippe
Title:

[Signature page for Convertible Secured Subordinated Note Purchase Agreement]

AGENT:

DORON ROETHLER

By: /s/ Doron Roethler
Name: Doron Roethler
Title: ________________________________

[Signature page for Convertible Secured Subordinated Note Purchase Agreement]

SCHEDULE I

SCHEDULE OF INVESTORS

INVESTOR’S NAME AND ADDRESS	Initial Closing Note Principal Amount
Crystal Management Ltd. Michal Raviv, Adv. Gibor Sport House (28th floor) 7, Menahem Begin (Betzalel) St. Ramat Gan 52521 Israel Fax.: +972 (3) 575-5526	US$500,000.00
William Furr 1840 East Sandpointe Lane Vero Beach, FL 32963 Fax:	US$250,000.00
Atlas Capital, S.A. Rue du Rhône 118, CH - 1204 Genève Switzerland Fax:	US$2,050,000.00
The Blueline Fund Mary Street Walker House P.O. Box 908 GT George Town, Grand Cayman Cayman Islands Fax:	US$500,000.00
Total:	US$3,300,000.00

Exhibit A

FORM OF NOTE

Exhibit B

FORM OF SECURITY AGREEMENT

Exhibit C

FORM OF REGISTRATION RIGHTS AGREEMENT

Exhibit 4.2

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS. THE COMPANY, IN ITS SOLE DISCRETION, SHALL HAVE THE RIGHT TO REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH ANY PROPOSED TRANSFER NOR IS SUCH TRANSFER IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE.

SMART ONLINE, INC.

CONVERTIBLE SECURED SUBORDINATED PROMISSORY NOTE

$[_______________]	November 14, 2007
Durham, NC

FOR VALUE RECEIVED, Smart Online, Inc., a Delaware corporation (the “Company”) promises to pay to [____________________] (“Investor”), or its registered assigns, in lawful money of the United States of America the principal sum of [__________] Dollars ($[_________]), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance at a rate equal to 8.00% per annum, computed on the basis of the actual number of days elapsed and a year of 360 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) November 14, 2010 (the “Maturity Date”), (ii) a Change of Control or (iii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by Investor or made automatically due and payable in accordance with the terms hereof.

This Note is one of the “Notes” issued pursuant to the Convertible Secured  Subordinated Note Purchase Agreement of even date herewith (as amended, modified or supplemented, the “Note Purchase Agreement”) between the Company and the Investors (as defined in the Note Purchase Agreement). Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Note Purchase Agreement. This Note and the Investor are subject to certain restrictions, and are entitled to certain rights and privileges, set forth in the Note Purchase Agreement.

THE OBLIGATIONS DUE UNDER THIS NOTE ARE SECURED BY A SECURITY AGREEMENT (THE “SECURITY AGREEMENT”) DATED AS OF THE DATE HEREOF AND EXECUTED BY COMPANY FOR THE BENEFIT OF INVESTOR. ADDITIONAL RIGHTS OF INVESTOR ARE SET FORTH IN THE SECURITY AGREEMENT.

The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which Investor, by the acceptance of this Note, agrees:

1. Definitions. As used in this Note, the following capitalized terms have the following meanings:

(a) “Business Day” shall mean any day other than a Saturday or Sunday or other day on which the New York Stock Exchange is permitted or required by law to close.

(b) the “Company” includes the corporation initially executing this Note and any Person which shall succeed to or assume the obligations of the Company under this Note.

(c) “Conversion Price” shall mean 120% multiplied by the lower of (i) the average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary averaged over the five (5) trading days prior to the Initial Closing Date (as adjusted for stock splits, dividends or combinations, recapitalizations or similar events), and (ii) the average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary averaged over the five (5) trading days prior to the date of issuance of the Note or, if the Common Stock is not traded on the Over-The-Counter market, the closing price of the Common Stock reported on the Nasdaq National Market or the principal exchange on which the Common Stock is listed, in each such case averaged over the five (5) trading days prior to the date of issuance of the Note (as adjusted for stock splits, dividends or combinations, recapitalizations or similar events).

(d) “Change of Control” shall mean (i) any consolidation or merger or other transaction or series of transactions involving the Company pursuant to which the Company’s stockholders own less than fifty percent (50%) of the voting securities of the surviving entity (other than an equity financing) or (ii) the sale of all or substantially all of the assets of the Company.

(e) “Event of Default” has the meaning given in Section 4 hereof.

(f) “Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.

(g) “Note Purchase Agreement” has the meaning given in the introductory paragraph hereof.

(h) “Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Investor of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Note, the Note Purchase Agreement and the Security Agreement, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

(i) “Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

(j) “Requisite Percentage” shall mean, at least a majority of the aggregate outstanding principal amount of the Notes issued pursuant to the Note Purchase Agreement.

(k) “Securities Act” shall mean the Securities Act of 1933, as amended.

(l) “Security Agreement” has the meaning given in the introductory paragraphs to this Note.

(m) “Transaction Documents” shall mean this Note, each of the other Notes issued under the Note Purchase Agreement, the Note Purchase Agreement, the Registration Rights Agreement and the Security Agreement.

2. Interest. Accrued interest on this Note shall be payable in cash in quarterly installments commencing on the third month anniversary of the date of issuance of this Note with the final installment payable on the Maturity Date.

3. Prepayment. This Note may not be prepaid without the consent of a Requisite Percentage. Any prepayment must be made in connection with the prepayment of all outstanding Notes.

4. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note and the other Transaction Documents:

(a) Failure to Pay. The Company shall fail to pay (i) when due any principal or interest payment on the due date hereunder or (ii) any other payment required under the terms of this Note or any other Transaction Document on the date due and, with respect to this subclause (ii) only, such payment shall not have been made within five (5) days of the Company’s receipt of written notice to the Company of such failure to pay;

(b) Non-Performance of Affirmative Covenants. The Company shall default in the due observance or performance of any material covenant set forth in the Note, the Note Purchase Agreement on the Security Agreement, which default shall continue uncured for 15 days after receipt of written notice to the Company thereof;

(c) Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing;

(d) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 30 days of commencement;

(e) Misrepresentations. Any of the representations and warranties of the Company in the Note Purchase Agreement or the Security Agreement proves to have been false or misleading in any material respect when made or furnished or deemed made;

(f) Judgments. One or more judgments, decrees or orders (excluding settlement orders) for the payment of money shall be entered against the Company or any of its subsidiaries involving in the aggregate a liability of $1,000,000 or more, and any such judgment, decree or order shall continue without discharge or stay for a period of sixty (60) days; or

(g)  Cross-Defaults. The Company or any of its subsidiaries shall default in the performance or observance of any agreement or instrument relating to any indebtedness, or any other event shall occur or condition exist, and the effect of such default, event or condition is to cause or permit the holder or holders of any such indebtedness to cause indebtedness, in excess of $500,000 individually or in the aggregate, to become due prior to its stated maturity.

5. Rights of Investor upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default described in Sections 4(c) or 4(d)) and at any time thereafter during the continuance of such Event of Default, Investor may, with the consent of the Agent, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. Upon the occurrence or existence of any Event of Default described in Sections 4(c) and 4(d), immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default and subject to the consent of the Agent, Investor may exercise any other right power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

6. Conversion.

(a) Optional Conversion. At the Maturity Date, each Investor shall have the option to convert the entire principal amount of this Note then outstanding into Common Stock. The number of shares of Common Stock that this Note may be converted into shall be determined by dividing the principal amount then outstanding by the Conversion Price at the time of conversion. If the Investor elects to convert this Note at maturity, it shall provide the Company with written notice of its election at least one (1) day prior to the Maturity Date. Upon conversion, the Investor shall deliver to the Company the original of this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement reasonably acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection with this Note). However, upon such conversion of this Note, this Note shall be deemed converted and of no further force and effect, whether or not the Note is delivered for cancellation as set forth in the preceding sentence. If there shall occur a Change of Control, the Company shall give written notice to the Investor at least five (5) days prior to any closing thereof and the Investor’s election to convert this Note shall be conditional upon the consummation thereof.

(b) Mechanics of Optional Conversion. As soon as practicable following surrender by the Investor of the original of its Note, the Company shall issue and deliver to Investor a certificate or certificates for the shares of Common Stock into which the Note has been converted (bearing such legends as may be required or advisable in the opinion of counsel to the Company). Such conversion shall be deemed to have been made immediately prior to the close of business on the Maturity Date, and the Investor shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

(c) Fractional Shares; Interest; Effect of Conversion. No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to Investor upon the conversion of this Note, the Company shall pay to Investor an amount equal to the product obtained by multiplying the Conversion Price by the fraction of a share not issued pursuant to the previous sentence. Upon conversion of this Note in full and the payment of any amounts specified in this Section 6(c), the Company shall be forever released from all its obligations and liabilities under this Note.

7. Successors and Assigns. Subject to the restrictions on transfer described in Sections 9 and 10 below, the rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

8. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the holders of a Requisite Percentage.

9. Transfer of this Note or Securities Issuable on Conversion Hereof. With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, Investor will give written notice to the Company prior thereto, describing briefly the manner thereof, together with (unless waived by the Company) a written opinion of Investor’s counsel, or other evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Company, as promptly as practicable, shall notify Investor that Investor may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 9 that the opinion of counsel for Investor, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify Investor promptly after such determination has been made. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary. Notwithstanding anything in this Section 9 to the contrary, no opinion of counsel shall be required with respect to any transfer by an Investor to its officers, directors, partners, members or other affiliates.

10. Assignment by the Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the holders of a Requisite Percentage.

11. Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party at the respective addresses of the parties as set forth in the Note Purchase Agreement, or at such other address or facsimile number as the Company shall have furnished to Investor in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) two days after being deposited in the U.S. mail, first class with postage prepaid.

12. Pari Passu Notes. Investor acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Notes issued pursuant to the Note Purchase Agreement or pursuant to the terms of such Notes. In the event Investor receives payments in excess of its pro rata share of the Company’s payments to the Investors of all of the Notes, then Investor shall hold in trust all such excess payments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.

13. Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

14. Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

15. Remedies Cumulative. The remedies of Investor as provided herein and in the Note Purchase Agreement and in any other documents governing or securing repayment hereof shall be cumulative and concurrent and may be pursued singly, successively, or together, at the sole discretion of Investor to the extent provided herein and in the Note Purchase Agreement and may be exercised as often as occasion therefore shall arise. No act or omission of the Investor, including specifically, but without limitation, any failure to exercise any right, remedy or recourse, shall be effective as a waiver of any right of the Investor hereunder, unless set forth in a written document executed by the Investor, and then only to the extent specifically recited therein. A waiver or release with reference to one event shall not be construed as continuing, as a bar to, or as a waiver or release of any subsequent right, remedy or recourse as to any subsequent event. All notices, waivers, releases and/or consents by an Investor shall be directed to the Company only through the Agent.

16. No Rights of a Stockholder. Nothing contained in this Note shall be construed as conferring upon the Investor or any other Person the right to vote or consent or to receive notice as an stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company prior to the time that this Note is converted pursuant to Section 6.

17. Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware, or of any other state.

(Signature Page Follows)

The Company has caused this Note to be issued as of the date first written above.

SMART ONLINE, INC.
a Delaware corporation

By: _______________________________

Name: _____________________________

Title: ______________________________

Exhibit 10.4

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) by and between Smart Online, Inc. a Delaware corporation (the “Company”), and Joseph Trepanier (the “Employee”), dated as of the 15th day of August, 2007.

WITNESSETH THAT

WHEREAS, the Company and the Employee wish to contract for the employment by the Company of the Employee, and the Employee wishes to serve the Company, in the capacities and on the terms and conditions set forth in this Agreement;

WHEREAS, the Company is an enterprise whose success is attributable largely to the creation and maintenance of certain Confidential Data (as defined below) and during the period of employment the Employee will be situated to have access to and be knowledgeable with respect to the Confidential Data as well as the customers of the Company; and

WHEREAS, Company has a legitimate protectible business interest in the creation and maintenance of its Confidential Data and the protection of the identity of, and related information concerning, its customers and the Company’s customer lists; and

WHEREAS, the Company wishes to protect its Confidential Data from disclosure by the Employee by means of the restrictive covenants contained in this Agreement and the Employee agrees to such covenants in exchange for the Company’s commitment to continue to employ the Employee and for other additional consideration agreed to between the parties;

NOW, THEREFORE, it is hereby agreed as follows:

1. EMPLOYMENT PERIOD. The Company shall employ the Employee, and the Employee shall serve the Company, on the terms and conditions set forth in this Agreement. Such employment pursuant to the terms of this Agreement shall commence on August 15, 2007, and shall terminate as provided under the terms of this Agreement. The term during which this Agreement is in effect is referred to herein as the “Employment Period.”

2. POSITION AND DUTIES.

(a) During the Employment Period, the Employee shall serve as a full-time employee of the Company as Chief Operating Officer with such duties and responsibilities as are customarily assigned to such position and such other duties and responsibilities not inconsistent therewith as may from time to time be assigned to him by the President, Chief Executive Officer or Board of Directors.

(b) During the Employment Period, the Employee shall devote his loyalty, attention, and time to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Employee under this Agreement, use the Employee’s best efforts to carry out such responsibilities faithfully and efficiently.

(c) The Employee’s services shall be performed primarily at the Company’s headquarters in Durham, North Carolina.

3. COMPENSATION.

(a) Base Salary. The Employee’s base salary shall be $163,000 per annum, payable monthly, which salary shall be reevaluated annually and is subject to such increases as the Board of Directors or any committee thereof approves. The term “Annual Base Salary” shall refer to the base salary prevailing during the applicable period until such time of any increase in base salary whereupon it shall thereafter refer to such increased amount.

(b) Restricted Stock Award. Upon the commencement of this Agreement, the Employee shall be granted a restricted stock award for 25,000 shares of common stock of the Company. This grant will be subject to the Company’s “2004 Equity Compensation Plan” and the Employee shall enter into a “Restricted Stock Agreement” in substantially the form attached hereto as Exhibit A.

(c) Other Benefits. In addition, during the Employment Period the Employee shall be entitled to participate, in accordance with the relevant provisions thereof, in all applicable incentive, savings, and retirement plans, practices, policies, and programs of the Company for which senior management employees are eligible generally.

(d) All compensation hereunder shall be subject to all applicable federal and state withholding, payroll and other taxes.

4. TERMINATION OF EMPLOYMENT.

(a) Death or Disability. The Employee’s employment shall terminate automatically upon the Employee’s death during the Employment Period. The Company shall be entitled to terminate the Employee’s employment because of the Employee’s Disability during the Employment Period. “Disability” means that the Employee has been unable, for a period of thirty (30) consecutive calendar days, to perform the Employee’s duties under this Agreement, as a result of physical or mental illness or injury. A termination of the Employee’s employment by the Company for Disability shall be communicated to the Employee by written notice, and shall be effective on the date of receipt of such notice by the Employee (the “Disability Effective Date”).

(b) By the Company.

(i) The Company may terminate the Employee’s employment during the Employment Period for Cause or without Cause. A termination of the Employee’s employment with Cause shall be effective when communicated to the Employee by written or verbal notice. “Cause” means unacceptable conduct, including but not limited to:

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A. participation in a fraud or act of dishonesty against the Company;

B. any chemical dependence which affects the performance of his duties and responsibilities to the Company;

C. breach of Employee’s fiduciary obligations to the Company;

D. Employee willfully fails to perform his duties;

E. breach of the Company’s policies or any material provision of this Agreement;

F. misconduct resulting in loss to the Company or damage to the reputation of the Company; or

G. conduct by the Employee which, in the determination of the Company’s Board of Directors, demonstrates unfitness to serve.

(ii) “Without Cause” means termination of Employee’s employment for a reason other than that listed in Paragraph 4(b)(i) above. A termination of the Employee’s employment Without Cause shall be effective when communicated to the Employee by verbal or written notice.

(c) By the Employee. The Employee may signify his intention to terminate his employment at any time upon the giving of sixty (60) days’ notice (“Notice Period”) to the Company of his intent to do so. Upon the expiration of the Notice Period the termination will be effective and the Date of Termination will be effective as referred to below. The Company reserves the right to accelerate the effective “Date of Termination” in its discretion after the inception of the Notice Period.

(d) Date of Termination. The “Date of Termination” means the date of the Employee’s death, the Disability Effective Date, the date on which the termination of the Employee’s employment by the Company for Cause or Without Cause is effective, or the date on which the termination of the Employee’s employment by the Employee is effective, as the case may be.

5. OBLIGATIONS OF THE COMPANY UPON TERMINATION.

(a) Termination by the Company Without Cause or by the Employee for Good Reason. If the Company terminates the employment of the Employee without Cause (as defined in Section 4(b) above) or if the Employee terminates his employment for Good Reason (as defined below):

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(i)	the Company shall pay the Employee the portion of his base salary in termination as he may be entitled to receive for services rendered prior to the date of such termination; and

(ii)
for a period of sixty (60) days following the date on which the Employee’s employment with the Company terminates, the Company shall continue to pay the Employee his base salary in effect at the time of his termination of employment and shall continue to provide the Employee with all benefits specified in this Agreement, with no adverse tax consequences to the Employee, as if he had remained employed by the Company pursuant to this Agreement during the entire sixty (60) day period.

For purposes of this Agreement, the Employee shall be deemed to have terminated his employment for “Good Reason” if he voluntarily terminates his employment with the Company under any of the following circumstances:

(i)	any demotion or diminution in the Employee’s position, title, reporting position or duties;

(ii)	relocation of the Employee’s office to a location more than thirty (30) miles outside of Research Triangle Park, North Carolina; or

(iii)	any material, continuing breach of this Agreement by the Company.

(b) By the Company for Cause; By the Employee; Death or Disability; Following Change in Control. If the Employee’s employment is terminated by the Company for Cause during the Employment Period, if Employee terminates employment during the Employment Period, if the Employee’s employment is terminated following in connection with a Change in Control (as defined below), or if the Employee’s employment is terminated by reason of the Employee’s death or disability during the Employment Period, the Company shall pay the Employee the Annual Base Salary (then in effect) through the Date of Termination and the Company shall have no further obligations under this Agreement.

For purposes of this Agreement, a “Change in Control” shall be deemed to have occurred if:

(i)
the direct or indirect beneficial ownership (within the meaning of Section 13(d) of the Act and Regulation 13D thereunder) of fifty percent (50%) or more of the Company’s common stock is acquired or becomes held by any person or group of persons (within the meaning of Section 13(d)(3) of the Act), but excluding the Company and any employee benefit plan sponsored or maintained by the Company; or

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(ii)
assets or earning power constituting more than fifty percent (50%) of the assets or earning power of the Company and its subsidiaries (taken as a whole) is sold, mortgaged, leased or otherwise transferred, in one or more transactions not in the ordinary course of the Company’s business, to any such person or group of persons.

Provided, however, that a Change in Control shall not be deemed to have occurred upon an investment by one or more venture capital funds, Small Business Investment Companies (as defined in the Small Business Investment Act of 1958, as amended) or similar financial investors.

6. EXPENSES. The Company agrees to reimburse the Employee for reasonable and necessary expenses incurred by the Employee in the furtherance of the Company’s business in accordance with such procedures as the Company may from time to time establish.

7. REPRESENTATIONS AND WARRANTIES OF THE EMPLOYEE. The Employee represents and warrants that:

(a) the Employee is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of duties hereunder or other rights of the Company hereunder; and

(b) to the best of the Employee’s knowledge, the Employee is under no physical or mental disability which will render him incapable of performing the essential functions involved in his anticipated duties or that would otherwise hinder the performance of duties under this Agreement.

8. COVENANT NOT TO COMPETE. The Employee covenants that during the “Noncompetition Period,” as defined in paragraph 14, and within the “Noncompetition Area,” as defined in paragraph 15, he shall not, directly or indirectly, as principal, agent, consultant, trustee or through the agency of any corporation, partnership, association, or agency engage in the “Business,” as defined in paragraph 16. Specifically, but without limiting the foregoing, the Employee agrees that during such period and within such area, he shall not do any of the following: (a) be the owner of the outstanding capital stock of any corporation which conducts a business of a like or similar nature to the “Business” (other than stock of a corporation traded on a national securities exchange or automated quotation system); (b) be an officer or director of any corporation which conducts a business of a like or similar nature to the “Business”; (c) be a member of any partnership which conducts a business of a like or similar nature to the “Business”; or (d) be a consultant to, an owner of or an employee of any other business which conducts a business of a like or similar nature to the Business.

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9. NONDISCLOSURE COVENANT.

(a)  The parties acknowledge that the Company is an enterprise whose success is attributable largely to the ownership, use and development of certain valuable confidential and proprietary information (the “Confidential Data”), and that the Employee’s employment with the Company will involve the Employee’s access to and work with such information. The Employee acknowledges that his relationship with the Company is a confidential relationship. The Employee covenants and agrees that (i) he shall keep and maintain the Confidential Data in strictest confidence, and (ii) he shall not, either directly or indirectly, use any Confidential Data for his own benefit, or divulge, disclose, or communicate any Confidential Data in any manner whatsoever to any person or entity other than the employees or agents of the Company having a need to know such Confidential Data, and only to the extent necessary to perform their responsibilities on behalf of the Company, and other than in the performance of the Employee’s duties in the employment by the Company. The Employee’s agreement not to disclose Confidential Data shall apply to all Confidential Data, whether or not the Employee participated in the development thereof. Upon termination of employment for any reason, the Employee will return to the Company all documents, notes, programs, data and any other materials (including any copies thereof) in his/her possession.

(b) For purposes of this Agreement, the term “Confidential Data” shall include any and all information related to the business of the Company, or to its products, sales or businesses which is not general public knowledge, specifically including (but without limiting the generality of the foregoing) all financial and accounting data; computer software; processes; formulae; inventions; methods; trade secrets; computer programs; engineering or technical data, drawings, or designs; manufacturing techniques; patents, patent applications, copyrights and copyright applications (in any such case, whether registered or to be registered in the United States of America or elsewhere) applied for, issued to or owned by the Company; information concerning pricing and pricing policies; marketing techniques; suppliers; methods and manner of operations; and information relating to the identity, needs and location of all past, present and prospective customers. The parties stipulate that as between them the above-described matters are important and confidential and gravely affect the successful conduct of the business of the Company and that any breach of the terms of this paragraph shall be a material breach of this Agreement.

10. NONSOLICITATION COVENANT. The Employee covenants that during the Noncompetition Period he shall not directly or indirectly, on behalf of himself or on behalf of any other person, firm, partnership, corporation, association or other entity, call upon any of the customers or clients of the Company for the purpose of soliciting or providing any product or service similar to that provided by the Company nor will he, in any way, directly or indirectly, for himself, or on behalf of any other person, firm, partnership, corporation, association, or other entity, solicit, divert or take away, or attempt to solicit, divert, or take away any of the customers, clients, business, or patrons of the Company. The Employee further covenants that during the Noncompetition Period he shall not induce or attempt to induce any person to leave the employ of the Company.

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11. INVENTIONS. All inventions, designs, improvements and developments made by the Employee, either solely or in collaboration with others, during his employment with the Company, whether or not during working hours, and relating to any methods, apparatus or products which are manufactured, sold, leased, used or developed by the Company or which pertain to the Business (the “Developments”), shall become and remain the property of the Company. The Employee shall disclose promptly in writing to the Company all such Developments. The Employee acknowledges and agrees that all Developments shall be deemed “works made for hire” within the meaning of the United States Copyright Act, as amended. If, for any reason, such Developments are not deemed works made for hire, the Employee shall assign, and hereby assigns, to the Company, all of the Employee’s right, title and interest (including, but not limited to, copyright and all rights of inventorship) in and to such Developments. At the request and expense of the Company, whether during or after employment hereunder, the Employee shall make, execute and deliver all application papers, assignments or instruments, and perform or cause to be performed such other lawful acts as the Company may deem necessary or desirable in making or prosecuting applications, domestic or foreign, for patents (including reissues, continuations and extensions thereof) and copyrights related to such Developments or in vesting in the Company full legal title to such Developments. The Employee shall assist and cooperate with the Company or its representatives in any controversy or legal proceeding relating to such Developments, or to any patents, copyrights or trade secrets with respect thereto. If for any reason the Employee refuses or is unable to assist the Company in obtaining or enforcing its rights with respect to such Developments, the Employee hereby irrevocably designates and appoints the Company and its duly authorized agents as the Employee’s agents and attorneys-in-fact to execute and file any documents and to do all other lawful acts necessary to protect the Company’s rights in the Developments. The Employee expressly acknowledges that the special foregoing power of attorney is coupled with an interest and is therefore irrevocable and shall survive (i) the Employee’s death or incompetency and (ii) any termination of this Agreement.

12. INDEPENDENT COVENANTS. Each of the covenants on the part of the Employee contained in paragraphs 8, 9, 10, and 11 of this Agreement shall be construed as an agreement independent of each other such covenant. The existence of any claim or cause of action of the Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any such covenant.

13. REASONABLENESS; INJUNCTION. The Employee acknowledges that the covenants contained in this agreement are reasonably necessary and designed for the protection of the Company and its business, and that such covenants are reasonably limited with respect to the activities prohibited, the duration thereof, the geographic area thereof, the scope thereof and the effect thereof on the Employee and the general public. The Employee further acknowledges that violation of the covenants would immeasurably and irreparably damage the Company, and by reason thereof the Employee agrees that for violation or threatened violation of any of the provisions of this Agreement, the Company shall, in addition to any other rights and remedies available to it, at law or otherwise, by entitled to any injunction to be issued by any court of competent jurisdiction enjoining and restraining the Employee from committing any violation or threatened violation of this Agreement. The Employee consents to the issuance of such injunction.

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14. NONCOMPETITION PERIOD. This Agreement shall remain enforceable during the Employee’s employment with the Company and for a period of two years after termination of the Employee’s employment for any reason (such period not to include any period(s) of violation or period(s) of time required for litigation to enforce the covenants set forth herein).

15. NONCOMPETITION AREA.

(a) The Employee acknowledges and agrees that the Company does business on an international basis and that the Employee will assist Company in developing Company’s business in both the United States and Europe, with customers throughout the United States and additionally existing in Europe, particularly servicing France, Spain, the United Kingdom and Germany, and that any breach of the Employee’s covenants contained herein would materially damage the Company, regardless of the area of the world in which the activities constituting such breach were to occur. Accordingly, the terms and provisions of this Agreement shall apply in the following Noncompetition Area:

(b) The State of North Carolina;

(c) Any state other than North Carolina where Company conducts the “Business” and in or for which the Employee assists or performs services assisting Company;

(d) Any political subdivision of foreign countries where Company does “Business” or will do “Business” during the period of employment; and

(e) Any other state, country, or political subdivision where Company does “Business” and in or for which the Employee assists or performs services assisting Company.

16. BUSINESS. For the purposes of this Agreement, the “Business” shall include any business, service, or product engaged in, provided, or produced by the Company from the date of this Agreement to the date of the termination of the employment, including, but not limited to: (i) the business of development, production, marketing, design, manufacturing, leasing or selling software related to business plans, legal services, whether for use by professionals or consumers; (ii) providing web-hosted applications and technology infrastructure syndication and/or (iii) any other business conducted by the Company immediately prior to the date of termination of Employee’s employment or in which the Company shall at the time of termination of Employee’s employment with the Company be actively preparing to enter.

17. MISCELLANEOUS.

(a) This Agreement shall be subject to and governed by the substantive laws of the State of North Carolina, without giving effect to the conflicts of laws provisions thereof. The Employee hereby submits to the jurisdiction and venue of the state and federal courts of North Carolina.

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(b) The Company’s failure to insist upon strict compliance with any provision of this Agreement shall not be deemed a waiver of such provision or any other provision.

(c) This Agreement may not be modified except by an agreement in writing executed by the parties. The parties expressly waive their right to orally modify this provision.

(d) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.

(e) This Agreement shall not be assignable without the written consent of the Company and the Employee.

(f) This Agreement shall inure to the benefit of and be binding upon the Company and it successors and assigns.

(g) This Agreement expresses the whole and entire Employment Agreement between the parties and supersedes and replaces any prior employment Agreement, understanding or arrangement between Company and the Employee.

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IN WITNESS WHEREOF, the parties executed this Agreement as of the day and year first above written.

SMART ONLINE, INC.

By: /s/ Dennis Michael Nouri
Name:
Title:

EMPLOYEE

/s/ Joseph F. Trepanier
Name:

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EXHIBIT A

Restricted Stock Agreement

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Exhibit 10.5

Amendment No. 2

to

EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 2 is made and entered into effective as of the 15th day of August, 2007 (“Amendment”) to the EMPLOYMENT AGREEMENT dated April 1, 2004, as amended by AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT dated November 9, 2005 (“Agreement”) by and between Thomas Furr and Smart Online, Inc.

WHEREAS, the parties to the Agreement desire to amend Section 2. (a) to the agreement.

NOW THEREFORE, in consideration of the mutual promises and covenants set forth in this Amendment, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Section 2. (a) of the Agreement shall be deleted in its entirety and replaced with a new Section 2. (a) as follows:

“(a) During the Employment Period, the Employee shall serve as a full-time employee of the Company as Chief Strategy Officer. With such duties and responsibilities as are customarily assigned to such position and such other duties and responsibilities not inconsistent therewith as may from time to time assigned to him by the President, Chief Executive Officer or Board of Directors.”

2. All other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment No. 2, effective as of the date set forth above.

SMART ONLINE, INC. By: /s/ Dennis Michael Nouri Name: Title:	THOMAS P. FURR /s/ Thomas P. Furr

Exhibit 10.6

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT is made as of the 14th day of November, 2007 by and among Smart Online, Inc., a Delaware corporation (the “Company”), and each of the investors listed on Schedule A hereto (each of which is referred to in this Agreement as an “Investor” and collectively, the “Investors”).

RECITALS

WHEREAS, the Company and the Investors are parties to the Convertible Secured Subordinated Note Purchase Agreement of even date herewith (the “Note Purchase Agreement”) pursuant to which the Company is selling to the Investors and the Investors are purchasing certain Convertible Secured Subordinated Notes (collectively, the “Notes”), which are convertible into shares of Common Stock (the “Conversion Shares”); and

WHEREAS, in order to induce the Company to enter into the Note Purchase Agreement and to induce the Investors to invest funds in the Company pursuant to the Note Purchase Agreement, the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register the Conversion Shares;

NOW, THEREFORE, the parties hereby agree as follows:

1. Definitions. For purposes of this Agreement:

1.1  “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person.

1.2  “Common Stock” means shares of the Company’s common stock, par value $0.001 per share.

1.3  “Damages” means any loss, damage, or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.4  “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.5  “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

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1.6  “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.7  “Form S-2” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.8  “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.9  “GAAP” means generally accepted accounting principles in the United States.

1.10  “Holder” means any holder of Registrable Securities who is a party to this Agreement.

1.11  “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

1.12  “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.13  “Maturity Date” shall have the meaning ascribed thereto in the Notes.

1.14  “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.15  “Registrable Securities” means (i) the Conversion Shares; and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clause (i) above; excluding in all cases, however, any Registrable Securities sold by a Person, or any Conversion Shares issued upon conversion of a Note sold by a Person, in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 3.1.

1.16  “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

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1.17  “SEC” means the Securities and Exchange Commission.

1.18  “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.19  “SEC Rule 144(k)” means Rule 144(k) promulgated by the SEC under the Securities Act.

1.20  “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.21  “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.22  “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 2.6.

2. Registration Rights. The Company covenants and agrees as follows:

2.1 Demand Registration.

(a)  Form S-1 Demand. If at any time after the Maturity Date, the Company receives a request from Holders of a majority of the Registrable Securities then outstanding that the Company file a Form S-1 registration statement with respect to at least forty percent (40%) of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of Selling Expenses, would exceed $5 million), then the Company shall (i) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within one hundred eighty (180) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.1(c) and Section 2.3.

(b)  Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least thirty percent (30%) of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $2 million, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within ninety (90) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.1(c) and Section 2.3.

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(c)  Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would be materially detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore necessary to defer the filing of such registration statement, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than sixty (60) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than twice in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such sixty (60) day period other than an Excluded Registration.

(d)  The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(a) (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected one registration pursuant to Section 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(b) (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected one registration pursuant to Section 2.1(b) within the six (6) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Section 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Section 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.1(d).

2.2 Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2.6.

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2.3 Underwriting Requirements.

(a) If, pursuant to Section 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Section 2.3, if the underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

(b) In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such offering. For purposes of the provision in this Section 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

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2.4  Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration;

(b)  prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)  furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d)  use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

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(e)  in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f)  use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g)  promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(h)  notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(i)  after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

2.5  Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6 Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Section 2.1(a) or Section 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Section 2.1(a) or Section 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

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2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8 Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Sections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

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(c) Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

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(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9 Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times;

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act, and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

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2.10  Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that (i) would allow such holder or prospective holder (i) to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder.

2.11  Term. The agreements of the Company contained in this Agreement shall continue in full force and effect so long as any Holder holds any Notes or Registrable Securities, but shall terminate with respect to each Holder when such Holder no longer holds any Notes or Registrable Securities.

3. Miscellaneous.

3.1 Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Notes or Registrable Securities; provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities or Notes with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

3.2 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

3.3 Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.4 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

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3.5 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Section 3.5. If notice is given to the Company, a copy shall also be sent to Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, LLP, 2500 Wachovia Capitol Center, Raleigh, North Carolina 27602-2611, Attention: Margaret N. Rosenfeld, (919) 821-6800 (facsimile).

3.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the principal amount of the Notes then outstanding, or upon conversion of the Notes, a majority of the Registrable Securities then outstanding. Any amendment, termination, or waiver effected in accordance with this Section 3.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

3.7 Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

3.8 Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

3.9 Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

3.10 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SMART ONLINE, INC.

By: /s/ David E. Colburn
Name: David E. Colburn
Title: President and CEO

INVESTORS:

CRYSTAL MANAGEMENT LTD.

By: /s/ Doron Roethler
Name: Doron Roethler
Title:

ATLAS CAPITAL S.A.

By: /s/ C. Waller               /s/ M. Dwek
Name: C. Waller               M. Dwek
Title:   Management        General Management

WILLIAM FURR
                                                                                                                    /s/ William P. Furr

THE BLUELINE FUND

By: /s/ P. Pouponnot
Name: Pouponnot, Philippe
Title:

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SCHEDULE A

Investors

Crystal Management Ltd. Michal Raviv, Adv. Gibor Sport House (28th floor) 7, Menahem Begin (Betzalel) St. Ramat Gan 52521 Israel Fax.: +972 (3) 575-5526
William Furr 1840 East Sandpointe Lane Vero Beach, FL 32963 Fax:
Atlas Capital, S.A. Rue du Rhône 118, CH - 1204 Genève Switzerland Fax:
The Blueline Fund Walker House Mary Street P.O. Box 908 GT George Town, Grand Cayman Cayman Islands Fax:

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Exhibit 10.7

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is made as of November 14, 2007, among SMART ONLINE, INC., a Delaware corporation (the “Company”), and Doron Roethler, as agent for the Investors (as defined below) (together with its successors and assigns in such capacity, “Collateral Agent”).

RECITALS

A. Company, Collateral Agent and certain purchasers (each an “Investor”, and collectively, the “Investors”) have entered into a Convertible Secured Subordinated Note Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), pursuant to which Company has issued convertible promissory notes, dated as of the date hereof (as amended, modified or otherwise supplemented from time to time, each a “Note” and collectively, the “Notes”).

B. In order to induce each Investor to extend the credit evidenced by the Notes, Company has agreed to enter into this Security Agreement and to grant Collateral Agent, for the benefit of itself and the Investors, the security interest in the Collateral described below.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Company hereby agrees with Collateral Agent and the Investors as follows:

1.  Definitions and Interpretation. When used in this Security Agreement, the following terms have the following respective meanings:

“Collateral” has the meaning given to that term in Section 2 hereof.

“Excluded Investment Property” means any and all right, title and interest of the Company in and to 100 shares of the capital stock of Smart Commerce, Inc., a Delaware corporation (“Smart Commerce”), issued to the Company, and respectively evidenced by stock certificate no. 1 and all rights incident thereto, and in and to any additional interest in Smart Commerce hereafter acquired by the Company including all the Company’s now existing or hereafter acquired shares of stock or other equity security (including any interests, rights and other securities however evidenced which are convertible to stock or any other equity security of Smart Commerce and all rights incident thereto), including the right to vote the foregoing interests during the continuation of an event of default, and further including, but not limited to, the Company’s interest in, and rights to: (x) the profits, surplus, distributions and dividends, whether in cash or in kind (and including, but not limited to, any distributions of the proceeds of the liquidation of the assets of Smart Commerce made in connection with, as a result of, or pursuant to, a dissolution of Smart Commerce), and (y) the assets of Smart Commerce.

“Obligations” means all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Company to Collateral Agent and the Investors of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of the Notes and the other Transaction Documents, including all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

“Permitted Liens” means (a) Liens granted to secure indebtedness of Company permitted under the Purchase Agreement and incurred to finance the acquisition (whether by purchase or capitalized lease) of tangible assets (other than Inventory), but only on the assets acquired with the proceeds of such indebtedness, (b) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books, (c) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens existing on the date of the Notes or of Liens described in clause (a) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of indebtedness being extended, renewed or refinanced does not increase, (d) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialman and other similar Liens arising in favor of a person imposed without action by such person, in each case that are incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books, (e) Liens (other than Liens arising under the Employee Retirement Income Security Act of 1974, as amended, or Section 412(n) of the Internal Revenue Code of 1986, as amended) incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance, social security or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds, (f) judgment Liens in existence less than 60 days after the entry thereof or with respect to which execution has been stayed in an amount not to exceed $500,000 singly or in the aggregate and (g) Liens existing on the date hereof and described on Attachment 2 hereto.

“Senior Obligations” means all indebtedness and obligations of Smart Commerce to Fifth Third Bank evidenced by that certain promissory note issued by Smart Commerce to Fifth Third Bank on October 17, 2006 under that certain Business Loan Agreement dated October 17, 2006 between Smart Commerce and Fifth Third Bank and any amendment, restatement, modification, renewal, extension or refinance thereof.

“UCC” means the Uniform Commercial Code as in effect in the State of California from time to time.

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All capitalized terms not otherwise defined herein shall have the respective meanings given in the Notes. Unless otherwise defined herein or in the Notes, all terms used herein that are defined in the UCC, whether capitalized or not, have the respective meanings given to those terms in the UCC.

2.  Grant of Security Interest. To secure prompt payment and performance of the Obligations, Company hereby pledges to Collateral Agent and grants to Collateral Agent, for the benefit of Collateral Agent and the Investors, a security interest in all right, title and interests of Company in and to the property described in Attachment 1 hereto, whether now existing or hereafter from time to time acquired (collectively, the “Collateral”). Such security interest shall be prior to all Liens other than Permitted Liens. Notwithstanding the foregoing, the security interest granted herein shall not extend to and the term “Collateral” shall not include any equipment or other property financed by a third party, provided that such third party’s Liens are Liens of the type described in clause (a) of the definition of Permitted Liens; provided, further, that such equipment or other property shall be deemed “Collateral” hereunder if such third party’s Lien is released or otherwise terminated or if the agreement governing such Lien does not prohibit the Lien granted hereunder. For avoidance of doubt, so long as the Senior Obligations are outstanding, the security interest granted herein shall not extend to and the term “Collateral” shall not include the Excluded Investment Property and upon the indefeasible satisfaction of the Senior Obligations in full, the security interest granted herein shall automatically extend to and the term “Collateral” shall include the Excluded Investment Property effective as of the date such Senior Obligations are satisfied in full.

3.  General Representations and Warranties. Company represents and warrants to Collateral Agent and the Investors that (a) Company is the owner of the Collateral (or, in the case of (i) after-acquired Collateral, at the time Company acquires rights in the Collateral, or (ii) the Excluded Investment Property, at the time the Excluded Investment Property becomes subject to the security interested granted herein, will be the owner thereof) and that no other Person has (or, in the case of (i) after-acquired Collateral, at the time Company acquires rights in the Collateral, or (ii) the Excluded Investment Property, at the time the Excluded Investment Property becomes subject to the security interested granted herein, will have) any right, title, claim or interest (by way of Lien or otherwise) in, against or to the Collateral, other than Permitted Liens; (b) this Security Agreement creates a valid security interest in favor of Collateral Agent, for the benefit of Collateral Agent and the Investors, in the Collateral of Company, to the extent a security interest therein can be created under the UCC; (c) upon the filing of UCC-1 financing statements in the filing office listed on Attachment 3 hereto, Collateral Agent has (or in the case of (i) after-acquired Collateral, at the time Company acquires rights in the Collateral, or (ii) the Excluded Investment Property, at the time the Excluded Investment Property becomes subject to the security interested granted herein, will have) a perfected security interest in the Collateral, prior to all Liens other than Permitted Liens, to the extent that a security interest in the Collateral can be perfected by such filing, except for Permitted Liens; (d) with respect to any Collateral consisting of a Deposit Account, Securities Entitlement or held in a Securities Account, upon execution and delivery by Company, the applicable depository bank or Securities Intermediary and Collateral Agent of an authenticated agreement granting control in accordance with the UCC to Collateral Agent over such Collateral, Collateral Agent shall have a valid and perfected, security interest in such Collateral, prior to all Liens other than Permitted Liens; (e) all Inventory has been (or, in the case of hereafter produced Inventory, will be) produced in compliance with applicable laws, including the Fair Labor Standards Act; and (f) all accounts receivable and payment intangibles are genuine and enforceable against the party obligated to pay the same;

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4.  Covenants Relating to Collateral. Company covenants and agrees with Collateral Agent and Investors that from and after the date of this Security Agreement and until the date of termination of this Security Agreement in accordance with the terms hereof:

(a)  Company shall (i) perform all acts that may be necessary to maintain, preserve and protect the Collateral and to maintain, preserve, protect and perfect the Lien granted to Collateral Agent therein and the perfection and priority (subject to Permitted Liens) of such Lien; (ii) not use or permit any Collateral to be used (A) in violation in any material respect of any applicable law, rule or regulation, or (B) in violation of any policy of insurance covering the Collateral; (iii) pay promptly when due all taxes and other governmental charges, all obligations to which any Lien is related and all other charges and other obligations now or hereafter imposed upon or affecting any Collateral; (iv) not, without 30 days prior written notice to Collateral Agent, (A)  change Company’s name or place of business (or, if Company has more than one place of business, its chief executive office), or the office in which Company’s records relating to accounts receivable and payment intangibles are kept or (B) change Company’s state of incorporation, entity type or state organizational number, (v) procure, execute and deliver from time to time any endorsements, assignments, financing statements and other writings reasonably deemed necessary or appropriate by Collateral Agent to perfect, maintain and protect its Lien hereunder and the priority thereof and to deliver promptly upon the request of Collateral Agent all originals of Collateral consisting of instruments.

(b)  Company covenants and agrees that upon the acquisition of any fee interest in real property it will promptly (and in any event within five (5) business days of acquisition) notify Collateral Agent of the acquisition of such real property and will grant to Collateral Agent, for the benefit of Collateral Agent and the Investors, a mortgage or other real property security instrument on each fee interest in real property now or hereafter owned by Company and shall deliver such other documentation and opinions, in form and substance satisfactory to Collateral Agent, in connection with the grant of such mortgage or security instrument as Collateral Agent shall request, including title insurance policies, financing statements, fixture filings and environmental audits and Company shall pay all recording costs, intangible taxes and other fees and costs (including reasonable attorneys fees and expenses) incurred in connection therewith. Such mortgage or other real property security instrument shall be prior to all Liens other than Permitted Liens. Company acknowledges and agrees that, to the extent permitted by applicable law, all of the Collateral shall remain personal property regardless of the manner of its attachment or affixation to real property.

(c)  Company shall promptly (and in any event within five (5) business days of receipt thereof), notify Collateral Agent in writing upon incurring or otherwise obtaining a Commercial Tort Claim after the date hereof against any third party and, upon request of Collateral Agent, authorize the filing of additional financing statements or amendments to existing financing statements and do such other acts or things deemed necessary or desirable by Collateral Agent to give Collateral Agent, perfected security interest in any such Commercial Tort Claim, prior to all Liens other than Permitted Liens.

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(d)  Company shall promptly (and in any event within five (5) business days of acquiring or obtaining such Collateral) notify Collateral Agent in writing upon (i) acquiring or otherwise obtaining any Collateral after the date hereof consisting of Trademarks, Patents, Copyrights, licenses with respect to any of the foregoing, Investment Property, Chattel Paper (electronic, tangible or otherwise), Documents, Instruments or Letter-of-Credit Rights or (ii) any amount payable under or in connection with any of the Collateral being or becoming evidenced after the date hereof by any Chattel Paper, Documents or Instruments and, in each such case upon the request of Collateral Agent and in accordance with Section 6 hereof, promptly execute such other documents, or if applicable, deliver such Chattel Paper, Documents, Instruments, other possessory collateral or certificates evidencing any Investment Property (other than the Excluded Investment Property) in accordance with Section 6 hereof and do such other acts or things reasonably deemed necessary or desirable by Collateral Agent to protect Collateral Agent’s Lien therein.

(e)  At the request of Collateral Agent, Company shall obtain an authenticated control agreement, in form and substance satisfactory to Collateral Agent, from each bank holding a Deposit Account for Company and each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for Company.

(f)  Company shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except (A) expressly permitted by the Purchase Agreement, (B) sales, assignments or other dispositions of inventory in the ordinary course of business, (C) sales, assignments or other dispositions of worn-out or obsolete equipment no longer used or useful in the business of Company in the ordinary course of business, (D) licenses of intellectual property pursuant to a non-exclusive license granted to others not interfering in any material respect with the business of Company, and (E) licenses of intellectual property pursuant to an exclusive license with respect to geographic location, limited time duration or field of use granted to others not interfering in any material respect with the business of Company, or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral, except for Permitted Liens. The inclusion of proceeds in the Collateral shall not be deemed to constitute Collateral Agent’s consent to any sale or other disposition of any of the Collateral except as expressly permitted in this Security Agreement or the Purchase Agreement.

5.  Authorized Action by Collateral Agent. Company hereby appoints Collateral Agent as its attorney-in-fact (which appointment is coupled with an interest) and agrees that Collateral Agent may perform (but Collateral Agent shall not be obligated to and shall incur no liability to Company or any third party for failure so to do) any act which Company is obligated by this Security Agreement to perform, exercise such rights and powers as Company might exercise with respect to the Collateral, and take any other action and execute any instrument which Collateral Agent may deem necessary or advisable to accomplish the purposes of this Security Agreement, including the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (c) make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral; (d) insure, process and preserve the Collateral; (e) pay any indebtedness of Company relating to the Collateral; and (f) to perform any and all of the obligations of Company contained in any contract, lease, or other agreement and exercise any and all rights of Company therein contained as fully as Company itself could; and (g) execute other documents, instruments and agreements required hereunder; provided, however, that Collateral Agent shall not exercise any such powers granted pursuant to subsections (a) through (f) prior to the occurrence of an Event of Default and shall only exercise such powers during the continuance of an Event of Default. Company agrees to reimburse Collateral Agent upon demand for any costs and expenses, including reasonable attorneys’ fees, Collateral Agent may incur while acting as Company’s attorney-in-fact hereunder, all of which costs and expenses are included in the Obligations. It is further agreed and understood between the parties hereto that such care as Collateral Agent gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in Collateral Agent’s possession; provided, however, that Collateral Agent shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other person in connection with the Obligations or with respect to the Collateral. To the extent permitted by law, Company hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof and within the limits set forth above. This power of attorney is coupled with an interest and shall be irrevocable until this Security Agreement is terminated.

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6.  Further Assurances.

(a)  Company agrees that from time to time, at its own expense, Company will promptly execute and deliver all further endorsements, assignments, instruments, documents and other writings, and take all further action, that may be necessary or that Collateral Agent may reasonably request, in order to perfect, protect and maintain any Lien granted or purported to be granted hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral.

(b)  Company authorizes the filing by Collateral Agent financing or continuation statements, or amendments thereto, and Company will execute and deliver to Collateral Agent such other instruments or notices as may be necessary or as Collateral Agent may reasonably request, in order to perfect and preserve the Lien granted or purported to be granted hereby.

(c)  Company authorizes Collateral Agent at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments (i) describing the Collateral as “all personal property of debtor” or “all assets of debtor” or words of similar effect, (ii) describing the Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance. Company also hereby ratifies any and all financing statements or amendments previously filed by Collateral Agent in any jurisdiction.

(d)  Company acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Security Agreement without the prior written consent of Collateral Agent, subject to Company’s rights under Section 9-509(d)(2) of the UCC.

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7.  Default and Remedies.

(a)  Default. Company shall be deemed in default under this Security Agreement upon the occurrence and during the continuance of an Event of Default (as defined in the Notes).

(b)  General Remedies. Upon the occurrence of an Event of Default and during continuation thereof, Collateral Agent shall have, in addition to the rights and remedies provided herein, in the Transaction Documents, in any other documents relating to the Obligations, or by applicable law (including, but not limited to, levy of attachment, garnishment and the rights and remedies set forth in the UCC of the jurisdiction applicable to the affected Collateral), the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further, Collateral Agent may, with or without judicial process or the aid and assistance of others, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by Company, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require Company to assemble and make available to Collateral Agent at the expense of Company any Collateral at one or more locations where Company regularly maintains inventory, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (v) without notice, except as provided below, which Company hereby waives to the fullest extent permitted by law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale, at any exchange or broker’s board or elsewhere, by one or more contracts, in one or more parcels, for cash, upon credit or otherwise, at such prices and upon such terms as Collateral Agent deems advisable, in its sole discretion (subject to any and all mandatory legal requirements). Company acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner. Neither Collateral Agent’s compliance with applicable law nor its disclaimer of warranties relating to the Collateral shall be considered to adversely affect the commercial reasonableness of any sale. Company agrees that to the extent notice of sale shall be required by law, any requirement of reasonable notice shall be met if such notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to Company in accordance with the notice provisions of this Security Agreement at least 10 days before the time of sale or other event giving rise to the requirement of such notice. Collateral Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by applicable law, Collateral Agent or any Investor may be a purchaser at any such sale. To the extent permitted by applicable law, Company hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable law, Collateral Agent may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by law, be made at the time and place to which the sale was postponed, or Collateral Agent may further postpone such sale by announcement made at such time and place.

(c)  Intellectual Property License. In furtherance of Collateral Agent’s rights hereunder, Company hereby grants to Collateral Agent an irrevocable, non-exclusive license, exercisable without royalty or other payment by Collateral Agent, and in connection with the exercise of remedies hereunder, to use, license or sublicense any patent, trademark, trade name, copyright or other intellectual property in which Company now or hereafter has any right, title or interest, together with the right of access to all media in which any of the foregoing may be recorded or stored.

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(d)  Access. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuance thereof, Collateral Agent shall have the right to enter and remain upon the various premises of Company without cost or charge to Collateral Agent, and use the same, together with materials, supplies, books and records of Company for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, upon the occurrence and during the continuation of an Event of Default, Collateral Agent may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral.

(e)  Nonexclusive Nature of Remedies. Failure by Collateral Agent or the Investors to exercise any right, remedy or option under this Security Agreement, any other Transaction Document, any other document relating to the Obligations, or as provided by applicable law, or any delay by Collateral Agent or the holders of the Obligations in exercising the same, shall not operate as a waiver of any such right, remedy or option. To the extent permitted by law, neither Collateral Agent, the Investors, nor any party acting as attorney for Collateral Agent or the Investors, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder. The rights and remedies of Collateral Agent and the Investors under this Security Agreement shall be cumulative and not exclusive of any other right or remedy which Collateral Agent or the Investors may have.

(f)  Marshaling. Collateral Agent shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, Company hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Collateral Agent’s rights and remedies under this Security Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Company hereby irrevocably waives the benefits of all such laws.

(g)  Application of Collateral Proceeds. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Collateral Agent at the time of, or received by Collateral Agent after, the occurrence of an Event of Default) shall be paid to and applied as follows:

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(i)  First, to the payment of costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by Collateral Agent;

(ii)  Second, to the payment to each Investor of the interest due, owing or unpaid on such Investor’s Note, and in case such proceeds shall be insufficient to pay in full the whole amount due, owing or unpaid upon such Note, then its Pro Rata Share of the amount remaining to be distributed;

(iii)  Third, to the payment to each Investor of the principal amount due, owing or unpaid on such Investor’s Note, and in case such proceeds shall be insufficient to pay in full the whole amount due, owing or unpaid upon such Note, then its Pro Rata Share of the amount remaining to be distributed;

(iv)  Fourth, to the payment of other amounts payable to Collateral Agent and each Investor under any of the Transaction Documents, and in case such proceeds shall be insufficient to pay in full the whole amount due, owing or unpaid under such Transaction Documents, the amount remaining to be distributed shall be distributed pro rata in accordance with such other amounts payable; and

(v)  Fifth, to the payment of the surplus, if any, to Company, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

For purposes of this Security Agreement, the term “Pro Rata Share” shall mean, when calculating a Investor’s portion of any distribution or amount, that distribution or amount (expressed as a percentage) equal to a fraction (i) the numerator of which is the outstanding principal amount of such Investor’s Note(s) and (ii) the denominator of which is the aggregate outstanding principal amount of all Notes issued under the Purchase Agreement. In the event that an Investor receives payments or distributions in excess of its Pro Rata Share, then such Investor shall hold in trust all such excess payments or distributions for the benefit of the other Investors and shall pay such amounts held in trust to such other Investors upon demand by such Investors in accordance with the Pro Rata Shares of such Investors.

(h)  Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which Collateral Agent or the Investors are legally entitled, Company shall be liable for the deficiency, together with interest thereon at the rate of interest set forth in the Notes the costs of collection and the reasonable fees, charges and disbursements of counsel. Any surplus remaining after the full payment and satisfaction of the Obligations shall be returned to Company or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

8.  Miscellaneous.

(a)  Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Company or Collateral Agent under this Security Agreement shall be in writing and faxed, mailed or delivered to each party to the facsimile number or its address set forth below (or to such other facsimile number or address as the recipient of any notice shall have notified the other in writing). All such notices, requests, demands, consents, instructions or other communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

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Collateral Agent:

Doron Roethler

c/o Michal Raviv, Adv.
Gibor Sport House (28th floor)
7, Menahem Begin (Betzalel) St.
Ramat Gan 52521, Israel
Tel.:  +972 (3) 575-5525 ext. 111
Fax: +972 (3) 575-5526

Company:
Smart Online, Inc
2530 Meridian Parkway, 2nd Floor
Durham, NC 27713
Attention: James Gayton, Corporate Counsel
Telephone: (919) 765-5000
Facsimile: (919) 765-5020

with a copy to:
Smith, Anderson, Blount, Dorsett,
Mitchell & Jernigan, LLP
2500 Wachovia Capitol Center
Raleigh, North Carolina 27602-2611
Attention: Margaret N. Rosenfeld
Telephone: (919) 821-6714
Facsimile: (919) 821-6800

(b)  Termination of Security Interest.

(i)  Upon the payment in full of all Obligations to the satisfaction of Collateral Agent and the Investors, the security interest granted herein shall terminate. Upon such termination Collateral Agent shall, upon the request and at the expense of Company, forthwith release all of its liens and security interests hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by Company evidencing such termination.

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(ii)  This Security Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Obligations is rescinded or must otherwise be restored or returned by Collateral Agent or any Investor as a preference, fraudulent conveyance or otherwise under any federal, state or foreign bankruptcy, reorganization, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by Collateral Agent or any Investor in defending and enforcing such reinstatement shall be deemed to be included as a part of the Obligations.

(c)  Nonwaiver. No failure or delay on Collateral Agent’s part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

(d)  Amendments and Waivers. This Security Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Company and Collateral Agent. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

(e)  Assignments. This Security Agreement shall be binding upon and inure to the benefit of Collateral Agent and Company and their respective successors and assigns; provided, however, that Company may not sell, assign or delegate rights and obligations hereunder without the prior written consent of Collateral Agent.

(f)  Cumulative Rights, etc. The rights, powers and remedies of Collateral Agent under this Security Agreement shall be in addition to all rights, powers and remedies given to Collateral Agent by virtue of any applicable law, rule or regulation of any governmental authority, any Transaction Document or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Collateral Agent’s rights hereunder. Company waives any right to require Collateral Agent to proceed against any person or entity or to exhaust any Collateral or to pursue any remedy in Collateral Agent’s power.

(g)  Payments Free of Taxes, Etc. All payments made by Company under the Transaction Documents shall be made by Company free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings. In addition, Company shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Security Agreement. Upon request by Collateral Agent, Company shall furnish evidence satisfactory to Collateral Agent that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

(h)  Partial Invalidity. If at any time any provision of this Security Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Security Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

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(i)  Construction. Each of this Security Agreement and the other Transaction Documents is the result of negotiations among, and has been reviewed by, Company, the Investors, Collateral Agent and their respective counsel. Accordingly, this Security Agreement and the other Transaction Documents shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against Company, Investors or Collateral Agent.

(j)  Entire Agreement. This Security Agreement taken together with the other Transaction Documents constitute and contain the entire agreement of Company, Investors and Collateral Agent and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(k)  Other Interpretive Provisions. References in this Security Agreement and each of the other Transaction Documents to any document, instrument or agreement (a) includes all exhibits, schedules and other attachments thereto, (b) includes all documents, instruments or agreements issued or executed in replacement thereof, and (c) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Security Agreement or any other Transaction Document refer to this Security Agreement or such other Transaction Document, as the case may be, as a whole and not to any particular provision of this Security Agreement or such other Transaction Document, as the case may be. The words “include” and “including” and words of similar import when used in this Security Agreement or any other Transaction Document shall not be construed to be limiting or exclusive.

(l)  Governing Law. This Security Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to conflicts of law rules (except to the extent governed by the UCC).

(m)  Counterparts. This Security Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument. Delivery of an executed counterpart of this Security Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Security Agreement.

(n)  Collateral Agent’s Duties. The powers conferred on Collateral Agent hereunder are solely to protect Collateral Agent’s interest in the Collateral, for the benefit of Collateral Agent and the Investors, and shall not impose any duty upon Collateral Agent to exercise any such powers. Except for the safe custody of any Collateral in its actual possession and the accounting for moneys actually received by it hereunder, Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its actual possession if such Collateral is accorded treatment substantially equal to that which Collateral Agent accords its own property.

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(o)  Collateral Agent May Perform. After the occurrence and during the continuation of an Event of Default, if Company fails to perform any agreement contained herein, Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of Collateral Agent incurred in connection therewith shall be payable by Company.

[The remainder of this page is intentionally left blank]

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IN WITNESS WHEREOF, Company has caused this Security Agreement to be executed as of the day and year first above written.

SMART ONLINE, INC.

By: /s/ David E. Colburn
Name: David E. Colburn
Title: President and CEO

DORON ROETHLER

As Collateral Agent

/s/ Doron Roethler

Name: Doron Roethler

[Signature page to Security Agreement]

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ATTACHMENT 1

TO SECURITY AGREEMENT

All right, title, interest, claims and demands of Company in and to the following property in full:

(i)  All Accounts;

(ii)  All Chattel Paper;

(iii)  All Commercial Tort Claims listed on Exhibit A;

(iv)  All Deposit Accounts and cash;

(v)  All Documents;

(vi)  All Equipment;

(vii)  All General Intangibles;

(viii)  All Goods;

(ix)  All Instruments;

(x)  All Intellectual Property;

(xi)  All Inventory;

(xii)  All Investment Property;

(xiii)  All Letter-of-Credit Rights; and

(xiv)  To the extent not otherwise included, all Supporting Obligations, Proceeds and products of any and all of the foregoing, and all accessions to, substitutions and replacements for, and rents and profits of each of the foregoing.

Provided, however, Collateral does not include the Excluded Investment Property until such time as the Senior Obligations have been indefeasibly satisfied in full; provided, further, however upon the indefeasible satisfaction of the Senior Obligations in full, Collateral does include the Excluded Investment Property.

The term “Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by Company, including inventions, designs, patents (whether registered or unregistered), copyrights (whether registered or unregistered), trademarks (whether registered or unregistered), trade secrets, domain names, confidential or proprietary technical and business information, know-how, methods, processes, drawings, specifications or other data or information and all memoranda, notes and records with respect to any research and development, software and databases and all embodiments or fixations thereof whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

All capitalized terms used in this Attachment 1 and not otherwise defined herein shall have the respective meanings given to such terms in the Uniform Commercial Code of the State of California as in effect from time to time.
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ATTACHMENT 2

TO SECURITY AGREEMENT

Loan Agreement dated as of November 14, 2006 between the Company and Wachovia Bank, N.A. and Security Agreement dated as of November 14, 2006 between the Company and Wachovia Bank, N.A.

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ATTACHMENT 3

TO SECURITY AGREEMENT

State of Delaware

Exhibit 10.8

PROMISSORY NOTE

$2,500,000.00	January 24, 2007

Smart Online, Inc.
2530 Meridian Parkway, 2nd Floor
Durham, North Carolina 27713
(Hereinafter referred to as “Borrower”)

Wachovia Bank, National Association
Charlotte, North Carolina 28202
(Hereinafter referred to as “Bank”)

Borrower promises to pay to the order of Bank, in lawful money of the United States of America, at its office indicated above or wherever else Bank may specify, the sum of Two Million, Five Hundred Thousand and No/100 Dollars ($2,500,000.00) or such sum as may be advanced and outstanding from time to time, with interest on the unpaid principal balance at the rate and on the terms provided in this Promissory Note (including all renewals, extensions or modifications hereof, this “Note”).

RENEWAL/MODIFICATION. This Promissory Note renews, extends and/or modifies that certain Promissory Note dated November 14, 2006 (the “Original Promissory Note”), evidencing an original principal amount of $1,300,000.00. This Promissory Note is not a novation.

LOAN AGREEMENT. This Note is subject to the provisions of that certain Loan Agreement between Bank and Borrower dated November 14, 2006, as modified from time to time.

USE OF PROCEEDS. Borrower shall use the proceeds of the loan(s) evidenced by this Note for the commercial purposes of Borrower, as follows: for working capital needs of Borrower.

SECURITY. Borrower has granted Bank a security interest in the collateral described in the Loan Documents, including, but not limited to, personal property collateral described in that certain Security Agreement of even date herewith.

INTEREST RATE. Interest shall accrue on the unpaid principal balance of this Note from the date hereof at the LIBOR Market Index Rate plus 0.9%, as that rate may change from day to day in accordance with changes in the LIBOR Market Index Rate (“Interest Rate”). “LIBOR Market Index Rate”, for any day, means the rate for 1 month U.S. dollar deposits as reported on Telerate page 3750 as of 11:00 a.m., London time, on such day, or if such day is not a London business day, then the immediately preceding London business day (or if not so reported, then as determined by Bank from another recognized source or interbank quotation).

DEFAULT RATE. In addition to all other rights contained in this Note, if a default in the payment of Obligations occurs, all outstanding Obligations, other than Obligations under any swap agreements (as defined in 11 U.S.C. § 101, as in effect from time to time) between Borrower and Bank or its affiliates, shall bear interest at the Interest Rate plus 3% (“Default Rate”), except if the Note is governed by the laws of the State of North Carolina and the original principal amount is less than or equal to $300,000.00. The Default Rate shall also apply from demand until the Obligations or any judgment thereon is paid in full.

INTEREST AND FEE(S) COMPUTATION (ACTUAL/360). Interest and fees, if any, shall be computed on the basis of a 360-day year for the actual number of days in the applicable period (“Actual/360 Computation”). The Actual/360 Computation determines the annual effective interest yield by taking the stated (nominal) rate for a year’s period and then dividing said rate by 360 to determine the daily periodic rate to be applied for each day in the applicable period. Application of the Actual/360 Computation produces an annualized effective rate exceeding the nominal rate.

REPAYMENT TERMS. This Note shall be due and payable in consecutive monthly payments of accrued interest only, commencing on February 1, 2007, and continuing on the same day of each month thereafter until fully paid. In any event, this Note shall be due and payable in full, including all principal and accrued interest, on demand or in no event later than August 1, 2008.

LINE OF CREDIT. Borrower may borrow, repay and reborrow, and, upon the request of Borrower, Bank shall advance and readvance under this Note from time to time (each an “Advance” and together the “Advances”), so long as the total principal balance outstanding under this Note at any one time does not exceed the principal amount stated on the face of this Note minus the sum of (i) the amount available to be drawn under all letters of credit issued by Bank for the account of Borrower plus (ii) the amount of unreimbursed drawings under all letters of credit issued by Bank for the account of Borrower, subject to the limitations described in any loan agreement to which this Note is subject. Bank’s obligation to make Advances under this Note shall terminate if a demand for payment is made under this Note or if a Default (as defined in the other Loan Documents) under any Loan Document occurs or in any event, on August 1, 2008, hereof unless renewed or extended by Bank in writing upon such terms then satisfactory to Bank. As of the date of each proposed Advance, Borrower shall be deemed to represent that each representation made in the Loan Documents is true as of such date.

If Borrower subscribes to Bank’s cash management services and such services are applicable to this line of credit, the terms of such service shall control the manner in which funds are transferred between the applicable demand deposit account and the line of credit for credit or debit to the line of credit.

APPLICATION OF PAYMENTS. Monies received by Bank from any source for application toward payment of the Obligations shall be applied to accrued interest and then to principal. Upon the occurrence of a default in the payment of the Obligations or a Default (as defined in the other Loan Documents) under any other Loan Document, monies may be applied to the Obligations in any manner or order deemed appropriate by Bank.

If any payment received by Bank under this Note or other Loan Documents is rescinded, avoided or for any reason returned by Bank because of any adverse claim or threatened action, the returned payment shall remain payable as an obligation of all persons liable under this Note or other Loan Documents as though such payment had not been made.

DEFINITIONS. Loan Documents. The term “Loan Documents”, as used in this Note and the other Loan Documents, refers to all documents executed in connection with or related to the loan evidenced by this Note and any prior notes which evidence all or any portion of the loan evidenced by this Note, and any letters of credit issued pursuant to any loan agreement to which this Note is subject, any applications for such letters of credit and any other documents executed in connection therewith or related thereto, and may include, without limitation, a commitment letter that survives closing, a loan agreement, this Note, guaranty agreements, security agreements, security instruments, financing statements, mortgage instruments, any renewals or modifications, whenever any of the foregoing are executed, but does not include swap agreements (as defined in 11 U.S.C. § 101, as in effect from time to time). Obligations. The term “Obligations”, as used in this Note and the other Loan Documents, refers to any and all indebtedness and other obligations under this Note, all other obligations under any other Loan Document(s), and all obligations under any swap agreements (as defined in 11 U.S.C. § 101, as in effect from time to time) between Borrower and Bank, or its affiliates, whenever executed. Certain Other Terms. All terms that are used but not otherwise defined in any of the Loan Documents shall have the definitions provided in the Uniform Commercial Code.

LATE CHARGE. If any payments are not timely made, Borrower shall also pay to Bank a late charge equal to 4% of each payment past due for 15 or more days. This late charge shall not apply to payments due at maturity or by acceleration hereof, unless such late payment is in an amount not greater than the highest periodic payment due hereunder.

Acceptance by Bank of any late payment without an accompanying late charge shall not be deemed a waiver of Bank’s right to collect such late charge or to collect a late charge for any subsequent late payment received.

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ATTORNEYS’ FEES AMD OTHER COLLECTION COSTS. Borrower shall pay all of Bank’s reasonable expenses actually incurred to enforce or collect any of the Obligations including, without limitation, reasonable arbitration, paralegals’, attorneys’ and experts’ fees and expenses, whether incurred without the commencement of a suit, in any trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

USURY. If at any time the effective interest rate under this Note would, but for this paragraph, exceed the maximum lawful rate, the effective interest rate under this Note shall be the maximum lawful rate, and any amount received by Bank in excess of such rate shall be applied to principal and then to fees and expenses, or, if no such amounts are owing, returned to Borrower.

DEMAND NOTE. This is a demand Note and all Obligations hereunder shall become immediately due and payable upon demand. In addition, the Obligations hereunder shall automatically become immediately due and payable if Borrower or any guarantor or endorser of this Note commences or has commenced against it a bankruptcy or insolvency proceeding.

REMEDIES. Upon the occurrence of a default in the payment of the Obligations or a Default (as defined in the other Loan Documents) under any other Loan Document, Bank may at any time thereafter, take the following actions: Bank Lien. Foreclose its security interest or lien against Borrower’s deposit accounts and investment property without notice. Cumulative. Exercise any rights and remedies as provided under the Note and the other Loan Documents, or as provided by law or equity.

FINANCIAL AND OTHER INFORMATION. Borrower shall deliver to Bank such information as Bank may reasonably request from time to time, including without limitation, financial statements and information pertaining to Borrower’s financial condition. Such information shall be true, complete, and accurate.

WAIVERS AND AMENDMENTS. No waivers, amendments or modifications of this Note and other Loan Documents shall be valid unless in writing and signed by an officer of Bank. No waiver by Bank of any Default (as defined in the other Loan Documents) shall operate as a waiver of any other Default or the same Default on a future occasion. Neither the failure nor any delay on the part of Bank in exercising any right, power, or remedy under this Note and other Loan Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Except to the extent otherwise provided by the Loan Documents or prohibited by law, each Borrower and each other person liable under this Note waives presentment, protest, notice of dishonor, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale and all other notices of any kind. Further, each agrees that Bank may (i) extend, modify or renew this Note or make a novation of the loan evidenced by this Note, and/or (ii) grant releases, compromises or indulgences with respect to any collateral securing this Note, or with respect to any Borrower or other person liable under this Note or any other Loan Documents, all without notice to or consent of each Borrower and other such person, and without affecting the liability of each Borrower and other such person; provided, Bank may not extend, modify or renew this Note or make a novation of the loan evidenced by this Note without the consent of the Borrower, or if there is more than one Borrower, without the consent of at least one Borrower; and further provided, if there is more than one Borrower, Bank may not enter into a modification of this Note which increases the burdens of a Borrower without the consent of that Borrower.

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MISCELLANEOUS PROVISIONS. Assignment. This Note and the other Loan Documents shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and assigns. Bank’s interests in and rights under this Note and the other Loan Documents are freely assignable, in whole or in part, by Bank. In addition, nothing in this Note or any of the other Loan Documents shall prohibit Bank from pledging or assigning this Note or any of the other Loan Documents or any interest therein to any Federal Reserve Bank. Borrower shall not assign its rights and interest hereunder without the prior written consent of Bank, and any attempt by Borrower to assign without Bank’s prior written consent is null and void. Any assignment shall not release Borrower from the Obligations. Applicable Law; Conflict Between Documents. This Note and, unless otherwise provided in any other Loan Document, the other Loan Documents shall be governed by and interpreted under the laws of the state named in Bank’s address on the first page hereof without regard to that state’s conflict of laws principles. If the terms of this Note should conflict with the terms of any loan agreement or any commitment letter that survives closing, the terms of this Note shall control. Borrower’s Accounts. Except as prohibited by law, Borrower grants Bank a security interest in all of Borrower’s deposit accounts and investment property with Bank and any of its affiliates. Swap Agreements. All swap agreements (as defined in 11 U.S.C. § 101, as in effect from time to time), if any, between Borrower and Bank or its affiliates are independent agreements governed by the written provisions of said swap agreements, which will remain in full force and effect, unaffected by any repayment, prepayment, acceleration, reduction, increase or change in the terms of this Note, except as otherwise expressly provided in said written swap agreements, and any payoff statement from Bank relating to this Note shall not apply to said swap agreements except as otherwise expressly provided in such payoff statement. Jurisdiction. Borrower irrevocably agrees to non-exclusive personal jurisdiction in the state identified as the Jurisdiction above. Severability. If any provision of this Note or of the other Loan Documents shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note or other such document. Notices. Any notices to Borrower shall be sufficiently given, if in writing and mailed or delivered to the Borrower’s address shown above or such other address as provided hereunder, and to Bank, if in writing and mailed or delivered to Wachovia Bank, National Association, Mail Code VA7628, P. 0. Box 13327, Roanoke, VA 24040 or Wachovia Bank, National Association, Mail Code VA7628, 10 South Jefferson Street, Roanoke, VA 24011 or such other address as Bank may specify in writing from time to time. Notices to Bank must include the mail code. In the event that Borrower changes Borrower’s address at any time prior to the date the Obligations are paid in full, Borrower agrees to promptly give written notice of said change of address by registered or certified mail, return receipt requested, all charges prepaid. Plural; Captions. All references in the Loan Documents to Borrower, guarantor, person, document or other nouns of reference mean both the singular and plural form, as the case may be, and the term “person” shall mean any individual, person or entity. The captions contained in the Loan Documents are inserted for convenience only and shall not affect the meaning or interpretation of the Loan Documents. Advances. Bank may, in its sole discretion, make other advances which shall be deemed to be advances under this Note, even though the stated principal amount of this Note may be exceeded as a result thereof. Posting of Payments. All payments received during normal banking hours after 2:00 p.m. local time at the office of Bank first shown above shall be deemed received at the opening of the next banking day. Joint and Several Obligations. If there is more than one Borrower, each is jointly and severally obligated together with all other parties obligated for the Obligations. Fees and Taxes. Borrower shall promptly pay all documentary, intangible recordation and/or similar taxes on this transaction whether assessed at closing or arising from time to time. LIMITATION ON LIABILITY; WAIVER OF PUNITIVE DAMAGES. EACH OF THE PARTIES HERETO INCLUDING BANK BY ACCEPTANCE HEREOF, AGREES THAT IN ANY JUDICIAL, MEDIATION OR ARBITRATION PROCEEDING OR ANY CLAIM OR CONTROVERSY BETWEEN OR AMONG THEM THAT MAY ARISE OUT OF OR BE IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN OR AMONG THEM OR THE OBLIGATIONS EVIDENCED HEREBY OR RELATED HERETO, IN NO EVENT SHALL ANY PARTY HAVE A REMEDY OF, OR BE LIABLE TO THE OTHER FOR, (1) INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR (2) PUNITIVE OR EXEMPLARY DAMAGES. EACH OF THE PARTIES HEREBY EXPRESSLY WAIVES ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY MAY HAVE OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY SUCH PROCEEDING, CLAIM OR CONTROVERSY, WHETHER THE SAME IS RESOLVED BY ARBITRATION, MEDIATION, JUDICIALLY OR OTHERWISE. Patriot Act Notice. To help fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. For purposes of this section, account shall be understood to include loan accounts. Final Agreement. This Note and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

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ARBITRATION. Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any claim or controversy arising out of or relating to the Loan Documents between parties hereto (a “Dispute”) shall be resolved by binding arbitration conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the “Arbitration Rules”) of the American Arbitration Association (the “AAA”) and the Federal Arbitration Act. Disputes may include, without limitation, tort claims, counterclaims, a dispute as to whether a matter is subject to arbitration, or claims arising from documents executed in the future, but shall specifically exclude claims brought as or converted to class actions. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements. Special Rules. All arbitration hearings shall be conducted in the city named in the address of Bank first stated above. A hearing shall begin within 90 days of demand for arbitration and all hearings shall conclude within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of 60 days. The expedited procedures sat forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000.00. Arbitrators shall be licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The parties do not waive applicable Federal or state substantive law except as provided herein. Preservation and Limitation of Remedies. Notwithstanding the preceding binding arbitration provisions, the parties agree to preserve, without diminution, certain remedies that any party may exercise before or after an arbitration proceeding is brought. The parties shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale or under applicable law by judicial foreclosure including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Any claim or controversy with regard to any party’s entitlement to such remedies is a Dispute. Waiver of Jury Trial. THE PARTIES ACKNOWLEDGE THAT BY AGREEING TO BINDING ARBITRATION THEY HAVE IRREVOCABLY WAIVED ANY RIGHT THEY MAY HAVE TO JURY TRIAL WITH REGARD TO A DISPUTE AS TO WHICH BINDING ARBITRATION HAS BEEN DEMANDED.

IN WITNESS WHEREOF, Borrower, on the day and year first above written, has caused this Note to be duly executed under seal.

Smart Online, Inc.

By:	/s/ Nicholas A. Sinigaglia	(SEAL)
Nicholas A. Sinigaglia, Chief Financial Officer

Tracking#: 201318
CAT-Deal #794013 Facility ID 588018

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MODIFICATION NUMBER ONE
TO LOAN AGREEMENT

Smart Online, Inc.
2530 Meridian Parkway, 2nd Floor
Durham, North Carolina 27713
(Hereinafter referred to as “Borrower”)

Wachovia Bank, National Association
Charlotte, North Carolina 28202
(Hereinafter referred to as “Bank”)

THIS AGREEMENT is entered into as of January 24, 2007 by and between Bank and Borrower.

RECITALS

Bank is the holder of a Promissory Note executed and delivered by Borrower, dated of even date herewith, in the original principal amount of $2,500,000.00 (the “Note”); and certain other loan documents, including without limitation, a Loan Agreement, dated November 14, 2006 (the “Loan Agreement”);

Borrower and Bank have agreed to modify the terms of the Loan Agreement.

In consideration of Bank’s continued extension of credit and the agreements contained herein, the parties agree as follows:

AGREEMENT

ACKNOWLEDGMENT OF BALANCE, Borrower acknowledges that the most recent Commercial Loan Invoice sent to Borrower with respect to the Obligations under the Note is correct.

MODIFICATIONS.

The section entitled AVAILABILITY of the Loan Agreement is hereby deleted and the following is substituted in its place and stead:

AVAILABILITY. With respect to the line of credit Promissory Note in the amount of $2,500,000.00, dated January 24 , 2007, notwithstanding anything to the contrary contained herein, the aggregate outstanding principal balance of Advances (as defined in the Note), plus the sum of (i) the aggregate amount available to be drawn under all letters of credit issued by Bank for the account of Borrower plus (ii) the aggregate amount of unreimbursed drawings under all letters of credit issued by Bank for the account of Borrower at any one time shall not exceed $2,500,000.00.

ACKNOWLEDGMENTS AND REPRESENTATIONS. Borrower acknowledges and represents that the Note and other Loan Documents, as amended hereby, are in full force and effect without any defense, counterclaim, right or claim of set-off; that, after giving effect to this Agreement, no default or event that with the passage of time or giving of notice would constitute a default under the Loan Documents has occurred, all representations and warranties contained in the Loan Documents are true and correct as of this date, all necessary action to authorize the execution and delivery of this Agreement has been taken; and this Agreement is a modification of an existing obligation and is not a novation.

COLLATERAL. Borrower acknowledges and confirms that there have been no changes in the ownership of any collateral pledged to secure the Obligations (the “Collateral”) since the Collateral was originally pledged; Borrower acknowledges and confirms that the Bank has existing, valid first priority security interests and liens in the Collateral; and that such security interests and liens shall secure Borrower’s Obligations, including any modification of the Note or Loan Agreement, if any, and all future modifications, extensions, renewals and/or replacements of the Loan Documents.

MISCELLANEOUS. This Agreement shall be construed in accordance with and governed by the laws of the applicable state as originally provided in the Loan Documents, without reference to that state’s conflicts of law principles. This Agreement and the other Loan Documents constitute the sole agreement of the parties with respect to the subject matter thereof and supersede all oral negotiations and prior writings with respect to the subject matter thereof. No amendment of this Agreement, and no waiver of any one or more of the provisions hereof shall be effective unless set forth in writing and signed by the parties hereto. The illegality, unenforceability or inconsistency of any provision of this Agreement shall not in any way affect or impair the legality, enforceability or consistency of the remaining provisions of this Agreement or the other Loan Documents. This Agreement and the other Loan Documents are intended to be consistent. However, in the event of any inconsistencies among this Agreement and any of the Loan Documents, the terms of this Agreement, and then the Note, shall control. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts. Each such counterpart shall be deemed an original, but all such counterparts shall together constitute one and the same agreement. Terms used in this Agreement which are capitalized and not otherwise defined herein shall have the meanings ascribed to such terms in the Note. LIMITATION ON LIABILITY; WAIVER OP PUNITIVE DAMAGES. EACH OF THE PARTIES HERETO, INCLUDING BANK BY ACCEPTANCE HEREOF, AGREES THAT IN ANY JUDICIAL, MEDIATION OR ARBITRATION PROCEEDING OR ANY CLAIM OR CONTROVERSY BETWEEN OR AMONG THEM THAT MAY ARISE OUT OF OR BE IN ANY WAY CONNECTED WITH THIS AGREEMENT. THE LOAN DOCUMENTS OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN OR AMONG THEM OR THE OBLIGATIONS EVIDENCED HEREBY OR RELATED HERETO, IN NO EVENT SHALL ANY PARTY HAVE A REMEDY OF, OR BE LIABLE TO THE OTHER FOR, (1) INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR (2) PUNITIVE OR EXEMPLARY DAMAGES. EACH OF THE PARTIES HEREBY EXPRESSLY WAIVES ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY MAY HAVE OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY SUCH PROCEEDING, CLAIM OR CONTROVERSY, WHETHER THE SAME IS RESOLVED BY ARBITRATION, MEDIATION, JUDICIALLY OR OTHERWISE. Final Agreement. This Agreement and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

ARBITRATION. Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any claim or controversy arising out of or relating to the Loan Documents between parties hereto (a “Dispute”) shall be resolved by binding arbitration conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the “Arbitration Rules”) of the American Arbitration Association (the “AAA”) and the Federal Arbitration Act. Disputes may include, without limitation, tort claims, counterclaims, a dispute as to whether a matter is subject to arbitration, or claims arising from documents executed in the future, but shall specifically exclude claims brought as or converted to class actions. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements. Special Rules. All arbitration hearings shall be conducted in the city named in the address of Bank first stated above. A hearing shall begin within 90 days of demand for arbitration and all hearings shall conclude within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of 60 days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000.00. Arbitrators shall be licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The parties do not waive applicable Federal or state substantive law except as provided herein. Preservation and Limitation of Remedies. Notwithstanding the preceding binding arbitration provisions, the parties agree to preserve, without diminution, certain remedies that any party may exercise before or after an arbitration proceeding is brought. The parties shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale or under applicable law by judicial foreclosure including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Any claim or controversy with regard to any party’s entitlement to such remedies is a Dispute. Waiver of Jury Trial. THE PARTIES ACKNOWLEDGE THAT BY AGREEING TO BINDING ARBITRATION THEY HAVE IRREVOCABLY WAIVED ANY RIGHT THEY MAY HAVE TO JURY TRIAL WITH REGARD TO A DISPUTE AS TO WHICH BINDING ARBITRATION HAS BEEN DEMANDED.

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IN WITNESS WHEREOF, the undersigned have duly signed and sealed this Agreement the day and year first above written.

Smart Online, Inc.

By:	/s/ Nicholas A. Sinigaglia	(SEAL)
Nicholas A. Sinigaglia, Chief Financial Officer

Wachovia Bank, National Association

By:	/s/ Kevin Harewood	(SEAL)
Kevin Harewood, Vice President

Tracking #: 201318
CAT - Deal # 794013 Facility ID 588018

3

SECURITY AGREEMENT

January 24, 2007

Smart Online, Inc.
2530 Meridian Parkway, 2nd Floor
Durham, North Carolina 27713
(Hereinafter referred to as “Debtor”)

Wachovia Bank, National Association
Charlotte, North Carolina 28202
(Hereinafter referred to as “Bank”)

This Security Agreement amends and restates that certain Security Agreement dated November 16, 2006.

For value received and to secure payment and performance of any and all obligations of Debtor (also referred to herein as “Borrower”) to Bank however created, arising or evidenced, whether direct or indirect, absolute or contingent, now existing or hereafter arising or acquired, including swap agreements (as defined in 11 U.S.C. § 101, as in effect from time to time), future advances, and all costs and expenses incurred by Bank to obtain, preserve, perfect and enforce the security interest granted herein and to maintain, preserve and collect the property subject to the security interest (collectively, “Obligations”), Debtor hereby grants to Bank a continuing security interest in and lien upon, and for security purposes assigns and transfers to Bank until all of the Obligations are repaid in full, the following described property, whether now owned or hereafter acquired, and any additions, replacements, accessions, or substitutions thereof and all cash and non-cash proceeds and products thereof (collectively, “Collateral”):

Debtor’s deposit account with Bank and affiliates of Bank, including deposit account number 2000033033877 (“Assigned Deposits”).

Irrevocable Standby Letter of Credit #G-007125 in the amount of $2,500,000.00 issued by HSBC Private Bank (Suisse) SA.

Debtor hereby represents and agrees that:

OWNERSHIP. Debtor owns the Collateral. The Collateral is free and clear of all liens, security interests, and claims except those previously reported in writing to and approved by Bank, and Debtor will keep the Collateral free and clear from all liens, security interests and claims, other than those granted to or approved by Bank. Until all of the Obligations are repaid in full, Bank shall have the entire right and interest in and to the Assigned Deposits. By executing this Security Agreement, Debtor has divested itself of all control over the Assigned Deposits and Bank is entitled to and does possess sole dominion and control over the Assigned Deposits and is entitled to receive the benefits accruing with respect thereto. Debtor surrenders all authority or right to withdraw, collect, receive the benefits of, or otherwise assign or encumber the Assigned Deposits, and authorizes Bank (and each affiliate and branch office of Bank or such affiliate) to treat Bank as the sole and exclusive owner of the Assigned Deposits. Upon the maturity of the Assigned Deposits, other than Assigned Deposits at Bank that automatically roll over at maturity, Bank shall reinvest the Assigned Deposits in an investment of Bank’s choice. Bank shall have no liability to Debtor for any loss incurred in connection with or arising out of any such reinvestment except for loss resulting from Bank’s gross negligence or willful misconduct. The assignment evidenced by this Security Agreement is a continuing one and is irrevocable so long as any of the Obligations are outstanding or the Bank shall have any obligations under the Loan Documents and shall terminate only upon payment or other satisfaction in full of all Obligations or Bank’s acknowledgment in writing that this Security Agreement has been terminated. Upon termination of this Security Agreement, and to the extent the Assigned Deposits have not been applied in satisfaction of the Obligations, Bank shall reassign the Assigned Deposits to Debtor and return any passbooks, certificates, and other documents in Bank’s possession at Debtor’s request.

NAME AND OFFICES; JURISDICTION OF ORGANIZATION. The name and address of Debtor appearing at the beginning of this Agreement are Debtor’s exact legal name and the address of its chief executive office. There has been no change in the name of Debtor, or the name under which Debtor conducts business, within the five years preceding the date hereof except as previously reported in writing to Bank. Debtor has not moved its chief executive office within the five years preceding the date hereof except as previously reported in writing to Bank. Debtor is organized under the laws of the State of Delaware and has not changed the jurisdiction of its organization within the five years preceding the date hereof except as previously reported in writing to Bank.

TITLE/TAXES. Debtor has good and marketable title to the Collateral and will warrant and defend same against all claims. Debtor will not transfer, sell, or lease Collateral (except as permitted herein). Debtor agrees to pay promptly all taxes and assessments upon or for the use of Collateral and on this Security Agreement. At its option, Bank may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on Collateral. Debtor agrees to reimburse Bank, on demand, for any such payment made by Bank. Any amounts so paid shall be added to the Obligations.

WAIVERS. Debtor agrees not to assert against Bank as a defense (legal or equitable), as a set-off, as a counterclaim, or otherwise, any claims Debtor may have against any seller or lessor that provided personal property or services relating to any part of the Collateral or against any other party liable to Bank for all or any part of the Obligations. Debtor waives all exemptions and homestead rights with regard to the Collateral. Debtor waives any and all rights to any bond or security which might be required by applicable law prior to the exercise of any of Bank’s remedies against any Collateral. All rights of Bank and security interests hereunder, and all obligations of Debtor hereunder, shall be absolute and unconditional, not discharged or impaired irrespective of (and regardless of whether Debtor receives any notice of): (i) any lack of validity or enforceability of any Loan Document; (ii) any change in the time, manner or place of payment or performance, or in any term, of all or any of the Obligations or the Loan Documents or any other amendment or waiver of or any consent to any departure from any Loan Document; or (iii) any exchange, insufficiency, unenforceability, enforcement, release, impairment or non-perfection of any collateral, or any release of or modifications to or insufficiency, unenforceability or enforcement of the obligations of any guarantor or other obligor. To the extent permitted by law. Debtor hereby waives any rights under any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist and which, but for this provision, might be applicable to any sale or disposition of the Collateral by Bank; and any other circumstance which might otherwise constitute a defense available to, or a discharge of any party with respect to the Obligations.

NOTIFICATIONS; LOCATION OF COLLATERAL. Debtor will notify Bank in writing at least 30 days prior to any change in: (i) Debtor’s chief place of business and/or residence; (ii) Debtor’s name or identity; (iii) Debtor’s corporate/organizational structure; or (iv) the jurisdiction in which Debtor is organized. In addition, Debtor shall promptly notify Bank of any claims or alleged claims of any other person or entity to the Collateral or the institution of any litigation, arbitration, governmental investigation or administrative proceedings against or affecting the Collateral. Debtor will keep Collateral at the location(s) previously provided to Bank until such time as Bank provides written advance consent to a change of location. Debtor will bear the cost of preparing and filing any documents necessary to protect Bank’s liens.

COLLATERAL CONDITION AND LAWFUL USE. Debtor represents that the Collateral is in good repair and condition and that Debtor shall use reasonable care to prevent Collateral from being damaged or depreciating, normal wear and tear excepted. Debtor shall immediately notify Bank of any material loss or damage to Collateral. Debtor shall not permit any item of Collateral to become a fixture to real estate or an accession to other personal property unless such property is also Collateral hereunder. Debtor represents it is in compliance in all respects with all laws, rules and regulations applicable to the Collateral and its properties, operations, business, and finances.

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RISK OF LOSS AND INSURANCE. Debtor shall bear all risk of loss with respect to the Collateral. The injury to or loss of Collateral, either partial or total, shall not release Debtor from payment or other performance hereof. Debtor agrees to obtain and keep in force property insurance on the Collateral with a Lender’s Loss Payable Endorsement in favor of Bank and commercial general liability insurance naming Bank as Additional Insured and such other insurance as Bank may require from time to time. Such insurance is to be in form and amounts satisfactory to Bank and issued by reputable insurance carriers satisfactory to Bank with a Best Insurance Report Key Rating of at least “A-”. All such policies shall provide to Bank a minimum of 30 days written notice of cancellation. Debtor shall furnish to Bank such policies, or other evidence of such policies satisfactory to Bank. If Debtor fails to obtain or maintain in force such insurance or fails to furnish such evidence, Bank is authorized, but not obligated, to purchase any or all insurance or “Single Interest Insurance” protecting such interest as Bank deems appropriate against such risks and for such coverage and for such amounts, including either the loan amount or value of the Collateral, all at its discretion, and at Debtor’s expense. In such event, Debtor agrees to reimburse Bank for the cost of such insurance and Bank may add such cost to the Obligations. Debtor shall bear the risk of loss to the extent of any deficiency in the effective insurance coverage with respect to loss or damage to any of the Collateral. Debtor hereby assigns to Bank the proceeds of all property insurance covering the Collateral up to the amount of the Obligations and directs any insurer to make payments directly to Bank. Debtor hereby appoints Bank its attorney-in-fact, which appointment shall be irrevocable and coupled with an interest for so long as Obligations are unpaid, to file proof of loss and/or any other forms required to collect from any insurer any amount due from any damage or destruction of Collateral, to agree to and bind Debtor as to the amount of said recovery, to designate payee(s) of such recovery, to grant releases to insurer, to grant subrogation rights to any insurer, and to endorse any settlement check or draft. Debtor agrees not to exercise any of the foregoing powers granted to Bank without Bank’s prior written consent.

FINANCING STATEMENTS, CERTIFICATES OF TITLE, POWER OF ATTORNEY. No financing statement (other than any filed or approved by Bank) covering any Collateral is on file in any public filing office. Debtor authorizes the filing of one or more financing statements covering the Collateral in form satisfactory to Bank, and without Debtor’s signature where authorized by law, agrees to deliver certificates of title on which Bank’s lien has been indicated covering any Collateral subject to a certificate of title statute, and will pay all costs and expenses of filing or applying for the same or of filing this Security Agreement in all public filing offices, where filing is deemed by Bank to be desirable. Debtor hereby constitutes and appoints Bank the true and lawful attorney of Debtor with full power of substitution to take any and all appropriate action and to execute any and all documents, instruments or applications that may be necessary or desirable to accomplish the purpose and carry out the terms of this Security Agreement, including, without limitation, to ask, demand, collect, receive, receipt for, sue for, compound and give acquaintance for any and all amounts which may be or become due and payable under the Assigned Deposits; to execute any and all withdrawal requests, receipts or other orders for the payment of money drawn on the Assigned Deposits and to endorse the name of Bank on all instruments given in payment or in partial payment therefor. The foregoing power of attorney is coupled with an interest and shall be irrevocable until all of the Obligations have been paid in full. Neither Bank nor anyone acting on its behalf shall be liable for acts, omissions, errors in judgment, or mistakes in fact in such capacity as attorney-in-fact. Debtor ratifies all acts of Bank as attorney-in-fact. Debtor agrees to take such other actions, at Debtor’s expense, as might be requested for the perfection, continuation and assignment, in whole or in part, of the security interests granted herein and to assure and preserve Bank’s intended priority position. If certificates, passbooks, or other documentation or evidence is/are issued or outstanding as to any of the Collateral, Debtor will cause the security interests of Bank to be properly protected, including perfection by notation thereon or delivery thereof to Bank.

LANDLORD/MORTGAGEE WAIVERS. Debtor shall cause each mortgagee of real property owned by Debtor and each landlord of real property leased by Debtor to execute and deliver instruments satisfactory in form and substance to Bank by which such mortgagee or landlord subordinates its rights, if any, in the Collateral.

INSTRUMENTS, CHATTEL PAPER, DOCUMENTS. Any Collateral that is, or is evidenced by, instruments, chattel paper or negotiable documents will be properly assigned to and the originals of any such Collateral in tangible form deposited with and held by Bank, unless Bank shall hereafter otherwise direct or consent in writing. Bank may, without notice, before or after maturity of the Obligations, exercise any or all rights of collection, conversion, or exchange and other similar rights, privileges and options pertaining to such Collateral, but shall have no duty to do so.

WITHDRAWAL OF ASSIGNED DEPOSITS. Debtor shall not be permitted to withdraw funds from or exercise any authority of any kind with respect to the Assigned Deposits specifically identified above by account number. Bank shall have the exclusive authority to withdraw, or direct the withdrawal of, funds from said specifically identified Assigned Deposits. So long as this Agreement remains in effect, the Assigned Deposits will be titled as directed by Bank.

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COLLATERAL DUTIES. Bank shall have no custodial or ministerial duties to perform with respect to Collateral pledged except as set forth herein; and by way of explanation and not by way of limitation, Bank shall incur no liability for any of the following: (i) loss or depreciation of Collateral (unless caused by its willful misconduct or gross negligence), (ii) failure to present any paper for payment or protest, to protest or give notice of nonpayment, or any other notice with respect to any paper or Collateral. Bank’s sole duty with respect to the custody, safekeeping and physical preservation of any certificate, passbook, or other documentation evidencing the Assigned Deposits in its possession shall be to deal with it in the same manner as it deals with similar property for its own account. Neither Bank, nor any of its employees or agents shall be liable for failure to demand, collect, or realize upon any of the Assigned Deposits or for any delay in doing so.

TRANSFER OF COLLATERAL. Bank may assign its rights in Collateral or any part thereof to any assignee who shall thereupon become vested with all the powers and rights herein given to Bank with respect to the property so transferred and delivered, and Bank shall thereafter be forever relieved and fully discharged from any liability with respect to such property so transferred, but with respect to any property not so transferred, Bank shall retain all rights and powers hereby given.

INSPECTION, BOOKS AND RECORDS. Debtor will at all times keep accurate and complete records covering each item of Collateral, including the proceeds therefrom. Bank, or any of its agents, shall have the right, at intervals to be determined by Bank and without hindrance or delay, at Debtor’s expense, to inspect, audit, and examine the Collateral during normal business hours and to make copies of and extracts from the books, records, journals, orders, receipts, correspondence and other data relating to Collateral, Debtor’s business or any other transaction between the parties hereto. Debtor will at its expense furnish Bank copies thereof upon request. For the further security of Bank, it is agreed that Bank has and is hereby granted a security interest in all books and records of Debtor pertaining to the Collateral.

COMPLIANCE WITH LAW. Debtor will comply with all federal, state and local laws and regulations, applicable to it, including without limitation, laws and regulations relating to the environment, labor or economic sanctions, in the creation, use, operation, manufacture and storage of the Collateral and the conduct of its business.

REGULATION U. None of the proceeds of the credit secured hereby shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock in violation of any of the provisions of Regulation U of the Board of Governors of the Federal Reserve System (“Regulation U”), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry margin stock or for any other purchase which might render the Loan a “Purpose Credit” within the meaning of Regulation U.

CROSS COLLATERALIZATION LIMITATION. As to any other existing or future consumer purpose loan made by Bank to Debtor, within the meaning of the Federal Consumer Credit Protection Act, Bank expressly waives any security interest granted herein in Collateral that Debtor uses as a principal dwelling and household goods.

ATTORNEYS’ FEES AND OTHER COSTS OF COLLECTION. Debtor shall pay all of Bank’s reasonable expenses actually incurred in enforcing this Security Agreement and in preserving and liquidating Collateral, including but not limited to, reasonable arbitration, paralegals’, attorneys’ and experts’ fees and expenses, whether incurred with or without the commencement of a suit, trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

DEFAULT. If any of the following occurs, a default (“Default”) under this Security Agreement shall exist: Loan Document Default. A default under any Loan Document. Collateral Loss or Destruction. Any loss, theft, substantial damage, or destruction of Collateral not fully covered by insurance, or as to which insurance proceeds are not remitted to Bank within 30 days of the loss. Collateral Sale, Lease or Encumbrance. Any sale, lease, or encumbrance of any Collateral not specifically permitted herein without prior written consent of Bank. Levy, Seizure or Attachment. The making of any levy, seizure, or attachment on or of Collateral which is not removed within 10 days. Unauthorized Collection of Collateral. Any attempt to collect, cash in or otherwise recover deposits that are Collateral. Unauthorized Termination. Any attempt to terminate, revoke, rescind, modify, or violate the terms of this Security Agreement without the prior written consent of Bank.

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REMEDIES ON DEFAULT (INCLUDING POWER OF SALE). If a Default occurs Bank shall have all the rights and remedies of a secured party under the Uniform Commercial Code. Without limitation thereto, Bank shall have the following rights and remedies: (i) to take immediate possession of Collateral, without notice or resort to legal process, and for such purpose, to enter upon any premises on which Collateral or any part thereof may be situated and to remove the same therefrom, or, at its option, to render Collateral unusable or dispose of said Collateral on Debtor’s premises; (ii) to require Debtor to assemble the Collateral and make it available to Bank at a place to be designated by Bank; (iii) to exercise its or its affiliate’s right of set-off or Bank lien as to any monies of Debtor deposited in deposit accounts and investment accounts of any nature maintained by Debtor with Bank or affiliates of Bank, without advance notice, regardless of whether such accounts are general or special; (iv) to dispose of Collateral, as a unit or in parcels, separately or with any real property interests also securing the Obligations, in any county or place to be selected by Bank, at either private or public sale (at which public sale Bank may be the purchaser) with or without having the Collateral physically present at said sale; (v) to apply toward and set-off against and apply to the then unpaid balance of the Obligations the Assigned Deposits (accelerated to maturity if necessary), even if effecting such set-off results in a loss or reduction of interest or the imposition of a penalty applicable to the early withdrawal of time deposits; (vi) to receive any interest or payments in respect of the Assigned Deposits and apply such amounts and the Assigned Deposits to the Obligations in such manner as Bank, in its sole discretion, may determine.

Any notice of sale, disposition or other action by Bank required by law and sent to Debtor at Debtor’s address shown above, or at such other address of Debtor as may from time to time be shown on the records of Bank, at least 5 days prior to such action, shall constitute reasonable notice to Debtor. Notice shall be deemed given or sent when mailed postage prepaid to Debtor’s address as provided herein. Bank shall be entitled to apply the proceeds of any sale or other disposition of the Collateral, and the payments received by Bank with respect to any of the Collateral, to Obligations in such order and manner as Bank may determine. Collateral that is subject to rapid declines in value and is customarily sold in recognized markets may be disposed of by Bank in a recognized market for such collateral without providing notice of sale. Debtor waives any and all requirements that the Bank sell or dispose of all or any part of the Collateral at any particular time, regardless of whether Debtor has requested such sale or disposition.

REMEDIES ARE CUMULATIVE. No failure on the part of Bank to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Bank or any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law, in equity, or in other Loan Documents.

INDEMNIFICATION. Debtor shall protect, indemnify and save harmless Bank from and against all losses, liabilities, obligations, claims, damages, penalties, fines, causes of action, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) (collectively, “Damages”) imposed upon, incurred by or asserted or assessed against Bank on account of or in connection with (i) the Loan Documents or any failure or alleged failure of Debtor to comply with any of the terms of, or the inaccuracy or breach of any representation in, the Loan Documents, (ii) the Collateral or any claim of loss or damage to the Collateral or any injury or claim of injury to, or death of, any person or property that may be occasioned by any cause whatsoever pertaining to the Collateral or the use, occupancy or operation thereof, (iii) any failure or alleged failure of Debtor to comply with any law, rule or regulation applicable to it or to the Collateral or the use, occupancy or operation of the Collateral (including, without limitation, the failure to pay any taxes, fees or other charges), (iv) any Damages whatsoever by reason of any alleged action, obligation or undertaking of Bank relating in any way to or any matter contemplated by the Loan Documents, or (v) any claim for brokerage fees or such other commissions relating to the Collateral or any other Obligations; provided that such indemnity shall be effective only to the extent of any Damages that may be sustained by Bank in excess of any net proceeds received by it from any insurance of Debtor (other than self-insurance) with respect to such Damages. Nothing contained herein shall require Debtor to indemnify Bank for any Damages resulting from Bank’s gross negligence or its willful misconduct. The indemnity provided for herein shall survive payment of the Obligations and shall extend to the officers, directors, employees and duly authorized agents of Bank. In the event Bank incurs any Damages arising out of or in any way relating to the transaction contemplated by the Loan Documents (including any of the matters referred to in this section), the amounts of such Damages shall be added to the Obligations, shall bear interest, to the extent permitted by law, at the interest rate borne by the Obligations from the date incurred until paid and shall be payable on demand.

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MISCELLANEOUS. (i) Amendments and Waivers. No waiver, amendment or modification of any provision of this Security Agreement shall be valid unless in writing and signed by Debtor and an officer of Bank. No waiver by Bank of any Default shall operate as a waiver of any other Default or of the same Default on a future occasion. (ii) Assignment. All rights of Bank hereunder are freely assignable, in whole or in part, and shall inure to the benefit of and be enforceable by Bank, its successors, assigns and affiliates. Debtor shall not assign its rights and interest hereunder without the prior written consent of Bank, and any attempt by Debtor to assign without Bank’s prior written consent is null and void. Any assignment shall not release Debtor from the Obligations. This Security Agreement shall be binding upon Debtor, and the heirs, personal representatives, successors, and assigns of Debtor. (iii) Applicable Law; Conflict Between Documents. This Security Agreement shall be governed by and construed under the law of the jurisdiction named in the address of the Bank shown on the first page hereof without regard to that Jurisdiction’s conflict of laws principles, except to the extent that the UCC requires the application of the law of a different jurisdiction. If any terms of this Security Agreement conflict with the terms of any commitment letter or loan proposal, the terms of this Security Agreement shall control. (iv) Jurisdiction. Debtor irrevocably agrees to non-exclusive personal jurisdiction in the state identified as the Jurisdiction above. (v) Severability. If any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. (vi) Notices. Any notices to Debtor shall be sufficiently given, if in writing and mailed or delivered to the address of Debtor shown above or such other address as provided hereunder; and to Bank, if in writing and mailed or delivered to Wachovia Bank, National Association, Mail Code VA7628, P. O. Box 13327, Roanoke, VA 24040 or Wachovia Bank, National Association, Mail Code VA7628, 10 South Jefferson Street, Roanoke, VA 24011 or such other address as Bank may specify in writing from time to time. Notices to Bank must include the mail code. In the event that Debtor changes Debtor’s mailing address at any time prior to the date the Obligations are paid in full, Debtor agrees to promptly give written notice of said change of address by registered or certified mail, return receipt requested, all charges prepaid. (vii) Captions. The captions contained herein are inserted for convenience only and shall not affect the meaning or interpretation of this Security Agreement or any provision hereof. The use of the plural shall also mean the singular, and vice versa. (viii) Joint and Several Liability. If more than one party has signed this Security Agreement, such parties are jointly and severally obligated hereunder. (ix) Binding Contract. Debtor by execution and Bank by acceptance of this Security Agreement, agree that each party is bound by all terms and provisions of this Security Agreement. (xii) Final Agreement. This Agreement and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

DEFINITIONS. Loan Documents. The term “Loan Documents” refers to all documents, including this Agreement, whether now or hereafter existing, executed in connection with or related to the Obligations, and may include, without limitation and whether executed by Debtor or others, commitment letters that survive closing, loan agreements, promissory notes, guaranty agreements, deposit or other similar agreements, other security agreements, letters of credit and applications for letters of credit, security instruments, financing statements, mortgage instruments, any renewals or modifications, whenever any of the foregoing are executed, but does not include swap agreements (as defined in 11 U.S.C. § 101, as in effect from time to time). UCC. “UCC” means the Uniform Commercial Code as presently and hereafter enacted in the Jurisdiction. Terms defined in the UCC. Any term used in this Agreement and in any financing statement filed in connection herewith which is defined in the UCC and not otherwise defined in this Agreement or any other Loan Document has the meaning given to the term in the UCC.

IN WITNESS WHEREOF, Debtor, on the day and year first written above, has caused this Security Agreement to be duly executed under seal.

Smart Online, Inc.

By:	/s/ Nicholas A. Sinigaglia	(SEAL)
Nicholas A. Sinigaglia, Chief Financial Officer

Tracking: 201318
CAT-Deal #794013 Facility ID 588018

6

Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO RULE
13a -14(a) AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, David Colburn, certify that:

1.	I have reviewed this quarterly report on Form 10-Q for the quarter ended September 30, 2007 of Smart Online, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c)
Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5.
The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: November 14, 2007	By:/s/ David Colburn David Colburn Principal Executive Officer

Exhibit 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO RULE
13a -14(a) AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF
2002

I, Nicholas Sinigaglia, certify that:

1.	I have reviewed this quarterly report on Form 10-Q for the quarter ended September 30, 2007 of Smart Online, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c)
Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5.
The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: November 14, 2007	By:/s/ Nicholas Sinigaglia Nicholas Sinigaglia Principal Financial Officer and Principal Accounting Officer

Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO 18
U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT
OF 2002

In connection with the Quarterly Report of Smart Online, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, David Colburn, Principal Executive Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David Colburn
David Colburn
Principal Executive Officer
November 14, 2007

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18
U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT
OF 2002

In connection with the Quarterly Report of Smart Online, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Nicholas Sinigaglia, Principal Financial Officer and Principal Accounting Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Nicholas Sinigaglia
Nicholas Sinigaglia
Principal Financial Officer and Principal Accounting Officer
November14, 2007

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.